Exhibit 10.1

AK STEEL CORPORATION,

as Borrower

LOAN AND SECURITY AGREEMENT

Dated as of February 20, 2007

$850,000,000

CERTAIN FINANCIAL INSTITUTIONS,

as Lenders

and

BANK OF AMERICA, N.A.,

as Administrative and Collateral Agent,

and

WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL),
as Syndication Agent,

and

GENERAL ELECTRIC CAPITAL CORPORATION,
JPMORGAN CHASE BANK, N.A.

and

FIFTH THIRD BANK,
as Co-Documentation Agents,

and

BANC OF AMERICA SECURITIES LLC,

As Sole Lead Arranger and Sole Book Manager

i

SECTION 6.	CONDITIONS PRECEDENT	41
6.1.	Conditions Precedent to Initial Loans	41
6.2.	Conditions Precedent to All Credit Extensions	42
6.3.	Limited Waiver of Conditions Precedent	43

SECTION 7.	COLLATERAL	43
7.1.	Grant of Security Interest	43
7.2.	Lien on Deposit Accounts; Cash Collateral	43
7.3.	[Reserved]	44
7.4.	Other Collateral	44
7.5.	No Assumption of Liability	44
7.6.	Further Assurances	44

SECTION 8.	COLLATERAL ADMINISTRATION	44
8.1.	Borrowing Base Certificates	44
8.2.	Administration of Accounts	45
8.3.	Administration of Inventory	45
8.4.	[Reserved]	46
8.5.	Administration of Deposit Accounts	46
8.6.	General Provisions	46
8.7.	Power of Attorney	47

SECTION 9.	REPRESENTATIONS AND WARRANTIES	48
9.1.	General Representations and Warranties	48
9.2.	Complete Disclosure	52

SECTION 10.	COVENANTS AND CONTINUING AGREEMENTS	52
10.1.	Affirmative Covenants	52
10.2.	Negative Covenants	55
10.3.	Minimum Fixed Charge Coverage Ratio	61

SECTION 11.	EVENTS OF DEFAULT; REMEDIES ON DEFAULT	61
11.1.	Events of Default	61
11.2.	Remedies upon Default	62
11.3.	License	63
11.4.	Setoff	63
11.5.	Remedies Cumulative; No Waiver	63

SECTION 12.	AGENT	64
12.1.	Appointment, Authority and Duties of Agent	64
12.2.	Agreements Regarding Collateral and Field Examination Reports	65
12.3.	Reliance By Agent	65
12.4.	Action Upon Default	65
12.5.	Ratable Sharing	66
12.6.	Indemnification of Agent Indemnitees	66
12.7.	Limitation on Responsibilities of Agent	66
12.8.	Successor Agent and Co-Agents	67
12.9.	Due Diligence and Non-Reliance	67
12.10.	Replacement of Certain Lenders	67
12.11.	Remittance of Payments and Collections	68
12.12.	Agent in its Individual Capacity	68
ii

12.13.	Agent Titles	69
12.14.	No Third Party Beneficiaries	69

SECTION 13.	BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS	69
13.1.	Successors and Assigns	69
13.2.	Participants	69
13.3.	Assignments	70

SECTION 14.	MISCELLANEOUS	70
14.1.	Consents, Amendments and Waivers	70
14.2.	Indemnity	71
14.3.	Notices and Communications	71
14.4.	Performance of Borrower’s Obligations	72
14.5.	Credit Inquiries	72
14.6.	Severability	72
14.7.	Cumulative Effect; Conflict of Terms	72
14.8.	Counterparts	72
14.9.	Entire Agreement	72
14.10.	Obligations of Lenders	72
14.11.	Confidentiality	73
14.12.	Certifications Regarding Indentures	73
14.13.	GOVERNING LAW	74
14.14.	Consent to Forum	74
14.15.	Waivers by Borrower	74
14.16.	Patriot Act Notice	74

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Revolver Note
Exhibit B	Notice of Borrowing
Exhibit C	Assignment and Acceptance
Exhibit D	Assignment Notice
Exhibit E-1	New Lender Supplement
Exhibit E-2	Increased Commitment Agreement

Schedule 1.1	Commitments of Lenders
Schedule 2.3.4	Outstanding Letters of Credit
Schedule 8.5	Deposit Accounts
Schedule 8.6.1	Business Locations
Schedule 9.1.4	Names and Capital Structure
Schedule 9.1.5	Former Names and Companies
Schedule 9.1.12	Patents, Trademarks, Copyrights and Licenses
Schedule 9.1.15	Environmental Matters
Schedule 9.1.16	Restrictive Agreements
Schedule 9.1.17	Litigation
Schedule 9.1.19	Pension Plans
Schedule 9.1.21	Labor Contracts
Schedule 10.2.1	Existing Debt
Schedule 10.2.2	Existing Liens
Schedule 10.2.5	Existing Investments
iii

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is dated as of February 20, 2007, among AK STEEL CORPORATION, a Delaware corporation (“Borrower”), the financial institutions party to this Agreement from time to time as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (“Agent”).

R E C I T A L S:

Borrower has requested that Lenders provide a credit facility to Borrower to finance its business enterprise.  Lenders are willing to provide the credit facility on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

SECTION 1.  DEFINITIONS; RULES OF CONSTRUCTION

    1.1. Definitions.  As used herein, the following terms have the meanings set forth below:

Account:  as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.

Account Debtor:  a Person who is obligated under an Account, Chattel Paper or General Intangible.

Accounts Formula Amount:  85% of the Value of Eligible Accounts.

Accounts Reserve:  reserves reasonably established by Agent in its Credit Judgment upon two (2) Business Days’ prior notice to Borrower (including telephonic or electronic notice promptly confirmed by written notice) to reflect factors arising or becoming known to Agent after the Closing Date that negatively impact the Value of Accounts, including with respect to dilution.

Affiliate:  with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have correlative meanings.

Agent Indemnitees:  Agent and its officers, directors, employees, Affiliates, agents and attorneys.

Agent Professionals:  attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.

Anti-Terrorism Laws:  any laws relating to terrorism or money laundering, including the Patriot Act.

Applicable Law:  all laws, rules and regulations applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law and common law, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

Applicable Margin:  with respect to any Type of Loan, the margin set forth below, as determined by average daily Availability as set forth below:

Level	Availability	Base Rate Revolver Loans	LIBOR Revolver Loans
I	< $225,000,000	0.75%	1.75%
II	> $225,000,000 < $450,000,000	0.50%	1.50%
III	> $450,000,000 < $650,000,000	0.25%	1.25%
IV	> $650,000,000	0.00%	1.00%

Until July 1, 2007, margins shall be determined as if Level IV were applicable.  On such date and thereafter, the margins shall be subject to increase or decrease upon Agent’s determination of average daily Availability over the most recently ended Fiscal Quarter, which change shall be effective on the first day of the new Fiscal Quarter.

Approved Fund:  any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in extensions of credit in its ordinary course of business and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.

Asset Disposition:  a sale, lease, license, consignment, transfer or other disposition of Property of an Obligor, including a disposition of Property in connection with a sale-leaseback transaction or synthetic lease.

Assignment and Acceptance:  an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit C.

Availability:  the Borrowing Base, minus the principal balance of all Revolver Loans.  For purposes of determining Availability in connection with the delivery of any Notice of Borrowing or LC Request, (i) all Reserves established by Agent following the Closing Date shall be deducted in calculating the Borrowing Base, regardless of whether any required notice periods for the implementation thereof have expired and (ii) all Accounts and Inventory rendered ineligible as a result of criteria established by Agent following the Closing Date shall be excluded from the Borrowing Base, regardless of whether any required notice periods for the effectiveness of such criteria have expired.

Availability Reserve:  the sum (without duplication) of (a) the Rent and Charges Reserve; (b) the LC Reserve; (c) the Existing Senior Notes Reserve (except in connection with a Borrowing of Loans for the purpose of fully redeeming, fully defeasing or otherwise repaying in full the Existing Senior Notes subject to such Reserve); (d) the aggregate amount of liabilities secured by Liens upon Collateral that are senior to Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); and (e) such additional reserves, in such amounts and with respect to such matters, as Agent in its Credit Judgment may elect to impose from time to time upon two (2) Business Days’ prior notice to the Borrower (including telephonic or electronic notice promptly confirmed by written notice); provided however, that the amount of any Availability Reserve established under this clause (e) shall (i) bear a reasonable relationship to the issue giving rise to the implementation thereof and (ii) not be duplicative of other reserves or adjustments used in calculating the Borrowing Base.

Bank of America:  Bank of America, N.A., a national banking association, and its successors and assigns.

Bank of America Indemnitees:  Bank of America and its officers, directors, employees, Affiliates, agents and attorneys.

Bank Product:  any of the following products, services or facilities extended to Borrower or any Subsidiary by any Lender or any of its Affiliates:  (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card and merchant card services; and (d) leases and other banking products or services as may be requested by Borrower or any Subsidiary, other than Letters of Credit; provided, however, that (i) for any of the foregoing to be included as an “Obligation” for purposes of a distribution under Section 5.6.1, the applicable Secured Party must have previously provided written notice to Agent and the Borrower of (A) the existence of such Bank Product, (B) the maximum dollar amount of obligations arising thereunder to be included as a Bank Product Reserve (“Bank Product Amount”), and (C) the methodology to be used by such parties in determining the Bank Product Debt owing from time to time and (ii) the calculation of outstanding amounts under Hedging Agreements shall be based on the mark-to-market exposure under such Hedging Agreements.  The Bank Product Amount may be changed from time to time upon written notice to Agent and the Borrower by the Secured Party.

Bank Product Amount:  as defined in the definition of Bank Product.

Bank Product Debt:  Debt and other obligations of an Obligor relating to Bank Products.

Bank Product Reserve:  the aggregate amount of reserves established by Agent from time to time in its discretion in respect of Bank Product Debt.

Bankruptcy Code:  Title 11 of the United States Code.

Base Rate:  the rate of interest publicly announced by Bank of America from time to time as its prime rate.  Such rate is a rate set by Bank of America based upon various factors including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate.  Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

Base Rate Loan:  any Loan that bears interest based on the Base Rate.

Base Rate Revolver Loan:  a Revolver Loan that bears interest based on the Base Rate.

Board of Governors:  the Board of Governors of the Federal Reserve System.

Borrowed Money:  with respect to any Obligor, without duplication, its (a) Debt that (i) arises from the lending of money by any Person to such Obligor, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), or (iv) was issued or assumed as full or partial payment for Property; (b) Capital Leases; (c) reimbursement obligations with respect to letters of credit; and (d) guaranties of any Debt of the foregoing types owing by another Person.

Borrowing:  a group of Loans of one Type that are made on the same day or are converted into Loans of one Type on the same day.

Borrowing Base:  on any date of determination, an amount equal to the lesser of (a) the aggregate amount of Revolver Commitments, minus the Availability Reserve; and (b) the sum of the Accounts Formula Amount minus the Accounts Reserve, plus the Inventory Formula Amount minus the Inventory Reserve, minus the Availability Reserve, minus the Bank Product Reserve.

Borrowing Base Certificate:  a certificate, in form and substance reasonably satisfactory to Agent, by which Borrower certifies calculation of the Borrowing Base.

Business Day:  any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, North Carolina and New York, and if such day relates to a LIBOR Loan, any such day on which dealings in Dollar deposits are conducted between banks in the London interbank Eurodollar market.

Capital Expenditures:  all liabilities incurred, expenditures made or payments due (whether or not made) by Borrower or any Subsidiary for the acquisition of any fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year, including the principal portion of Capital Leases.

Capital Lease:  any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

Cash Collateral:  cash, and any interest or other income earned thereon, that is delivered to Agent to Cash Collateralize any Obligations.

Cash Collateral Account:  a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its reasonable discretion, which account shall be subject to Agent’s Liens for the benefit of Secured Parties.

Cash Collateralize:  the delivery of cash to Agent, as security for the payment of Obligations, in an amount equal to (a) with respect to LC Obligations, 102% of the aggregate LC Obligations, and (b) with respect to any inchoate, contingent or other Obligations (including Obligations arising under Bank Products, but excluding indemnification obligations which are either contingent or inchoate to the extent no claims giving rise thereto have been asserted), Agent’s good faith estimate of the amount due or to become due, including all fees and other amounts relating to such Obligations.  “Cash Collateralization” has a correlative meaning.

Cash Equivalents:  (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank meeting the qualifications specified in clause (b); (d) commercial paper rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P.

Cash Management Services:  any services provided from time to time by any Lender or any of its Affiliates to Borrower or any Subsidiary in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automatic clearinghouse, controlled disbursement, depository, electronic funds transfer, information reporting, lockbox, stop payment, overdraft and/or wire transfer services.

CERCLA:  the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

Change in Law:  the occurrence, after the date hereof, of (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

Change of Control:  any of the following:  (i) any Person, either individually or acting in concert with one or more other Persons, shall have acquired beneficial ownership (provided that a Person shall not be deemed to be the beneficial owner of shares tendered pursuant to a tender offer made by that Person or its Affiliate until the tendered shares are accepted for purchase), directly or indirectly, of Equity Interests of Holdings (or other Equity Interests convertible into such Equity Interests) representing 40% or more of the combined voting power of all Equity Interests of Holdings entitled to vote in the election of members of the board of directors or other governing body of Holdings or Borrower, (ii) the occurrence of a change in the composition of the board of directors or other governing body of Holdings or Borrower such that a majority of the members of any such board of directors or other governing body are not Continuing Members, (iii) the failure at any time of Holdings legally and beneficially to own and control 100% of the issued and outstanding shares of capital stock of Borrower or the failure at any time of Holdings to have the ability to elect all of the board of directors or other governing body of Borrower, and (iv) the occurrence of any “Change in Control” as defined in any of the indentures for the Existing Senior Notes.  As used herein, the term “beneficially own” or “beneficial ownership” shall have the meaning set forth in the Exchange Act and the rules and regulations promulgated thereunder.

Claims:  all liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations, resignation or replacement of Agent, or replacement of any Lender) incurred by or asserted against any Indemnitee in any way relating to (a) any Loans, Letters of Credit, Loan Documents, or the use thereof or transactions relating thereto, (b) any action taken or omitted to be taken by any Indemnitee in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

Closing Date:  as defined in Section 6.1.

Code:  the Internal Revenue Code of 1986, as amended from time to time.

Collateral:  all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations.

Commitment:  for any Lender, the aggregate amount of such Lender’s Revolver Commitment.  “Commitments” means the aggregate amount of all Revolver Commitments.

Commitment Termination Date:  the earliest to occur of (a) the Revolver Termination Date; (b) the date on which Borrower terminates the Revolver Commitments pursuant to Section 2.1.4; or (c) the date on which the Revolver Commitments are terminated pursuant to Section 11.2.

Compliance Certificate:  a certificate, in form and substance reasonably satisfactory to Agent, by which Borrower certifies compliance with Sections 10.2.3 and 10.3 and calculates the applicable Level for the Applicable Margin.

Concentration Account:  means account number 4110350675 held by the Borrower at PNC Bank, N.A. and any replacement concentration account thereof.

Consolidated Net Asset Value:  on any date, the excess of (i) the aggregate book value of the assets of Holdings, Borrower and Subsidiaries, determined on a consolidated basis in accordance with GAAP, over (ii) the sum of (x) the aggregate book value of the liabilities of Holdings, Borrower and Subsidiaries, determined on a consolidated basis in accordance with GAAP, (y) the aggregate value of off-balance-sheet liabilities of Holdings, Borrower and Subsidiaries, and (z) the aggregate Synthetic Lease Obligations of Holdings, Borrower and Subsidiaries.

Contingent Obligation:  any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof.  The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

Continuing Members:  with respect to the board of directors or other governing body of a Person on any date of determination, the persons who were members of such board of directors or other governing body on the Closing Date, together with each person who, on the date of determination, is a member of such board of directors or other governing body whose nomination for election to such board of directors or other governing body was recommended by a majority of the persons who were Continuing Members of such board of directors or other governing body at the time of such nomination.

Copyright Security Agreement:  each copyright security agreement pursuant to which Borrower grants to Agent, for the benefit of the Secured Parties, a lien on Borrower’s interests in copyrights, as security for the Obligations.

Credit Judgment:  Agent’s judgment exercised in good faith and in accordance with its customary practices for similar asset-based transactions, based upon its consideration of any factor that it reasonably believes (a) could reasonably be expected to adversely affect the quantity, quality, mix or value of Collateral (including any Applicable Law that may inhibit collection of an Account), the enforceability or priority of Agent’s Liens, or the amount that Agent and Lenders could receive in liquidation of any Collateral; (b) reasonably suggests that any collateral report or financial information delivered by any Obligor is incomplete, inaccurate or misleading in any material respect; (c) materially increases the likelihood of any Insolvency Proceeding involving an Obligor; or (d) creates or could reasonably be expected to result in a Default or Event of Default.  In exercising such judgment, Agent may consider any factors that could reasonably be expected to increase the credit risk of lending to Borrower on the security of the Collateral.

CWA:  the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

Debt:  as applied to any Person, without duplication, (a) all items that would be included as liabilities on a balance sheet in accordance with GAAP, including Capital Leases, but excluding trade payables incurred and being paid in the Ordinary Course of Business; (b) all Contingent Obligations;

(c) all reimbursement obligations in connection with letters of credit issued for the account of such Person; and (d) in the case of Borrower, the Obligations.  The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer.

Default:  an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Default Rate:  for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate otherwise applicable thereto.

Deposit Account Control Agreements:  the Deposit Account control agreements to be executed by each institution maintaining a Deposit Account for Borrower, in favor of Agent, for the benefit of Secured Parties, as security for the Obligations.

Documents:  as defined in the UCC.

Domestic Subsidiary:  any Subsidiary that is incorporated or organized under the laws of the United States of America, any state thereof or in the District of Columbia.

Dominion Account:  a special account established by Borrower at Bank of America or another bank acceptable to Agent, over which Agent shall have exclusive control for withdrawal purposes during a Dominion Period.

Dominion Period:  any time that either (i) an Event of Default has occurred and is continuing or (ii) Availability is less than $125,000,000 and until Availability exceeds $125,000,000 for 60 consecutive days.

Dilution Percent:  the percent, determined for Borrower’s most recent Fiscal Quarter, equal to (a) bad debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to Accounts, divided by (b) gross sales.

Distribution:  any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); any distribution, advance or repayment of Debt to a holder of Equity Interests; or any purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

Dollars:  lawful money of the United States.

EBITDA:  determined on a consolidated basis for Holdings, Borrower and Subsidiaries in conformity with GAAP, the sum, without duplication, of net income, calculated before interest expense, provision for income taxes, depreciation and amortization expense, losses arising from the sale of capital assets, other non-cash extraordinary losses and charges deducted in the calculation of net income (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period) and all non-cash corridor charges associated with pensions and other post-retirement benefit obligations (in each case, only to the extent included in determining net income), less non-cash gains included in the calculation of net income (other than any such non-cash item to the extent that it will result in the receipt of cash payments within 12 months after the date on which it was accrued), gains arising from the sale of capital assets, gains arising from the write-up of assets, any extraordinary gains and all non-cash corridor gains associated with pensions and other post-retirement benefit obligations (in each case, only to the extent included in determining net income).

Eligible Account:  an Account owing to Borrower that arises in the Ordinary Course of Business from the sale of goods and is payable in Dollars; provided that, no Account shall be an Eligible Account if (a) it is more than 60 days past due, or it is unpaid for more than 90 days after the original invoice date;

(b) 50% or more of the Accounts owing by the Account Debtor are not Eligible Accounts under the foregoing clause; (c) when aggregated with other Accounts owing by the Account Debtor, it exceeds 20% of the aggregate Eligible Accounts (or such higher percentage as Agent may establish for the Account Debtor from time to time), but only to the extent of such excess; (d) it does not conform with a covenant or representation herein with respect to such Account; (e) it is owing by a creditor or supplier, or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof); (f) an Insolvency Proceeding has been commenced by or against the Account Debtor; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, or is not Solvent, unless (i) such Account Debtor (A) is a debtor-in-possession in a case then pending under chapter 11 of the Bankruptcy Code, (B) has established debtor-in-possession financing satisfactory to the Agent in its sole discretion and (C) otherwise satisfies each of the requirements set forth in this definition of Eligible Account and (ii) such Account was incurred post-petition; (g) the Account Debtor is organized or has its principal offices or assets outside the United States or Canada, unless such Account is supported by a letter of credit on terms acceptable to the Agent, in its discretion exercised in a commercially reasonable manner and (i) such letter of credit names the Agent as beneficiary for the benefit of the Secured Parties or (ii) the issuer of such letter of credit has consented to the assignment of the proceeds thereof to the Agent; (h) it is owing by a Government Authority, unless the Account Debtor is the United States or any department, agency or instrumentality thereof and the Account has been assigned to Agent in compliance with the Assignment of Claims Act; (i) it is not subject to a duly perfected, first priority Lien in favor of Agent, or is subject to any other Lien (other than non-consensual Permitted Liens arising by operation of law which are junior to the Agent’s Lien) unless an appropriate Reserve has been established in Agent’s sole discretion; (j) the goods giving rise to it have not been delivered to and accepted by the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale; (k) it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; (l) its payment has been extended, the Account Debtor has made a partial payment, or it arises from a sale on a cash-on-delivery basis; (m) it arises from a sale to an Affiliate, or from a sale on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment, or other repurchase or return basis; (n) it represents a progress billing or retainage; (o) it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof; (p) it arises from a retail sale to a Person who is purchasing for personal, family or household purposes.  In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 90 days old will be excluded; or (q) it is an Account which Agent has (i) determined in its Credit Judgment is unacceptable for inclusion in the Borrowing Base and (ii) provided at least two (2) Business Days’ prior notice to Borrower (including telephonic or electronic notice promptly confirmed in writing) of such determination.

Eligible Assignee:  a Person that is (a) a Lender, U.S.-based Affiliate of a Lender or Approved Fund; (b) any other financial institution approved by Agent and Borrower (which approval by Borrower shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within two Business Days after written notice of the proposed assignment), that is organized under the laws of the United States or any state or district thereof, has total assets in excess of $5 billion, extends asset-based lending facilities in its ordinary course of business and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of the Code or any other Applicable Law; and (c) during a Specific Event of Default, any Person acceptable to Agent in its discretion.

Eligible In-Transit Inventory:  Inventory owned by Borrower that would be Eligible Inventory if it were not subject to a Document and in transit from a location (foreign or otherwise) of a vendor to a location of Borrower within the United States, or from a location of Borrower (foreign or otherwise) to a location of Borrower within the United States, and that Agent, in its Credit Judgment, deems to be Eligible In-Transit Inventory.  Without limiting the foregoing, no Inventory shall be Eligible In-Transit Inventory unless (a) it is subject to a negotiable Document showing Agent (or, with the consent of Agent, Borrower) as consignee, which Document is in the possession of Agent or such other Person as Agent shall approve; (b) it is fully insured in a manner reasonably satisfactory to Agent; (c) it is being handled by a customs broker, freight-forwarder or other handler that has delivered a Lien Waiver; and (d) if it is Inventory in transit from a vendor to Borrower, (i) has been identified to the applicable sales contract and title has passed to Borrower; (ii) is not sold by a vendor that has a right to reclaim, divert shipment of, repossess, stop delivery, claim any reservation of title or otherwise assert Lien rights against the Inventory, or with respect to whom Borrower is in default of any obligations; (iii) is subject to purchase orders and other sale documentation reasonably satisfactory to Agent; and (iv) is shipped by a common carrier that is not affiliated with the vendor.

Eligible Inventory:  Inventory owned by Borrower; provided that, no Inventory shall be Eligible Inventory unless it (a) is finished goods, work-in-process or raw materials, and not packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies; (b) is not held on consignment or approval or subject to any deposit or down payment; (c) is in new and saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale; (d) is not slow-moving, obsolete or unmerchantable, and does not constitute returned or repossessed goods; (e) meets all standards imposed by any Governmental Authority; (f) conforms with the covenants and representations herein; (g) is subject to Agent’s duly perfected, first priority Lien, and no other Lien (other than non-consensual Permitted Liens arising by operation of law which are junior to the Agent’s Lien) unless an appropriate Reserve has been established in Agent’s sole discretion; (h) is within the continental United States or Canada, is not in transit (except Eligible In-Transit Inventory not to exceed $20,000,000 at any time outstanding), and is not consigned to any Person; (i) is not subject to any warehouse receipt or negotiable Document unless an appropriate Reserve has been established in Agent’s sole discretion; (j) is not subject to any License or other arrangement that restricts Borrower’s or Agent’s right to dispose of such Inventory, unless Agent has received an appropriate Lien Waiver; and (k) is not located on leased premises or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, unless the lessor or such Person has delivered a Lien Waiver or an appropriate Availability Reserve has been established in Agent’s sole discretion; provided further, Inventory shall not be Eligible Inventory if it is Inventory which Agent has (i) determined in its Credit Judgment is unacceptable for inclusion in the Borrowing Base and (ii) provided at least two (2) Business Days’ prior notice to Borrower (including telephonic or electronic notice promptly confirmed in writing) of such determination.

Enforcement Action:  any action to enforce any Obligations or Loan Documents or to realize upon any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, or otherwise).

Environmental Laws:  all Applicable Laws (including all permits issued by a Governmental Authority), relating to public health or the protection or pollution of the environment, including CERCLA, RCRA and CWA.

Environmental Notice:  a notice from any Governmental Authority or other Person of any alleged or threatened noncompliance with, investigation of, violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, including threatened releases.

Environmental Release:  a release as defined in CERCLA or under any other Environmental Law, including threatened releases.

Equity Interest:  the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest.

ERISA:  the Employee Retirement Income Security Act of 1974.

ERISA Affiliate:  any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

 ERISA Event:  (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041(c) or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the failure by any Obligor or ERISA Affiliate to meet any funding obligations with respect to any Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in a Lien; or (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan.

Event of Default:  as defined in Section 11.

Excluded Tax:  with respect to Agent, any Lender, Issuing Bank or any other recipient of a payment to be made by or on account of any Obligation, (a) taxes imposed on or measured by its overall net income (however determined) and franchise taxes imposed on it (in lieu of net income taxes), (i) by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, and (ii) as a result of a present or former connection between such recipient and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising from the recipient having executed, delivered, enforced, or performed its obligations or received a payment under this Agreement or any other Loan Document), and any branch profit taxes imposed by the United States or any similar tax imposed by any other Governmental Authority in any other jurisdiction in which the recipient is located; and (b) any withholding tax attributable to such Lender’s failure or inability (other than as a result of a Change in Law) to deliver a form that is required by Sections 5.10 or 5.11 and that claims complete exemption from such withholding tax, except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from Borrower with respect to such withholding tax.

Existing 166 Direct Loan: that certain State of Ohio 166 Direct Loan evidenced by the Ohio Department of Development Note due March 2015 in the principal amount outstanding as of the date hereof of $5,000,000.

Existing 1997 IRB Agreement:  that certain Loan Agreement, dated as of February 1, 1997, between the City of Rockport, Indiana, and Borrower, together with all documents, agreements, and instruments relating thereto, in each case as amended, modified, or supplemented through the Closing Date and from time to time thereafter to the extent permitted by Section 10.2.19.

Existing 1998 IRB Agreement:  that certain Loan Agreement, dated as of February 1, 1998, between the City of Rockport, Indiana, and Borrower, together with all documents, agreements, and instruments relating thereto, in each case as amended, modified, or supplemented through the Closing Date and from time to time thereafter to the extent permitted by Section 10.2.19.

Existing 1999 IRB Agreement:  that certain Loan Agreement, dated as of January 1, 1999, between the City of Rockport, Indiana, and Borrower, together with all documents, agreements, and instruments relating thereto, in each case as amended, modified, or supplemented through the Closing Date and from time to time thereafter to the extent permitted by Section 10.2.19.

Existing 2004 IRB Agreement:  that certain Loan Agreement, dated as of June 1, 2004, between the Ohio Air Quality Development Authority and Borrower, together with all documents, agreements, and instruments relating thereto, in each case as amended, modified, or supplemented through the Closing Date and from time to time thereafter to the extent permitted by Section 10.2.19.

Existing 2009 Senior Notes:  the 7 7/8% Senior Notes due 2009, issued pursuant to that certain Indenture, dated as of February 10, 1999, among Borrower, Holdings, Douglas Dynamics, L.L.C., and The Bank of New York, as successor to Fifth Third Bank, as trustee, together with all documents, agreements, and instruments relating thereto, in each case as amended, modified, or supplemented through the Closing Date and from time to time thereafter to the extent permitted by Section 10.2.19.

Existing 2009 Senior Notes Reserve:  a reserve equal to the aggregate amount necessary to fully defease the Existing 2009 Senior Notes, which reserve shall be established by Agent 90 days prior to the scheduled maturity date of the Existing 2009 Senior Notes and shall remain in place unless and until the Existing 2009 Senior Notes shall either (a) have been fully defeased in accordance with their terms or (b) have been refinanced with Refinancing Debt satisfying each Refinancing Condition.

Existing 2012 Senior Notes:  the 7 3/4% Senior Notes due 2012, issued pursuant to that certain Indenture, dated as of June 11, 2002, among Borrower, Holdings, Douglas Dynamics, L.L.C., and The Bank of New York, as successor to Fifth Third Bank, as trustee, together with all documents, agreements, and instruments relating thereto, in each case as amended, modified, or supplemented through the Closing Date and from time to time thereafter to the extent permitted by Section 10.2.19.

Existing 2012 Senior Notes Reserve:  a reserve equal to the aggregate amount necessary to fully defease the Existing 2012 Senior Notes, which reserve shall be established by Agent 90 days prior to the Revolver Termination Date and shall remain in place unless and until the Existing 2012 Senior Notes shall either (a) have been fully defeased in accordance with their terms or (b) have been refinanced with Refinancing Debt satisfying each Refinancing Condition.

Existing Butler County Bonds: the Butler County Industrial Development Authority Variable Rate Economic Development Revenue Bonds, 1996 Series A due June, 2020 with a principal amount outstanding on the Closing Date of $7,300,000.

Existing Gulf Coast Bonds: the Gulf Coast Waste Disposal Authority Variable Rate Refunding Bonds Series 1998, due December 2008 with a principal amount outstanding on the Closing Date of $12,140,000.

Existing IRB Agreements:  the Existing 1997 IRB Agreement, the Existing 1998 IRB Agreement, the Existing 1999 IRB Agreement, the Existing 2004 IRB Agreement, the Existing Gulf Coast Bonds, the Existing Butler County Bonds and the Existing Ohio Bonds, together with all documents, agreements, and instruments relating thereto, in each case as amended, modified, or supplemented through the Closing Date and from time to time thereafter to the extent permitted by Section 10.2.19.

Existing Ohio Bonds: the Ohio Air Quality Development Authority Variable Rate Demand Revenue Bonds, Series 2004A, due June 2024 with a principal amount outstanding on the Closing Date of $36,000,000 and the Ohio Air Quality Development Authority Taxable Variable Rate Demand Revenue Bonds, Series 2004B, due June 2024 with a principal amount outstanding on the Closing Date of $26,000,000.

Existing Senior Debt:  collectively, the Existing Senior Notes, the Existing IRB Agreements, the Existing 166 Direct Loan and the Existing Taxpayer Agreement.

Existing Senior Notes:  collectively, the Existing 2009 Senior Notes and the Existing 2012 Senior Notes.

Existing Senior Notes Reserve:  the sum of the Existing 2009 Senior Notes Reserve and the Existing 2012 Senior Notes Reserve.

Existing Taxpayer Agreement:  that certain Taxpayer Agreement, made as of May 1, 1997, by and between the Spencer County Redevelopment Commission and Borrower, together with all documents, agreements, and instruments relating thereto, in each case as amended, modified, or supplemented through the Closing Date and from time to time thereafter to the extent permitted by Section 10.2.19.

Extraordinary Expenses:  all reasonable and documented out-of-pocket costs, expenses or advances that Agent may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent’s Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; and (g) Protective Advances.  Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, reasonable and documented legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.  Extraordinary Expenses shall also include all reasonable and documented out-of-pocket legal fees that the Lenders may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor; provided that, in addition to all legal fees of counsel for the Agent, Extraordinary Expenses shall be limited to such legal fees of one law firm for all of the Lenders.

Fee Letter:  the fee letter agreement, dated as of January 12, 2007, between Agent, Banc of America Securities LLC and Borrower.

Fiscal Quarter:  each period of three months, commencing on the first day of a Fiscal Year.

Fiscal Year:  the fiscal year of Borrower and Subsidiaries for accounting and tax purposes, ending on December 31 of each year.

Fixed Charge Coverage Ratio:  the ratio, determined on a consolidated basis for Borrower and Subsidiaries for the most recent four Fiscal Quarters, of (a) EBITDA minus Capital Expenditures (except those financed with Borrowed Money other than Revolver Loans) to (b) Fixed Charges.

Fixed Charges:  the sum of interest expense payable in cash, scheduled principal payments made on Borrowed Money, federal, state, local and foreign income taxes paid in cash, all cash payments (to the extent not otherwise deducted in the calculation of EBITDA) in connection with pensions or other post-retirement benefit obligations and Distributions made.

FLSA:  the Fair Labor Standards Act of 1938.

Foreign Lender:  any Lender that is organized under the laws of a jurisdiction other than the laws of the United States, or any state or district thereof.

Foreign Plan:  any employee benefit plan or arrangement (a) maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or Subsidiary.

Foreign Subsidiary:  any Subsidiary that is not a Domestic Subsidiary.

Full Payment:  with respect to any Obligations, (a) the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); and (b) if such Obligations are LC Obligations or inchoate or contingent in nature (other than indemnification obligations which are either contingent or inchoate to the extent no claims giving rise thereto have been asserted), (i) Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Agent in its discretion, in the amount of required Cash Collateral) or (ii) the full termination thereof.  No Loans shall be deemed to have been paid in full until all Commitments related to such Loans have expired or been terminated.

GAAP:  generally accepted accounting principles in effect in the United States from time to time.

Governmental Approvals:  all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

Governmental Authority:  any federal, state, municipal, foreign or other governmental department, agency, commission, board, bureau, court, tribunal, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, regulatory or administrative functions for or pertaining to any government or court, in each case whether associated with the United States, a state, district or territory thereof, or a foreign entity or government.

Guarantors:  Holdings, any Material Subsidiary of the Borrower that executes and delivers a counterpart of the Guaranty on the Closing Date or from time to time thereafter, and each other Person who guarantees payment or performance of any Obligations; provided that, AKSR Investments, Inc. and AKS Receivables, LLC shall not be deemed a “Material Subsidiary” for a period of thirty (30) days following the Closing Date.

Guaranty:  each guaranty agreement executed by a Guarantor in favor of Agent.

Hedging Agreement:  an agreement relating to any swap, cap, floor, collar, option, forward, cross right or obligation, or combination thereof or similar transaction, with respect to interest rate, foreign exchange, currency, commodity, credit or equity risk.

Holdings:  AK Steel Holding Corporation, a Delaware corporation.

Immaterial Subsidiary:  any Subsidiary that (i) contributes less than 10% of EBITDA, (ii) holds less than 10% of Consolidated Net Asset Value, and (iii) does not have any assets included in Eligible Inventory or Eligible Accounts; provided that if (x) the aggregate EBITDA (calculated solely with respect to such Subsidiaries and not on a consolidated basis for Holdings, Borrower and Subsidiaries) of all Subsidiaries that, but for this proviso, would constitute Immaterial Subsidiaries exceeds 10% of EBITDA, then each such Subsidiary that, but for this proviso, would constitute an Immaterial Subsidiary shall be deemed to be a Material Subsidiary (such inclusion to be in order of those Subsidiaries that contribute the greatest percentage of EBITDA) only to the extent required for the aggregate EBITDA (calculated solely with respect to such Subsidiaries and not on a consolidated basis for Holdings, Borrower and Subsidiaries) of all Subsidiaries that would constitute Immaterial Subsidiaries, after giving effect to this proviso, to no longer exceed 10% of EBITDA or (y) the aggregate net asset value of all Subsidiaries that, but for this proviso, would constitute Immaterial Subsidiaries exceeds 10% of Consolidated Net Asset Value then each such Subsidiary that, but for this proviso, would constitute an Immaterial Subsidiary (such inclusion to be in order of those Subsidiaries that have the largest net asset value) shall be deemed to be a Material Subsidiary only to the extent required for the aggregate net asset value of all Subsidiaries that would constitute Immaterial Subsidiaries, after giving effect to this proviso, to no longer exceed 10% of Consolidated Net Asset Value.

Increasing Lenders:  as defined in Section 2.1.4(d).

Indemnified Taxes:  Taxes other than Excluded Taxes.

Indemnitees:  Agent Indemnitees, Lender Indemnitees, Issuing Bank Indemnitees and Bank of America Indemnitees.

Insolvency Proceeding:  any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other applicable insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

Intellectual Property:  all intellectual and similar Property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.

Intellectual Property Claim:  any claim or assertion (whether in writing, by suit or otherwise) that Borrower’s or Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.

Interest Period:  as defined in Section 3.1.3.

Inventory:  as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in Borrower’s business (but excluding Equipment).

Inventory Formula Amount:  the lesser of (i) 70% of the Value of Eligible Inventory; or (ii) 85% of the NOLV Percentage of the Value of Eligible Inventory.

Inventory Reserve:  reserves reasonably established by Agent in its Credit Judgment, upon two (2) Business Days’ prior notice to Borrower (including telephonic or electronic notice promptly confirmed by written notice) to reflect factors arising or becoming known to Agent after the Closing Date that may reasonably be expected to negatively impact the Value of Inventory, including change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns and vendor chargebacks.

Investment:  any acquisition of all or substantially all assets of a Person; any acquisition of record or beneficial ownership of any Equity Interests of a Person; or any advance, loan or capital contribution to or other investment in a Person; provided that, Capital Expenditures shall not in and of themselves constitute “Investments”.

IRS:  the United States Internal Revenue Service.

Issuing Bank:  Bank of America or an Affiliate of Bank of America or, solely for purposes of Outstanding Letters of Credit (and not for the purpose of any renewal thereof), the Lender or its Affiliate identified on Schedule 2.3.4 or any other Lender or Affiliate of a Lender that is acceptable to Agent and the Borrower.

Issuing Bank Indemnitees:  Issuing Bank and its officers, directors, employees, Affiliates, agents and attorneys.

LC Application:  an application by Borrower to Issuing Bank for issuance of a Letter of Credit, in form and substance reasonably satisfactory to Issuing Bank.

LC Conditions:  the following conditions necessary for issuance of a Letter of Credit:  (a) each of the conditions set forth in Section 6; (b) after giving effect to such issuance, total LC Obligations do not exceed the Letter of Credit Subline, no Overadvance exists and, if no Revolver Loans are outstanding, the LC Obligations do not exceed the Borrowing Base (without giving effect to the LC Reserve for purposes of this calculation); (c) the expiration date of such Letter of Credit is (i) no more than 365 days from issuance, in the case of standby Letters of Credit; provided that, standby Letters of Credit may provide for automatic renewal for successive periods of 365 days unless the Issuing Bank elects not to extend, (ii) no more than 120 days from issuance, in the case of documentary Letters of Credit, and (iii) at least 20 Business Days prior to the Revolver Termination Date (unless Cash Collateralized at least ninety (90) days prior to the Revolver Termination Date); (d) the Letter of Credit and payments thereunder are denominated in Dollars; and (e) the form of the proposed Letter of Credit is reasonably satisfactory to Agent and Issuing Bank in their reasonable discretion.

LC Documents:  all documents, instruments and agreements (including LC Requests and LC Applications) delivered by Borrower or any other Person to Issuing Bank or Agent in connection with issuance, amendment or renewal of, or payment under, any Letter of Credit.

LC Obligations:  the sum (without duplication) of (a) all amounts owing by Borrower for any drawings under Letters of Credit; (b) the stated amount of all outstanding Letters of Credit; and (c) all reasonable fees and other amounts owing with respect to Letters of Credit.

LC Request:  a request for issuance of a Letter of Credit, to be provided by Borrower to Issuing Bank, in form reasonably satisfactory to Agent and Issuing Bank.

LC Reserve:  the aggregate of all LC Obligations, other than (a) those that have been Cash Collateralized; and (b) if no Default or Event of Default exists, those constituting charges owing to the Issuing Bank.

Lender Indemnitees:  Lenders and their officers, directors, employees, Affiliates, agents and attorneys.

Lenders:  as defined in the preamble to this Agreement, including Agent in its capacity as a provider of Swingline Loans and any other Person who hereafter becomes a “Lender” pursuant to an Assignment and Acceptance.

Lending Office:  the office designated as such by the applicable Lender at the time it becomes party to this Agreement or thereafter by notice to Agent and Borrower.

Letter of Credit:  any standby or documentary letter of credit issued by Issuing Bank for the account of Borrower, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or Issuing Bank for the benefit of Borrower.

Letter of Credit Subline:  $300,000,000.

LIBOR:  for any Interest Period with respect to a LIBOR Loan, the per annum rate of interest (rounded upward, if necessary, to the nearest 1/32nd of 1%), determined by Agent at approximately 11:00 a.m. (London time) two Business Days prior to commencement of such Interest Period, for a term comparable to such Interest Period, equal to (a) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source designated by Agent); or (b) if BBA LIBOR is not available for any reason, the interest rate at which Dollar deposits in the approximate amount of the LIBOR Loan would be offered by Bank of America’s London branch to major banks in the London interbank Eurodollar market.  If the Board of Governors imposes a Reserve Percentage with respect to LIBOR deposits, then LIBOR shall be the foregoing rate, divided by 1 minus the Reserve Percentage.

LIBOR Loan:  each set of LIBOR Revolver Loans having a common length and commencement of Interest Period.

LIBOR Revolver Loan:  a Revolver Loan that bears interest based on LIBOR.

License:  any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

Licensor:  any Person from whom an Obligor obtains the right to use any Intellectual Property.

Lien:  any Person’s interest in Property securing an obligation owed to, or a claim by, such Person, whether such interest is based on common law, statute or contract, including liens, security interests, pledges, hypothecations, statutory trusts, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property.

Lien Waiver:  an agreement, in form and substance reasonably satisfactory to Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Agent, and agrees to deliver the Collateral to Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Agent upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, if any, the Licensor grants to Agent the right, vis-à-vis such Licensor, to enforce Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

Loan:  a Revolver Loan.

Loan Account:  the loan account established by each Lender on its books pursuant to Section 5.8.

Loan Documents:  this Agreement, Other Agreements and Security Documents.

Loan Year:  each calendar year commencing on the Closing Date and on each anniversary of the Closing Date.

Margin Stock:  as defined in Regulation U of the Board of Governors.

Material Adverse Effect:  the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, assets, liabilities (actual or contingent), results of operations, or financial condition of Borrower and its Subsidiaries taken as a whole, on the enforceability of any material provision of any Loan Document, or on the validity or priority of Agent’s Liens on any material portion of the Collateral; (b) impairs in any material respect the ability of any Obligor to perform any material obligations under the Loan Documents, including repayment of any Obligations; or (c) otherwise impairs in any material respect the ability of Agent or any Lender to enforce or collect any Obligations or to realize upon any Collateral.

Material Contract:  any agreement to which Borrower or any Subsidiary is party (other than the Loan Documents) (a) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; or (b) that relates to Subordinated Debt, Existing Senior Debt or Debt in an amount of $25,000,000 or more under any such agreement.

Material Subsidiary:  any Subsidiary of Holdings that is not an Immaterial Subsidiary.

Moody’s:  Moody’s Investors Service, Inc., and its successors.

Multiemployer Plan:  any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

Net Proceeds:  with respect to an Asset Disposition, proceeds (including, when received, any deferred or escrowed payments) received by Borrower or any Subsidiary in cash from such disposition, net of bona fide direct costs incurred in connection therewith, including (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions and fees of accountants, investment banks and consultants; (b) amounts applied to repayment of Debt secured by a Permitted Lien senior to Agent’s Liens on Collateral sold; (c) transfer, income or gains taxes; and (d) reserves for indemnities, until such reserves are no longer needed.

New Lender:  as defined in Section 2.1.4(d).

New Lender Supplement:  as defined in Section 2.1.4(d).

NOLV Percentage:  the net orderly liquidation value of Inventory, expressed as a percentage, expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent appraisal of Borrower’s Inventory performed by an appraiser and on terms reasonably satisfactory to Agent.

Notes:  each Revolver Note and other promissory note executed by Borrower to evidence any Obligations.

Notice of Borrowing:  a Notice of Borrowing to be provided by Borrower to request a Borrowing of Revolver Loans, in the form of Exhibit B.

Notice of Conversion/Continuation:  a Notice of Conversion/Continuation to be provided by Borrower to request a conversion or continuation of any Loans as LIBOR Loans, in form reasonably satisfactory to Agent.

Obligations:  all (a) principal of and premium, if any, on the Loans, (b) LC Obligations and other obligations of Obligors with respect to Letters of Credit, (c) interest, expenses, fees and other sums payable by Obligors under Loan Documents, (d) obligations of Obligors under any indemnity for Claims, (e) Extraordinary Expenses, (f) Bank Product Debt, and (g) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

Obligor:  Holdings, Borrower and each Guarantor or other Person that is liable for payment of any Obligations or that has granted a Lien in favor of Agent on its assets to secure any Obligations.

Ordinary Course of Business:  the ordinary course of business of Borrower or any Subsidiary, consistent with past practices and undertaken in good faith.

Organic Documents:  with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

OSHA:  the Occupational Safety and Hazard Act of 1970.

Other Agreement:  each Note; LC Document; Fee Letter; Lien Waiver; Borrowing Base Certificate; Compliance Certificate; Notice of Borrowing or financial statement or report delivered hereunder.

Other Taxes:  all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

Outstanding Letters of Credit: as defined in Section 2.3.4.

Overadvance:  as defined in Section 2.1.5.

Overadvance Loan:  a Base Rate Revolver Loan made when an Overadvance exists or is caused by the funding thereof.

Participant:  as defined in Section 13.2.

Patent Assignment:  each patent collateral assignment agreement pursuant to which Borrower assigns to Agent, for the benefit of Secured Parties, Borrower’s interests in its patents, as security for the Obligations.

Patriot Act:  the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Item:  each check, draft or other item of payment payable to Borrower, including those constituting proceeds of any Collateral.

PBGC:  the Pension Benefit Guaranty Corporation.

Pension Plan:  any employee pension benefit plan (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Section 412 of the Code or Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

Permitted Asset Disposition:  as long as no Default or Event of Default exists and all Net Proceeds (that consist of Collateral and to the extent that Loans are then outstanding) are remitted to Agent, an Asset Disposition that is (a) a sale or disposition of Cash Equivalents or Inventory in the Ordinary Course of Business; (b) a disposition of Inventory that is obsolete, unmerchantable or otherwise unsalable or replaced in the Ordinary Course of Business; (c) a termination of a lease of real or personal Property that is not necessary for the Ordinary Course of Business, where such termination could not reasonably be expected to have a Material Adverse Effect and does not result from an Obligor’s default; (d) a discount or other compromise for less than face value of notes or accounts receivable in the Ordinary Course of Business and consistent with past conduct; (e) a sale or disposal of capital stock of Borrower or any Subsidiary in order to qualify members of the board of directors or other governing body of such Subsidiary if required by Applicable Law; (f) assignments and licenses of intellectual property in the Ordinary Course of Business; (g) a sale to the Borrower or any Subsidiary to the extent permitted as an Investment herein; (h) transfers of property subject to condemnation, takings or casualty events; (i) the leasing, occupancy agreements or sub-leasing of property in the Ordinary Course of Business and which do not materially interfere with the business of Borrower or its Subsidiaries; (j) the sale or discount, in each case without recourse and in the Ordinary Course of Business, of overdue accounts receivable arising in the Ordinary Course of Business, to the extent that such overdue accounts receivable are not Eligible Accounts; (k) as long as no Default or Event of Default is continuing or would result therefrom, any other disposition for fair market value; provided, however, that with respect to any such sale, (i) at least 75% of the consideration received for such sale shall be cash and (ii) the aggregate consideration received shall not exceed $150,000,000 per Fiscal Year or $300,000,000 in the aggregate; or (l) approved in writing by Agent and Required Lenders.

Permitted Asset Investments:  the acquisition of assets (including Equity Interests and including Equity Interests of Subsidiaries formed in connection with any such acquisition) and the continuation of ownership of such assets after the acquisition thereof; provided that Borrower shall, and shall cause the Domestic Subsidiaries to, comply with the requirements of Section 10.1.9 with respect to each such acquisition that results in a Person becoming a Subsidiary; provided; further that neither Borrower nor any of Subsidiaries shall consummate (a) an acquisition of a going concern or line of business or (b) a transaction that results in a Person becoming a Subsidiary (such going concern, line of business or new Subsidiary, a “Subject Business”), unless:

(a) such Subject Business is in a line of business in which Borrower and Subsidiaries are permitted to engage hereunder;

(b) prior to the consummation of such transaction, the board of directors or other governing body of each Subject Business shall have recommended to the holders of the Equity Interests of such Subject Business that they vote in favor of approving such transaction (or that they tender their shares, in the case of a stock acquisition);

(c) if (A) the purchase price (including cash paid and debt incurred or assumed) for the Subject Business (when aggregated with the purchase price of all Subject Businesses acquired as part of the same transaction or series of related transactions) is more than $75,000,000 or (B) Availability is less than $400,000,000, determined on a pro forma basis after giving effect to the transaction (or series of related transactions), then, at least 10 Business Days prior to the consummation of such transaction (or the first material transaction in such series), Borrower shall have:

(1) given notice to Agent;

(2) delivered copies of all material agreements and other documents relating to such transaction to Agent;

(3) delivered audited historical financial statements prepared in accordance with GAAP (to the extent available; otherwise, unaudited historical financial statements (prepared in accordance with GAAP to Borrower’s knowledge) to the extent available; otherwise, such financial information as may be reasonably acceptable to Agent in the exercise of its Credit Judgment) of the Person to be acquired, prepared in reasonable detail, together with pro forma financial information, satisfactory to Agent (in the exercise of its Credit Judgment), and showing pro forma compliance with all covenants contained in this Agreement and the other Loan Documents as of the most recent Fiscal Quarter for which financial statements are available from Borrower and Subsidiaries and the Subject Business, treating the transaction (or series of related transactions) as though it had been consummated on the first day of the four-Fiscal Quarter period ended on the last day of such Fiscal Quarter; and

(4) given authorization to Agent to distribute copies of all such items to the Lenders;

(d) after giving pro forma effect to such transaction, Availability shall be at least $150,000,000;

(e) after giving pro form effect to such transaction, the Fixed Charge Coverage Ratio as of the most recently ended Fiscal Quarter is at least 1.00:1.00, and Borrower shall have delivered a certificate of an authorized officer of Borrower, reasonably satisfactory to Agent, to that effect; and

(f) both before and after giving pro forma effect to such transaction, Borrower shall be in compliance with all covenants contained in this Agreement and the other Loan Documents, and no Default or Event of Default shall exist and be continuing or result from such transaction.

Permitted Contingent Obligations:  Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Agreements permitted hereunder; (c) existing on the Closing Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (d) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (e) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted hereunder; (f) arising under the Loan Documents; (g) with respect to guaranties in respect of Debt permitted by Section 10.2.1; (h) constituting Investments permitted by this Agreement; and (i) all other Contingent Obligations not described in the foregoing items (a) through (h), but only to the extent the same do not exceed $25,000,000 in the aggregate at any one time outstanding.

Permitted Lien:  as defined in Section 10.2.2.

Permitted Purchase Money Debt:  Purchase Money Debt of Borrower and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount (when taken together with such Debt permitted under Section 10.2.1(f) hereof) does not exceed $125,000,000 at any time and its incurrence does not violate Section 10.2.3.

Person:  any individual, corporation, limited liability company, partnership, joint venture, joint stock company, land trust, business trust, unincorporated organization, Governmental Authority or other entity.

Plan:  any employee benefit plan (as such term is defined in Section 3(3) of ERISA) established by an Obligor or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, an ERISA Affiliate.

Pro Rata:  with respect to any Lender, a percentage (carried out to the ninth decimal place) determined (a) while Revolver Commitments are outstanding, by dividing the amount of such Lender’s Revolver Commitment by the aggregate amount of all Revolver Commitments; and (b) at any other time, by dividing the amount of such Lender’s Loans and LC Obligations by the aggregate amount of all outstanding Loans and LC Obligations.

Properly Contested:  with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not reasonably be expected to have a Material Adverse Effect; (e) no Lien is imposed on any Collateral of the Obligor, unless bonded and stayed to the satisfaction of Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

Property:  any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Protective Advances:  as defined in Section 2.1.6.

Purchase Money Debt:  (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets (including, without limitation, equipment and vehicles) or improvement thereof; (b) Debt (other than the Obligations) incurred within 10 days before or after acquisition of any fixed assets (including, without limitation, equipment and vehicles), for the purpose of financing any of the purchase price or for the improvement thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.

Purchase Money Lien:  a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt and constituting a Capital Lease or a purchase money security interest under the UCC.

RCRA:  the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).

Receivables:  all Accounts owned by the Borrower and all other rights, titles or interests that, in accordance with GAAP, would be included in receivables on its balance sheet (including any such Accounts and/or rights, titles or interests that might be characterized as Chattel Paper, Documents, Instruments or General Intangibles under the Uniform Commercial Code in effect in any jurisdiction), in each case arising from the sale, lease, exchange or other disposition of Inventory, and all of the Borrower’s rights to any goods, services or other property related to any of the foregoing (including returned or repossessed goods and unpaid seller’s rights of rescission, replevin, reclamation and rights to stoppage in transit), and all collateral security and supporting obligations of any kind given by any Person with respect to any of the foregoing.

Real Estate:  all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

Refinancing Conditions:  the following conditions for Refinancing Debt:  (a) it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced; (b) it has a final maturity no sooner than, a weighted average life no less than the Debt being extended, renewed or refinanced, and an interest rate no greater than prevailing interest rates at the time of such extension, renewal or refinancing, provided, that Refinancing Debt in respect of the Existing Senior Notes shall not amortize or mature prior to 6 months following the Revolver Termination Date; (c) it is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed or refinanced; (d) the terms and conditions taken as a whole are not materially less favorable to Borrower than those applicable to the Debt being extended, renewed or refinanced; (e) no additional Lien is granted to secure it; (f) no additional Person is obligated on such Debt; and (g) upon giving effect to it, no Default or Event of Default exists.

Refinancing Debt:  Borrowed Money that is the result of an extension, renewal or refinancing of Debt permitted under Section 10.2.1(b), (f), (j) or (n) or Debt evidenced by the Existing Senior Notes.

Reimbursement Date:  as defined in Section 2.3.2.

Rent and Charges Reserve:  the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Collateral or could assert a Lien on any Collateral; and (b) a reserve at least equal to three months rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver.

Report:  as defined in Section 12.2.3.

Reportable Event:  any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

Required Lenders:  Lenders (subject to Section 4.2) having (a) Revolver Commitments in excess of 50% of the aggregate Revolver Commitments; and (b) if the Revolver Commitments have terminated, Loans in excess of 50% of all outstanding Loans.

Reserve:  an Accounts Reserve, Availability Reserve or Inventory Reserve.

Reserve Percentage:  the reserve percentage (expressed as a decimal, rounded upward to the nearest 1/32nd of 1%) applicable to member banks under regulations issued from time to time by the Board of Governors for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).

Responding Lender:  as defined in Section 2.1.4(d).

Restricted Investment:  any Investment by Holdings, Borrower or a Subsidiary, other than (a) Investments in Subsidiaries to the extent existing on the Closing Date; (b) Investments described on Schedule 10.2.5; (c) Cash Equivalents; (d) loans and advances permitted under Section 10.2.7 (other than clause (d) thereof); (e) acquisitions of securities from account debtors in connection with the satisfaction or enforcement of Debt or claims due or owing to Borrower or any of Subsidiaries or as security for any such Debt or claim, in each case in the Ordinary Course of Business and consistent with past practice and so long as such securities are pledged to Agent for the benefit of the Lenders in accordance with the Loan Documents; (f) Investments in wholly-owned Domestic Subsidiaries that are Material Subsidiaries in an amount not to exceed $15,000,000 in the aggregate at any time outstanding; (g) Permitted Asset Investments by Borrower or any Material Subsidiary; (h) Investments in wholly-owned Foreign Subsidiaries; provided that the amount of all such Investments does not exceed $5,000,000 in the aggregate at any time outstanding; (i) Investments in wholly-owned Immaterial Subsidiaries; provided that the amount of all such Investments does not exceed $10,000,000 in the aggregate at any time outstanding; (j) acquisitions by Holdings of obligations of one or more officers or other employees of Borrower and Subsidiaries in connection with such officers’ or employees’ acquisition of shares of Holdings’ common stock, so long as no cash is actually advanced by Holdings or any of Subsidiaries to such officers or employees in connection with the acquisition of any such obligations, and so long as the incurrence of such obligations complies with Applicable Law; (k) the receipt and holding of promissory notes and other non-cash consideration received in connection with any Asset Disposition permitted by Section 10.2.6; (l) investments in the Borrower; (m) Investments in Hedging Agreements to the extent permitted under Section 10.2.15, (n) deposits, prepayments and other credits to suppliers made in the Ordinary Course of Business consistent with the past practices of Borrower and its Subsidiaries; (o) extensions of trade credit in the Ordinary Course of Business; (p) de minimis Investments made in Persons that are newly formed subsidiaries; (q) Investments made in the Ordinary Course of Business and resulting from pledges and deposits to the extent permitted under Section 10.2.2(r); (r) Permitted Contingent Obligations; (s) Investments of any Person in existence at the time such Person becomes a Subsidiary; provided that such Investment was not created in anticipation of such Person becoming a Subsidiary; (t) Investments (other than Investments in respect of Permitted Asset Investments) to the extent made with the proceeds of equity issuances by Holdings; and (u) other Investments so long as, after giving effect to any such Investment, Availability is at least $150,000,000.

Restrictive Agreement:  an agreement (other than a Loan Document) that conditions or materially restricts the right of Borrower or any other Obligor to incur or repay Borrowed Money, to grant Liens on any Collateral, to modify, extend or renew any agreement evidencing Borrowed Money, to repay any intercompany Debt or to declare or make Distributions.

Revolver Commitment:  for any Lender, its obligation to make Revolver Loans and to participate in LC Obligations up to the maximum principal amount shown on Schedule 1.1, or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party.  “Revolver Commitments” means the aggregate amount of such commitments of all Lenders.

Revolver Loan:  a loan made pursuant to Section 2.1, and any Swingline Loan, Overadvance Loan or Protective Advance.

Revolver Note:  a promissory note to be executed by Borrower in favor of a Lender in the form of Exhibit A, which shall be in the amount of such Lender’s Revolver Commitment and shall evidence the Revolver Loans made by such Lender.

Revolver Termination Date:  February 20, 2012.

Royalties:  all royalties, fees, expense reimbursement and other amounts payable by Borrower under a License.

S&P:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

Secured Parties:  Agent, Issuing Bank, Lenders and providers of Bank Products.

Security Documents:  this Agreement, the Guaranties, pledge agreements, security agreements, Patent Assignments, Trademark Security Agreements, Copyright Security Agreements, Deposit Account Control Agreements, and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

Senior Officer:  the chairman of the board, president, chief executive officer or chief financial officer of Borrower or, if the context requires, an Obligor.

Settlement Report:  a report delivered by Agent to Lenders summarizing the Revolver Loans and participations in LC Obligations outstanding as of a given settlement date, allocated to Lenders on a Pro Rata basis in accordance with their Revolver Commitments.

Solvent:  as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates.  “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

Specific Event of Default:  an Event of Default (i) described in Section 11.1(a), 11.1(c), 11.1(f), 11.1(g) or 11.1(j) or (ii) arising out of a breach or failure to perform any representation, warranty or covenant set forth in Sections 7, 8, 10.2 or 10.3.

Subordinated Debt:  Debt incurred by Borrower that is expressly subordinate and junior in right of payment to Full Payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) reasonably satisfactory to Agent.

Subsidiary:  any entity more than 50% of whose voting securities or Equity Interests is owned by Borrower (including indirect ownership by Borrower through other entities in which Borrower directly or indirectly owns more than 50% of the voting securities or Equity Interests).  Notwithstanding the foregoing, the term “Subsidiary” shall not include any Unrestricted Subsidiary except where the term “Subsidiary” is used in Sections 9.1.8, 9.1.10, 9.1.14, 9.1.15, 9.1.17, 9.1.19, 9.1.21, 9.1.24, 10.1.1, 10.1.2, 10.1.3, 10.1.5 and 10.1.6.

Swingline Loan:  any Borrowing of Base Rate Revolver Loans funded with Agent’s funds, until such Borrowing is settled among Lenders pursuant to Section 4.1.3.

Synthetic Lease:  (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

Synthetic Lease Obligation:  the monetary obligation of a Person under a Synthetic Lease.

Taxes:  all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Trademark Security Agreement:  each trademark security agreement pursuant to which Borrower grants to Agent, for the benefit of Secured Parties, a Lien on Borrower’s interests in trademarks, as security for the Obligations.

Transferee:  any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

Type:  any type of a Loan (i.e., Base Rate Loan or LIBOR Loan) that has the same interest option and, in the case of LIBOR Loans, the same Interest Period.

UCC:  the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

 Unfunded Pension Liability:  the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

Upstream Payment:  a Distribution by a Subsidiary of Borrower to Borrower.

Unrestricted Subsidiary: an Immaterial Subsidiary which (i) is not an Obligor and (ii) pursuant to a resolution of the board of directors of Borrower has been deemed to be an Unrestricted Subsidiary; provided that (i) any Unrestricted Subsidiary shall cease to be an Unrestricted Subsidiary if any such Unrestricted Subsidiary’s consolidated net assets are greater than or equal to $1,000,000 or (ii) if the aggregate amount of consolidated net assets of all Immaterial Subsidiaries that, but for this proviso, would constitute Unrestricted Subsidiaries is greater than or equal to $1,000,000 then each such Immaterial Subsidiary (such inclusion to be in order of those Immaterial Subsidiaries with the greatest amount of assets) shall cease to be an Unrestricted Subsidiary to the extent required for the aggregate amount of  consolidated net assets of all Unrestricted Subsidiaries, after giving effect to this proviso, to be less than $1,000,000.

Value:  (a) for Inventory, its value determined on the basis of the lower of cost or market, calculated on a first-in, first-out basis, and excluding any portion of cost attributable to intercompany profit between Borrower and its Affiliates; and (b) for an Account, its face amount, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or could be claimed by the Account Debtor or any other Person.

1.2. Accounting Terms. Under the Loan Documents (except as otherwise specified herein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Borrower delivered to Agent before the Closing Date and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if Borrower’s certified public accountants concur in such change, the change is disclosed to Agent, and Section 10.3 is amended in a manner reasonably satisfactory to Required Lenders to take into account the effects of the change.

1.3. Uniform Commercial Code.  As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time:  “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Equipment,” “General Intangibles,” “Goods,” “Instrument,” “Letter-of-Credit Right” and “Supporting Obligation.”

1.4. Certain Matters of Construction.  The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.  Any pronoun used shall be deemed to cover all genders.  In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.”  The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision.  Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document.  All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; (f) time of day mean time of day at Agent’s notice address under Section 14.3.1; or (g) discretion of Agent, Issuing Bank or any Lender mean the sole and absolute discretion of such Person.  All calculations of Value, fundings of Loans, issuances of Letters of Credit and payments of Obligations shall be in Dollars and, unless the context otherwise requires, all determinations (including calculations of Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time.  Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise satisfactory to Agent (and not necessarily calculated in accordance with GAAP).  Borrower shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent, Issuing Bank or any Lender under any Loan Documents.  No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision.  Whenever the phrase “to the best of Borrower’s knowledge” or words of similar import are used in any Loan Documents, it means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter to which such phrase relates.

SECTION 2.  CREDIT FACILITIES

2.1. Revolver Commitment.

2.1.1. Revolver Loans.  Each Lender agrees, severally on a Pro Rata basis up to its Revolver Commitment, on the terms set forth herein, to make Revolver Loans to Borrower from time to time through the Commitment Termination Date.  The Revolver Loans may be repaid and reborrowed as provided herein.  In no event shall Lenders have any obligation to honor a request for a Revolver Loan if the unpaid balance of Revolver Loans outstanding at such time (including the requested Loan) would exceed the Borrowing Base.

2.1.2. Revolver Notes.  The Revolver Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender.  At the request of any Lender, Borrower shall deliver a Revolver Note to such Lender.

2.1.3. Use of Proceeds.  The proceeds of Revolver Loans shall be used by Borrower solely (a) to satisfy existing Debt; (b) to pay fees and transaction expenses associated with the closing of this credit facility; (c) to pay Obligations in accordance with this Agreement; (d) to issue Letters of Credit; and (e) for working capital and other lawful corporate purposes of Borrower.

2.1.4. Voluntary Reduction or Termination of Revolver Commitments.

(a)           The Revolver Commitments shall terminate on the Revolver Termination Date, unless sooner terminated in accordance with this Agreement.  Upon at least 10 days prior written notice to Agent (or upon such shorter notice period as may be consented to by Agent in its sole discretion), Borrower may, at its option, terminate the Revolver Commitments and this credit facility.  Any notice of termination given by Borrower shall be irrevocable but, subject to Agent’s discretion, may be conditioned upon the closing of a refinancing transaction.  On the termination date, Borrower shall make Full Payment of all Obligations.

(b)           Borrower may permanently reduce the Revolver Commitments, on a Pro Rata basis for each Lender, upon at least 10 days prior written notice to Agent (or upon such shorter notice period as may be consented to by Agent in its sole discretion), which notice shall specify the amount of the reduction and shall be irrevocable once given.  Each reduction shall be in a minimum amount of $50,000,000, or an increment of $10,000,000 in excess thereof, and Borrower may not permanently reduce the Revolver Commitments by more than $400,000,000 in the aggregate.

(c)           [Intentionally Omitted].

(d)           Increases of the Revolver Commitments.  Borrower may request in writing at any time that the then effective aggregate principal amount of Revolver Commitments be increased by a minimum amount of $50,000,000, or an increment of $10,000,000 in excess thereof; provided that (i) the aggregate principal amount of the increase in Revolver Commitments pursuant to this Section 2.1.4(d) shall not exceed $150,000,000; (ii) no Default or Event of Default shall have occurred and be continuing or shall occur as a result of such increase in Revolver Commitments; (iii) prior to the date of such increase, each Lender shall have received written notice from Agent of the aggregate principal amount of such increase; (iv) Borrower shall, and shall cause the Guarantors to, execute and deliver such documents and instruments and take such other actions as may be reasonably requested by Agent in connection with such increase and (v) such increase in the Revolver Commitment shall be subject to successful syndication thereof.  Any request under this Section 2.1.4(d) shall be submitted by Borrower to Agent (and Agent shall forward copies to Lenders), specify the proposed effective date and amount of such increase and be accompanied by an officer’s certificate of Borrower stating that no Default or Event of Default exists or will occur as a result of such increase.  Borrower may also specify any fees offered to those Lenders (the “Increasing Lenders”) that agree to increase the principal amount of their Revolver Commitments, which fees may be variable based upon the amount by which any such Lender is willing to increase the principal amount of its Revolver Commitment.  No Lender shall have any obligation, express or implied, to offer to increase the aggregate principal amount of its Revolver Commitment.  Only the consent of each Increasing Lender and Agent shall be required for an increase in the aggregate principal amount of Revolver Commitments pursuant to this Section 2.1.4(d).  No Lender that elects not to increase the principal amount of its Revolver Commitment may be replaced in respect of its existing Revolver Commitment as a result thereof without such Lender’s consent.

Each Lender that desires to increase its Revolver Commitment (each a “Responding Lender”) shall as soon as practicable specify the amount of the proposed increase which it is willing to assume.  If the total amount that Responding Lenders are willing to increase their Revolver Commitments exceeds the amount of the requested increase, Agent shall allocate the proposed increase among the Responding Lenders ratably in proportion to the amount that each Responding Lender specified that it was willing to assume.  If the total amount that the Responding Lenders are willing to increase their Revolver Commitments is less than the amount of the proposed increase, Borrower may designate new lenders who qualify as Eligible Assignees and who are reasonably acceptable to Agent as additional Lenders hereunder in accordance with this Section 2.1.4(d) (each such new lender being a “New Lender”), which New Lender may assume all or a portion of the increase in the aggregate principal amount of the Revolver Commitments.

Each New Lender designated by Borrower and reasonably acceptable to Agent shall become an additional party hereto as a New Lender concurrently with the effectiveness of the proposed increase in the aggregate principal amount of the Revolver Commitment, upon its execution of New Lender Supplement in the form of Exhibit E-1 (and, in each case, otherwise in form and substance reasonably satisfactory to Agent) (the “New Lender Supplement”).  Each Increasing Lender shall execute an Increased Commitment Agreement in the form of Exhibit E-2 (and, in each case, otherwise in form and substance reasonably acceptable to Agent).

Subject to the foregoing, any increase requested by Borrower shall be effective as of the date proposed by Borrower and agreed to by Agent and shall be in the principal amount equal to (i) the principal amount which Increasing Lenders are willing to assume as increases to the principal amount of their Revolver Commitment, plus (ii) the principal amount offered by New Lenders with respect to Revolver Commitments.  Upon effectiveness of any such increase, the Pro Rata interest of each Lender will be adjusted to give effect to the increase in Revolver Commitments.  To the extent that in the aggregate Revolver Commitments such adjustment results in loss or expenses to any Lender as a result of the prepayment of any LIBOR Loan on a date other than the scheduled last day of the applicable Interest Period, Borrower shall be responsible for such loss or expense pursuant to Section 3.9.

Following the effective date of such increase to the Revolver Commitments, Agent shall deliver to Borrower an amended and restated Schedule 1.1 to the Agreement reflecting such increases to the aggregate Revolver Commitments.

2.1.5. Overadvances.  If the aggregate Revolver Loans exceed the Borrowing Base (“Overadvance”) or the aggregate Revolver Commitments at any time, the excess amount shall be payable by Borrower on demand by Agent, but all such Revolver Loans shall nevertheless constitute Obligations secured by the Collateral and entitled to all benefits of the Loan Documents.  Unless its authority has been revoked in writing by Required Lenders, Agent may require Lenders to honor requests for Overadvance Loans and to forbear from requiring Borrower to cure an Overadvance, (a) when no other Event of Default is known to Agent, as long as (i) the Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvance Loans are required), and (ii) the Overadvance is not known by Agent to exceed 5% of the Borrowing Base, less any outstanding Protective Advances; and (b) regardless of whether an Event of Default exists, if Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance (i) is not increased by more than 5% of the Borrowing Base, less any outstanding Protective Advances, and (ii) does not continue for more than 30 consecutive days.  In no event shall Overadvance Loans be required that would cause the outstanding Revolver Loans and LC Obligations to exceed the aggregate Revolver Commitments.  Any funding of an Overadvance Loan or sufferance of an Overadvance shall not constitute a waiver by Agent or Lenders of the Event of Default caused thereby.  In no event shall Borrower or any other Obligor be deemed a beneficiary of this Section or authorized to enforce any of its terms.

2.1.6. Protective Advances.  At any time after an Event of Default has occurred and is continuing, Agent shall be authorized, in its reasonable discretion, at any time that any conditions in Section 6 are not satisfied, to make Base Rate Revolver Loans (“Protective Advances”) (a) up to an aggregate amount outstanding at any time, when aggregated with all outstanding Overadvances, of 5% of the Borrowing Base, if Agent deems such Loans necessary or desirable to preserve or protect Collateral, or to enhance the collectibility or repayment of Obligations; or (b) to pay any other amounts chargeable to Obligors under any Loan Documents, including costs, fees and expenses.  In no event shall Protective Advances cause the outstanding Revolving Loans and LC Obligations to exceed the aggregate Revolver Commitments.  Each Lender shall participate in each Protective Advance on a Pro Rata basis.  Required Lenders may at any time revoke Agent’s authority to make further Protective Advances by written notice to Agent.  Absent such revocation, Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive.

    2.2. [Reserved].

    2.3. Letter of Credit Facility.

2.3.1. Issuance of Letters of Credit.  Issuing Bank agrees to issue Letters of Credit from time to time until 30 days prior to the Revolver Termination Date (or until the Commitment Termination Date, if earlier), on the terms set forth herein, including the following:

(a)           Borrower acknowledges that Issuing Bank’s willingness to issue any Letter of Credit is conditioned upon Issuing Bank’s receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount.  Issuing Bank shall have no obligation to issue any Letter of Credit unless (i) Issuing Bank receives a LC Request and LC Application at least three Business Days prior to the requested date of issuance; and (ii) each LC Condition is satisfied.  If Issuing Bank receives written notice from a Lender at least one Business Day before issuance of a Letter of Credit that any LC Condition has not been satisfied, Issuing Bank shall have no obligation to issue the requested Letter of Credit (or any other) until such notice is withdrawn in writing by that Lender or until Required Lenders have waived such condition in accordance with this Agreement.  Prior to receipt of any such notice, Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.

(b)           Letters of Credit may be requested by Borrower only (i) to support obligations of Borrower incurred in the Ordinary Course of Business; or (ii) for other purposes as Agent may approve from time to time in writing.  The renewal or extension of any Letter of Credit shall be treated as the issuance of a new Letter of Credit, except that delivery of a new LC Application shall be required at the discretion of Issuing Bank.

(c)           Borrower assumes all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary.  In connection with issuance of any Letter of Credit, none of Agent, Issuing Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of Issuing Bank, Agent or any Lender, including any act or omission of a Governmental Authority.  The rights and remedies of Issuing Bank under the Loan Documents shall be cumulative.  Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrower are discharged with proceeds of any Letter of Credit.

(d)           In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person.  Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts.  Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

2.3.2. Reimbursement; Participations.

(a)           If Issuing Bank honors any request for payment under a Letter of Credit, Borrower shall pay to Issuing Bank, within one Business Day of notification thereof (“Reimbursement Date”), the amount paid by Issuing Bank under such Letter of Credit, together with interest at the interest rate for Base Rate Revolver Loans from the date such draw was honored until payment by Borrower.  The obligation of Borrower to reimburse Issuing Bank for any payment made under a Letter of Credit shall be absolute, unconditional, and irrevocable, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that Borrower may have at any time against the beneficiary.  Whether or not Borrower submits a Notice of Borrowing, Borrower shall be deemed to have requested a Borrowing of Base Rate Revolver Loans in an amount necessary to pay all amounts due Issuing Bank on any Reimbursement Date and each Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b)           Upon issuance of a Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from Issuing Bank, without recourse or warranty, an undivided Pro Rata interest and participation in all LC Obligations relating to the Letter of Credit.  If Issuing Bank makes any payment under a Letter of Credit and Borrower does not reimburse such payment on the Reimbursement Date, Agent shall promptly notify Lenders and each Lender shall promptly (within one Business Day) and unconditionally pay to Agent, for the benefit of Issuing Bank, the Lender’s Pro Rata share of such payment.  Upon request by a Lender, Issuing Bank shall furnish copies of any Letters of Credit and LC Documents in its possession at such time.

(c)           The obligation of each Lender to make payments to Agent for the account of Issuing Bank in connection with Issuing Bank’s payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Obligor may have with respect to any Obligations.  Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by Borrower or any other Person of any obligations under any LC Documents.  Issuing Bank does not make to Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, LC Documents or any Obligor.  Issuing Bank shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectibility, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.

(d)           No Issuing Bank Indemnitee shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any LC Documents except as a result of its actual gross negligence or willful misconduct.  Issuing Bank shall not have any liability to any Lender if Issuing Bank refrains from any action under any Letter of Credit or LC Documents until it receives written instructions from Required Lenders.

2.3.3. Cash Collateral.  If any LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default has occurred and the Obligations have been accelerated and/or the Commitments have been terminated, (b) that Availability is less than zero or (c) after the Commitment Termination Date, then Borrower shall, at Issuing Bank’s or Agent’s request, Cash Collateralize the stated amount of all outstanding Letters of Credit and pay to Issuing Bank the amount of all other LC Obligations.  If Borrower fails to provide Cash Collateral as required herein, Lenders may (and shall upon direction of Agent) advance, as Revolver Loans, the amount of the Cash Collateral required (whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied).

2.3.4. Outstanding Letters of Credit.  Each of the Borrower, each Guarantor, each Lender and the Issuing Bank hereby agree that with respect to the letters of credit set forth on Schedule

2.3.4 (“Outstanding Letters of Credit”), for all purposes of this Agreement, such Outstanding Letters of Credit shall constitute Letters of Credit hereunder.  Each Lender agrees to participate in each Outstanding Letter of Credit issued by the Issuing Bank in an amount equal to its Pro Rata share of the stated amount of such Outstanding Letter of Credit.

SECTION 3.  INTEREST, FEES AND CHARGES

    3.1. Interest.

3.1.1. Rates and Payment of Interest.

(a)           The Obligations shall bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a LIBOR Loan, at LIBOR for the applicable Interest Period, plus the Applicable Margin; and (iii) if any other Obligation (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Revolver Loans.  Interest shall accrue from the date the Loan is advanced or the Obligation is incurred or payable, until paid by Borrower.  If a Loan is repaid on the same day made, one day’s interest shall accrue.

(i) (b)           During an Insolvency Proceeding with respect to Borrower, or during any other Event of Default if Agent or Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate (whether before or after any judgment).  Borrower acknowledges that the cost and expense to Agent and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is a fair and reasonable estimate to compensate Agent and Lenders for this.

(ii) (c)           Interest accrued on the Loans shall be due and payable in arrears, (i) on the first day of each month and, for any LIBOR Loan, the last day of its Interest Period (provided that, for Interest Periods on LIBOR Loans in excess of 3 months,  interest shall be due and payable on each day that occurs during such Interest Period every 90 days following the first day of such Interest Period and on the last day of such Interest Period); (ii) on any date of prepayment, with respect to the principal amount of Loans being prepaid; and (iii) on the Commitment Termination Date.  Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand.  Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

3.1.2. Application of LIBOR to Outstanding Loans.

(a)           Borrower may on any Business Day, subject to delivery of a Notice of Conversion/Continuation, elect to convert any portion of the Base Rate Loans to, or to continue any LIBOR Loan at the end of its Interest Period as, a LIBOR Loan.  During any Default or Event of Default, Agent may (and shall at the direction of Required Lenders) declare that no Loan may be made, converted or continued as a LIBOR Loan.  In addition, until Agent notifies Borrower that syndication of the credit facility hereunder is complete, no Loan may be made as or converted into a LIBOR Loan.

(b)           Whenever Borrower desires to convert or continue Loans as LIBOR Loans, Borrower shall give Agent a Notice of Conversion/Continuation, no later than 11:00 a.m. (Central Time) at least three Business Days before the requested conversion or continuation date.  Promptly after receiving any such notice, Agent shall notify each Lender thereof.  Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be one month if not specified).  If, upon the expiration of any Interest Period in respect of any LIBOR Loans, Borrower shall have failed to deliver a Notice of

Conversion/Continuation, they shall be deemed to have elected to convert such Loans into Base Rate Loans.

3.1.3. Interest Periods.  In connection with the making, conversion or continuation of any LIBOR Loans, Borrower shall select an interest period (“Interest Period”) to apply, which interest period shall be one, two, three or six months; provided, however, that:

(a)           the Interest Period shall commence on the date the Loan is made or continued as, or converted into, a LIBOR Loan, and shall expire on the numerically corresponding day in the calendar month at its end;

(b)           if any Interest Period commences on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month; and if any Interest Period would expire on a day that is not a Business Day, the period shall expire on the next Business Day; and

(c)           no Interest Period shall extend beyond the Revolver Termination Date.

3.1.4. Interest Rate Not Ascertainable.  If Agent shall determine that on any date for determining LIBOR, due to any circumstance affecting the London interbank market, adequate and fair means do not exist for ascertaining such rate on the basis provided herein, then Agent shall immediately notify Borrower of such determination.  Until Agent notifies Borrower that such circumstance no longer exists, the obligation of Lenders to make LIBOR Loans shall be suspended, and no further Loans may be converted into or continued as LIBOR Loans.

    3.2. Fees.

3.2.1. Unused Line Fee.  Borrower shall pay to Agent, for the Pro Rata benefit of Lenders, a fee equal to 0.25% per annum times the amount by which the Revolver Commitments exceed the average daily balance of Revolver Loans and stated amount of Letters of Credit during any month.  Such fee shall be payable in arrears, on the first day of each month and on the Commitment Termination Date.

3.2.2. LC Facility Fees.  Borrower shall pay (a) to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Applicable Margin in effect for LIBOR Revolver Loans times the average daily stated amount of Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (b) to the applicable Issuing Bank, for its own account, a fronting fee equal to 0.125% of the stated amount of each Letter of Credit, which fee shall be payable upon issuance of the Letter of Credit and on each anniversary date of such issuance, and shall be payable on any increase in stated amount made between any such dates; and (c) to the applicable Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, which charges shall be paid as and when incurred.  During an Event of Default, the fee payable under clause (a) shall be increased by 2% per annum.

3.2.3. [Reserved].

3.2.4. Agent Fees.  In consideration of Agent’s syndication of the Commitments and service as Agent hereunder, Borrower shall pay to Agent and Banc of America Securities LLC, for their own respective accounts, the fees described in the Fee Letter.

3.3. Computation of Interest, Fees, Yield Protection.  All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days.  Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error.  All fees shall be fully earned when due and shall not be subject to rebate, refund or proration.  All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.  A certificate as to amounts payable by Borrower under Section 3.4, 3.6, 3.7, 3.9 or 5.9, submitted to Borrower by Agent or the affected Lender, as applicable, shall be final, conclusive and binding for all purposes, absent manifest error, and Borrower shall pay such amounts to the appropriate party within 10 days following receipt of the certificate.

3.4. Reimbursement Obligations.  Borrower shall reimburse Agent and the Lenders for all Extraordinary Expenses.  Borrower shall also reimburse Agent for all reasonable, documented and out-of-pocket legal, accounting, appraisal, consulting, and other fees, costs and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 10.1.1(b), each inspection, audit or appraisal with respect to any Obligor or Collateral, whether prepared by Agent’s personnel or a third party.  All legal, accounting and consulting fees shall be charged to Borrower by Agent’s professionals at their full hourly rates, regardless of any reduced or alternative fee billing arrangements that Agent, any Lender or any of their Affiliates may have with such professionals with respect to this or any other transaction).  If, for any reason (including inaccurate reporting on financial statements or a Compliance Certificate), it is reasonably determined that a higher Applicable Margin should have applied to a period than was actually applied, then, following Agent’s consultation with Borrower, the proper margin shall be applied retroactively and Borrower shall immediately pay to Agent, for the Pro Rata benefit of Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid.  All amounts payable by Borrower under this Section shall be due on demand.

3.5. Illegality.  If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBOR Loans, or to determine or charge interest rates based upon LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Agent, any obligation of such Lender to make or continue LIBOR Loans or to convert Base Rate Loans to LIBOR Loans shall be suspended until such Lender notifies Agent that the circumstances giving rise to such determination no longer exist.  Upon delivery of such notice, Borrower shall prepay or, if applicable, convert all LIBOR Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Loans.  Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.6. Inability to Determine Rates.  If Required Lenders notify Agent for any reason in connection with a request for a Borrowing of, or conversion to or continuation of, a LIBOR Loan that (a) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan, (b) adequate and reasonable means do not exist for determining LIBOR for the requested Interest Period, or (c) LIBOR for the requested Interest Period does not adequately and fairly reflect the cost to such Lenders of funding such Loan, then Agent will promptly so notify Borrower and each Lender.  Thereafter, the obligation of Lenders to make or maintain LIBOR Loans shall be suspended until Agent (upon instruction by Required Lenders) revokes such notice.  Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of a LIBOR Loan or, failing that, will be deemed to have submitted a request for a Base Rate Loan.

3.7. Increased Costs; Capital Adequacy.

3.7.1. Change in Law.  If any Change in Law shall:

(a)           impose modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in LIBOR) or Issuing Bank;

(b)           subject any Lender or Issuing Bank to any Tax with respect to any Loan, Loan Document, Letter of Credit or participation in LC Obligations, or change the basis of taxation of payments to such Lender or Issuing Bank in respect thereof (in each case excluding Indemnified Taxes or Other Taxes which shall be governed by Section 5.9 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or Issuing Bank); or

(c)           impose on any Lender or Issuing Bank or the London interbank market any other condition, cost or expense affecting any Loan, Loan Document, Letter of Credit or participation in LC Obligations;

          3.7.2. and the result thereof shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Issuing Bank, Borrower will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

3.7.3. Capital Adequacy.  If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any Lending Office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s, Issuing Bank’s or holding company’s capital as a consequence of this Agreement, or such Lender’s or Issuing Bank’s Commitments, Loans, Letters of Credit or participations in LC Obligations, to a level below that which such Lender, Issuing Bank or holding company could have achieved but for such Change in Law (taking into consideration such Lender’s, Issuing Bank’s and holding company’s policies with respect to capital adequacy), then from time to time Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate it or its holding company for any such reduction suffered.

3.7.4. Compensation.  Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrower shall not be required to compensate a Lender or Issuing Bank for any increased costs incurred or reductions suffered more than 120 days prior to the date that the Lender or Issuing Bank notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.8. Mitigation.  If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if Borrower is required to pay additional amounts with respect to a Lender under Section 5.9, then such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable in the future, as applicable; and (b) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  Borrower agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.9. Funding Losses.  If for any reason (other than default by a Lender) (a) any Borrowing of, or conversion to or continuation of, a LIBOR Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of a LIBOR Loan occurs on a day other than the end of its Interest Period, or (c) Borrower fails to repay a LIBOR Loan when required hereunder, then Borrower shall pay to Agent its customary administrative charge and to each Lender all losses and expenses that it sustains as a consequence thereof, and any loss or expense arising from liquidation or redeployment of funds or from fees payable to terminate deposits of matching funds.  Lenders shall not be required to purchase Dollar deposits in the London interbank market or any other offshore Dollar market to fund any LIBOR Loan, but the provisions hereof shall be deemed to apply as if each Lender had purchased such deposits to fund its LIBOR Loans.

3.10. Maximum Interest.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”).  If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrower.  In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 4.  LOAN ADMINISTRATION

    4.1. Manner of Borrowing and Funding Revolver Loans.

4.1.1. Notice of Borrowing.

(a)           Whenever Borrower desires funding of a Borrowing of Revolver Loans, Borrower shall give Agent a Notice of Borrowing.  Such notice must be received by Agent no later than 11:00 a.m. (Central Time) (i) on the Business Day of the requested funding date, in the case of Base Rate Loans, and (ii) at least three Business Days prior to the requested funding date, in the case of LIBOR Loans.  Notices received after 11:00 a.m. (Central Time) shall be deemed received on the next Business Day.  Each Notice of Borrowing shall be irrevocable, shall specify (1) the amount of the Borrowing, (2) the requested funding date (which must be a Business Day), (3) whether the Borrowing is to be made as Base Rate Loans or LIBOR Loans, and (4) in the case of LIBOR Loans, the duration of the applicable Interest Period (which shall be deemed to be one month if not specified).

(b)           Unless payment is otherwise timely made by Borrower, the becoming due of any Obligations (whether principal, interest, fees or other charges, including Extraordinary Expenses, LC Obligations, Cash Collateral and Bank Product Debt, but excluding Obligations other than principal, interest, scheduled fees and LC Obligations, which are being disputed in good faith by Borrower and are not more than thirty (30) days past due) shall be deemed to be a request for Base Rate Revolver Loans on the due date, in the amount of such Obligations.  The proceeds of such Revolver Loans shall be disbursed as direct payment of the relevant Obligation.  In addition, Agent may, at its option, charge such Obligations against any operating, investment or other account of Borrower maintained with Agent or any of its Affiliates.

(c)           If Borrower establishes a controlled disbursement account with Agent or any Affiliate of Agent, then the presentation for payment of any check or other item of payment drawn on such account at a time when there are insufficient funds to cover it shall be deemed to be a request for Base Rate Revolver Loans on the date of such presentation, in the amount of the check and items presented for payment.  The proceeds of such Revolver Loans may be disbursed directly to the controlled disbursement account or other appropriate account.

4.1.2. Fundings by Lenders.  Each Lender shall timely honor its Revolver Commitment by funding its Pro Rata share of each Borrowing of Revolver Loans that is properly requested hereunder.  Except for Borrowings to be made as Swingline Loans, Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 12:00 noon (Central Time) on the proposed funding date for Base Rate Loans or by 3:00 p.m. (Central Time) at least two Business Days before any proposed funding of LIBOR Loans.  Each Lender shall fund to Agent such Lender’s Pro Rata share of the Borrowing to the account specified by Agent in immediately available funds not later than 1:00 p.m. (Central Time) on the requested funding date, unless Agent’s notice is received after the times provided above, in which event Lender shall fund its Pro Rata share by 11:00 a.m. (Central Time) on the next Business Day.  Subject to its receipt of such amounts from Lenders, Agent shall disburse the proceeds of the Revolver Loans as directed by Borrower.  Unless Agent shall have received (in sufficient time to act) written notice from a Lender that it does not intend to fund its Pro Rata share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to Borrower.  If a Lender’s share of any Borrowing is not in fact received by Agent, then Borrower agrees to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to such Borrowing.

4.1.3. Swingline Loans; Settlement.

(a)           Agent may, but shall not be obligated to, advance Swingline Loans to Borrower, up to an aggregate outstanding amount of $50,000,000, unless the funding is specifically required to be made by all Lenders hereunder.  Each Swingline Loan shall constitute a Revolver Loan for all purposes, except that payments thereon shall be made to Agent for its own account.  The obligation of Borrower to repay Swingline Loans shall be evidenced by the records of Agent and need not be evidenced by any promissory note.

(b)           To facilitate administration of the Revolver Loans, Lenders and Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by Borrower) that settlement among them with respect to Swingline Loans and other Revolver Loans may take place periodically on a date determined from time to time by Agent, which shall occur at least once each week.  On each settlement date, settlement shall be made with each Lender in accordance with the Settlement Report delivered by Agent to Lenders.  Between settlement dates, Agent may in its discretion apply payments on Revolver Loans to Swingline Loans, regardless of any designation by Borrower or any provision herein to the contrary.  Each Lender’s obligation to make settlements with Agent is absolute and unconditional, without offset, counterclaim or other defense, and whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied.  If, due to an Insolvency Proceeding with respect to Borrower or otherwise, any Swingline Loan may not be settled among Lenders hereunder, then each Lender shall be deemed to have purchased from Agent a Pro Rata participation in each unpaid Swingline Loan and shall transfer the amount of such participation to Agent, in immediately available funds, within one Business Day after Agent’s request therefor.

4.1.4. Notices.  Borrower authorizes Agent and Lenders to extend, convert or continue Loans, effect selections of interest rates, and transfer funds to or on behalf of Borrower based on telephonic or e-mailed instructions.  Borrower shall confirm each such request by prompt delivery to Agent of a Notice of Borrowing or Notice of Conversion/Continuation, if applicable, but if it differs in any material respect from the action taken by Agent or Lenders, the records of Agent and Lenders shall govern.  Neither Agent nor any Lender shall have any liability for any loss suffered by Borrower as a result of Agent or any Lender acting upon its understanding of telephonic or e-mailed instructions from a person believed in good faith by Agent or any Lender to be a person authorized to give such instructions on Borrower’s behalf.

4.2. Defaulting Lender.  If a Lender fails to make any payment to Agent that is required hereunder, Agent may (but shall not be required to), in its discretion, retain payments that would otherwise be made to such defaulting Lender hereunder, apply the payments to such Lender’s defaulted obligations or readvance the funds to Borrower in accordance with this Agreement.  The failure of any Lender to fund a Loan or to make a payment in respect of a LC Obligation shall not relieve any other Lender of its obligations hereunder, and no Lender shall be responsible for default by another Lender.  Lenders and Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by Borrower) that, solely for purposes of determining a defaulting Lender’s right to vote on matters relating to the Loan Documents and to share in payments, fees and Collateral proceeds thereunder, a defaulting Lender shall not be deemed to be a “Lender” until all its defaulted obligations have been cured.

4.3. Number and Amount of LIBOR Loans; Determination of Rate.  For ease of administration, all LIBOR Revolver Loans having the same length and beginning date of their Interest Periods shall be aggregated together, and such Borrowings shall be allocated among Lenders on a Pro Rata basis.  No more than 10 Borrowings of LIBOR Loans may be outstanding at any time, and each Borrowing of LIBOR Loans when made shall be in a minimum amount of $5,000,000, or an increment of $1,000,000 in excess thereof.  Upon determining LIBOR for any Interest Period requested by Borrower, Agent shall promptly notify Borrower thereof by telephone or electronically and, if requested by Borrower, shall confirm any telephonic notice in writing.

4.4. [Reserved].

4.5. One Obligation.  The Loans, LC Obligations and other Obligations shall constitute one general obligation of Borrower and shall be secured by Agent’s Lien upon all Collateral.

4.6. Effect of Termination.  On the effective date of any termination of the Commitments, all Obligations shall be immediately due and payable, and any Lender may terminate its and its Affiliates’ Bank Products (including, only with the consent of Agent, any Cash Management Services).  All undertakings of Borrower contained in the Loan Documents shall survive any termination, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents until Full Payment of the Obligations.  Notwithstanding Full Payment of the Obligations, Agent shall not be required to terminate its Liens in any Collateral unless, with respect to any damages Agent may incur as a result of the dishonor or return of Payment Items applied to Obligations, Agent receives (a) a written agreement, executed by Borrower and any Person whose advances are used in whole or in part to satisfy the Obligations, indemnifying Agent and Lenders from any such damages; or (b) such Cash Collateral as Agent, in its discretion, deems necessary to protect against any such damages.  The provisions of Sections 2.3.1(c), 3.4, 3.7, 5.5, 5.9, 12, 14.2 and this Section, and the obligation of each Obligor and Lender with respect to each indemnity given by it in any Loan Document, shall survive Full Payment of the Obligations and any release relating to this credit facility.

SECTION 5.  PAYMENTS

5.1. General Payment Provisions.  All payments of Obligations shall be made in Dollars, and subject to Section 5.9, without offset, counterclaim or defense of any kind, and in immediately available funds, not later than 11:00 a.m. (Central Time) on the due date.  Any payment after such time shall be deemed made on the next Business Day.  Borrower may, at the time of payment, specify to Agent the Obligations to which such payment is to be applied, but Agent shall in all events retain the right to apply such payment in such manner as Agent, subject to the provisions hereof, may determine to be appropriate.  If any payment under the Loan Documents shall be stated to be due on a day other than a Business Day, the due date shall be extended to the next Business Day and such extension of time shall be included in any computation of interest and fees.  Any payment of a LIBOR Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9.  Any prepayment of Loans shall be applied first to Base Rate Loans and then to LIBOR Loans; provided, however, that as long as no Event of Default exists, prepayments of LIBOR Loans may, at the option of Borrower and Agent, be held by Agent as Cash Collateral and applied to such Loans at the end of their Interest Periods.

5.2. Repayment of Revolver Loans.  Revolver Loans shall be due and payable in full on the Revolver Termination Date, unless payment is sooner required hereunder.  Revolver Loans may be prepaid from time to time, without penalty or premium.  If any Asset Disposition includes the disposition of Accounts or Inventory, then Net Proceeds equal to the greater of (a) the net book value of such Accounts and Inventory, or (b) the reduction in the Borrowing Base upon giving effect to such disposition, shall be applied to the Revolver Loans.  Notwithstanding anything herein to the contrary, if an Overadvance exists, Borrower shall, on the sooner of Agent’s demand or the first Business Day after Borrower has knowledge thereof, repay the outstanding Revolver Loans in an amount sufficient to reduce the principal balance of Revolver Loans to the Borrowing Base.

      5.3. [Reserved].

5.4. Payment of Other Obligations.  Obligations other than Loans, including LC Obligations and Extraordinary Expenses, shall be paid by Borrower as provided in the Loan Documents or, if no payment date is specified, within one Business Day of demand in the case of LC Obligations and 10 days of demand for all other such Obligations.

5.5. Marshaling; Payments Set Aside.  None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations.  If any payment by or on behalf of Borrower is made to Agent, Issuing Bank or any Lender, or Agent, Issuing Bank or any Lender exercises a right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then to the extent of such recovery, the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

    5.6. Post-Default Allocation of Payments.

5.6.1. Allocation.  Notwithstanding anything herein to the contrary, during an Event of Default, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated as follows:

(a)           first, to all costs and expenses, including Extraordinary Expenses, owing to Agent;

(b)           second, to all amounts owing to Agent on Swingline Loans and Protective Advances;

(c)           third, to all amounts owing to Issuing Bank on LC Obligations;

(d)           fourth, to all Obligations constituting fees (excluding amounts relating to Bank Products);

(e)           fifth, to all Obligations constituting interest (excluding amounts relating to Bank Products);

(f)           sixth, to provide Cash Collateral for outstanding Letters of Credit;

(g)           seventh, to all other Obligations, other than Bank Product Debt; and

(h)           eighth, to Bank Product Debt to the extent reserved for in the Borrowing Base; and

(i)           last, to all other Bank Product Debt.

Amounts shall be applied to each category of Obligations set forth above until Full Payment thereof and then to the next category.  If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category.  Amounts distributed with respect to any Bank Product Debt shall be the lesser of the applicable Bank Product Amount last reported to Agent or the actual Bank Product Debt as calculated by the methodology reported to Agent for determining the amount due.  Agent shall have no obligation to calculate the amount to be distributed with respect to any Bank Product Debt, but may rely upon written notice of the amount (setting forth a reasonably detailed calculation) from the Secured Party.  In the absence of such notice, Agent may assume the amount to be distributed is the Bank Product Amount last reported to it.  The allocations set forth in this Section are solely to determine the rights and priorities of Agent and Lenders as among themselves, and may be changed by agreement among them without the consent of any Obligor.  This Section is not for the benefit of or enforceable by Borrower.

5.6.2. Erroneous Application.  Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by any Lender, such Lender hereby agrees to return it).

5.7. Application of Payments.  During any Dominion Period, the ledger balance in the main Dominion Account as of the end of a Business Day shall be applied to the Obligations at the beginning of the next Business Day.  Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds during any Dominion Period, and agrees that Agent shall have the continuing, exclusive right to apply and reapply same against the Obligations, in such manner as Agent deems advisable, notwithstanding any entry by Agent in its records.  If, as a result of Agent’s receipt of Payment Items or proceeds of Collateral, a credit balance exists, the balance shall not accrue interest in favor of Borrower and shall be made available to Borrower as long as no Default or Event of Default exists.

    5.8. Loan Account; Account Stated.

5.8.1. Loan Account.  Agent shall maintain in accordance with its usual and customary practices an account or accounts (“Loan Account”) evidencing the Debt of Borrower resulting from each Loan or issuance of a Letter of Credit from time to time.  Any failure of Agent to record anything in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrower to pay any amount owing hereunder.  Agent may maintain a single Loan Account in the name of Borrower, and Borrower confirms that such arrangement shall have no effect on its liability for the Obligations.

5.8.2           Entries Binding.  Entries made in the Loan Account shall constitute presumptive evidence of the information contained therein.  If any information contained in the Loan Account is provided to or inspected by any Person, then such information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.

5.9      Taxes.

5.9.1           Payments Free of Taxes.  Any and all payments by any Obligor on account of any Obligations shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if an Obligor shall be required by Applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) Agent, Lender or Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made; (b) the Obligor shall make such deductions; and (c) Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.  Without limiting the foregoing, Borrower shall timely pay all Other Taxes to the relevant Governmental Authorities.

5.9.2 Payment.  Borrower shall indemnify, hold harmless and reimburse Agent, Lenders and Issuing Bank, within 30 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by Agent, any Lender or Issuing Bank with respect to any Obligations, Letters of Credit or Loan Documents, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the calculations of such payment or liability shall be delivered to Borrower by a Lender or Issuing Bank (with a copy to Agent), or by Agent, and shall be conclusive absent manifest error.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrower to a relevant Governmental Authority, Borrower shall deliver to Agent a receipt issued by the Governmental Authority evidencing such payment or other evidence of payment reasonably satisfactory to Agent.

5.9.3 Refunds. If any Lender or Issuing Bank determines, in its sole discretion, that it has received a refund in respect of any Indemnified Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by Borrower pursuant to this Section 5.9, it shall promptly remit such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section 5.9 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund) to such Borrower, net of all out-of-pocket expense of such Lender or Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Borrower, upon the request of Lender or Issuing Bank, as the case may be, agrees promptly to return such refund, plus any penalties, interest or other charges imposed on such party by the relevant Governmental Authority, to such party in the event such party is required to repay such refund to the relevant Governmental Authority.  This subsection shall not be construed to require any Lender or Issuing Bank, as the case may be, to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

5.10	Foreign Lenders.

5.10.1 Exemption.  Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which an Obligor is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments under any Loan Document shall deliver to Agent and Borrower, at the time or times prescribed by Applicable Law or reasonably requested by Agent or Borrower, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if requested by Agent or Borrower, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Agent or Borrower as will enable Agent and Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

5.10.2 Documentation.  Without limiting the generality of the foregoing, if Borrower is resident for tax purposes in the United States, a Foreign Lender shall deliver to Agent and Borrower (in such number of copies as shall be requested by the recipient) (i) on or prior to the date on which such Foreign Lender becomes a Lender hereunder and (ii) after the occurrence of any change in circumstances relating to the Foreign Lender requiring a change in the most recent form previously delivered by it to the Borrower (and from time to time thereafter upon the request of Agent or Borrower, but only if such Foreign Lender is legally entitled to do so), (a) duly completed copies of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party; (b) duly completed copies of IRS Form W-8ECI; (c) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (i) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of any Obligor within the meaning of section 881(c)(3)(B) and 871(h)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code, and (ii) duly completed copies of IRS Form W-8BEN; or (d) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding tax, duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrower to determine the withholding or deduction required to be made.

5.11  US Lender.  Each Lender (other than a Lender that is treated as a corporation for United States federal income tax purposes) that is incorporated or organized under the laws of the United Sates of America or a state thereof agrees that, prior to the first date any payment is due to be made to it hereunder or under any Note, it will deliver to Agent and Borrower (in such number of copies as shall be requested by the Agent or Borrower), duly completed copies of United States Internal Revenue Service Form W-9 certifying that such Lender is entitled to receive payments hereunder without deduction or withholding of any United States federal backup withholding tax.

SECTION 6.  CONDITIONS PRECEDENT

6.1 Conditions Precedent to Initial Loans.  Subject to Section 10.1.11, In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Loan, issue any Letter of Credit, or otherwise extend credit to Borrower hereunder, until the date (“Closing Date”) that each of the following conditions has been satisfied:

(a)           Notes shall have been executed by Borrower and delivered to each Lender that requests issuance of a Note.  Each other Loan Document shall have been duly executed and delivered to Agent by each of the signatories thereto.

(b)           Agent shall have received executed copies of all filings or recordations necessary to perfect its Liens in the Collateral, as well as UCC and Lien searches and other evidence reasonably satisfactory to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens.

(c)           Agent shall have received a certificate or certificates, in form and substance reasonably satisfactory to it, from a knowledgeable Senior Officer or the Treasurer of Borrower certifying that, after giving effect to the initial Loans and transactions hereunder, (i) Borrower is Solvent; (ii) no Default or Event of Default exists; (iii) the representations and warranties set forth in Section 9 are true and correct; and (iv) Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents.

(d)           Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person executing the Loan Documents.  Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(e)           Agent shall have received a written opinion of Weil, Gotshal & Manges LLP, and Borrower’s general counsel, in form and substance satisfactory to Agent.

(f)           Agent shall have received copies of the charter documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization.  Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization and each jurisdiction where such Obligor’s conduct of business or ownership of Property necessitates qualification.

(g)           Agent shall have received copies of policies or certificates of insurance for the insurance policies carried by Borrower, together with, with respect to property insurance in respect of property constituting Collateral, loss payable and additional insured endorsements naming Agent as loss payee and additional insured, as applicable, all in compliance with the Loan Documents.

(h)           Agent shall have (i) received (A) a pro forma consolidated balance sheet of Borrower dated as of the Closing Date reflecting no material adverse change from the most recent pro forma consolidated balance sheet of Borrower delivered to Agent, (B) financial projections of Borrower evidencing Borrower’s ability to comply with the financial covenants set forth herein on a pro forma basis and (C) interim consolidated financial statements for Borrower dated as of a date not more than 30 days prior to the Closing Date, in each case in form and substance reasonably satisfactory to Agent and (ii) completed its business, financial and legal due diligence of Obligors, including a roll-forward of its previous field examination and environmental due diligence (including environmental reports), in all cases, with results reasonably satisfactory to Agent.  No material adverse change in the financial condition of any Obligor or in the quality, quantity or value of any Collateral shall have occurred since December 31, 2005.  Since December 31, 2005 there has been no material disruption of or material adverse change in conditions in the financial, banking or syndication markets that Agent, in its discretion, deems material in connection with the syndication of the Revolving Commitments.

(i)           Borrower shall have paid all fees and expenses to be paid to Agent and Lenders on the Closing Date.

(j)           Agent shall have received a Borrowing Base Certificate prepared as of January 31, 2007.  Upon giving effect to the initial funding of Loans and issuance of Letters of Credit, and the payment by Borrower of all fees and expenses incurred in connection herewith as well as any payables stretched beyond their customary payment practices, Availability shall be at least $100,000,000.

(k)           Agent shall have received an officer’s certificate demonstrating in reasonable detail, and setting forth the calculations necessary to verify, that the Obligations constitute a “Permitted Credit Facility” under (and as defined in) each indenture governing any of the Existing Senior Notes.

(l)           Borrower shall have obtained all Governmental Authority and other third party consents and approvals as may be reasonably necessary or appropriate to execute the Loan Documents and perform their obligations hereunder and thereunder.

6.2  Conditions Precedent to All Credit Extensions. Agent, Issuing Bank and Lenders shall not be required to fund any Loans, arrange for issuance of any Letters of Credit or grant any other accommodation to or for the benefit of Borrower, unless the following conditions are satisfied:

(a)           No Default or Event of Default shall exist at the time of, or result from, such funding, issuance or grant;

(b)           The representations and warranties of each Obligor in the Loan Documents shall be true and correct in all material respects (without giving effect to any materiality qualifier contained therein) on the date of, and upon giving effect to, such funding, issuance or grant (except for representations and warranties that expressly relate to an earlier date); and

(c)           With respect to issuance of a Letter of Credit, the LC Conditions shall be satisfied.

Each request (or deemed request) by Borrower for funding of a Loan, issuance of a Letter of Credit or grant of an accommodation shall constitute a representation by Borrower that the foregoing conditions are satisfied on the date of such request and on the date of such funding, issuance or grant.  As an additional condition to any funding, issuance or grant, Agent shall have received such other information and documents as it reasonably deems appropriate in connection therewith.

6.3  Limited Waiver of Conditions Precedent.  If Agent, Issuing Bank or Lenders fund any Loans, arrange for issuance of any Letters of Credit or grant any other accommodation when any conditions precedent are not satisfied (regardless of whether the lack of satisfaction was known or unknown at the time), it shall not operate as a waiver of (a) the right of Agent, Issuing Bank and Lenders to insist upon satisfaction of all conditions precedent with respect to any subsequent funding, issuance or grant; nor (b) any Default or Event of Default due to such failure of conditions or otherwise.

SECTION 7.  COLLATERAL

7.1  Grant of Security Interest.  To secure the prompt payment and performance of all Obligations, Borrower hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all of the following Property of Borrower, whether now owned or hereafter acquired, and wherever located:

(a)           all Inventory;

(b)           all Receivables;

(c)           all contracts for sale, lease, exchange or other disposition of Inventory, whether or not performed and whether or not subject to termination upon a contingency or at the option of any party thereto;

(d)           all Documents covering Inventory;

(e)           each Deposit Account (excluding the Concentration Account) in which proceeds of Inventory or Receivables or other Collateral are deposited;

(f)           all trademarks, servicemarks, trade names and similar intangible property owned or used by the Borrower in its business, together with the goodwill of the business symbolized thereby and all rights relating thereto; provided that the rights of the Agent, on behalf of the Lenders, shall be limited to the use of such Collateral to manufacture, process and sell the Inventory;

(g)           all books and records (including customer lists, credit files, computer programs, printouts and other computer materials and records) of the Borrower pertaining to any of the Collateral; and

(h)           all other proceeds of the Collateral described in the foregoing clauses (a) through (g).

7.2  Lien on Deposit Accounts; Cash Collateral.

7.2.1 Deposit Accounts.  To further secure the prompt payment and performance of all Obligations, Borrower hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all amounts constituting Collateral credited to any Deposit Account of Borrower, including any sums in any blocked or lockbox accounts or in any accounts into which such sums are swept.  Borrower authorizes and directs each bank or other depository (during a Dominion Period) to deliver to Agent, on a daily basis, all balances in each Deposit Account maintained by Borrower with such depository for application to the Obligations then outstanding.  Borrower irrevocably appoints Agent as Borrower’s attorney-in-fact to collect such balances to the extent any such delivery is not so made.

7.2.2 Cash Collateral.  Any Cash Collateral may be invested, at Agent’s discretion, in Cash Equivalents, but Agent shall have no duty to do so, regardless of any agreement or course of dealing with Borrower, and shall have no responsibility for any investment or loss.  Borrower hereby grants to Agent, for the benefit of Secured Parties, a security interest in all Cash Collateral held from time to time and all proceeds thereof, as security for the Obligations, whether such Cash Collateral is held in a Cash Collateral Account or elsewhere.  Agent may apply Cash Collateral to the payment of any Obligations, in such order as Agent may elect, as they become due and payable.  Each Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent.  Neither Borrower nor any other Person claiming through or on behalf of Borrower shall have any right to any Cash Collateral, until Full Payment of all Obligations.

7.3  [Reserved].

7.4  Other Collateral. Borrower shall notify Agent on the same day Borrower delivers a Borrowing Base Certificate under Section 8.1 in writing if, after the Closing Date, Borrower obtains any interest in any Collateral consisting of (i) Deposit Accounts, (ii) Intellectual Property, (iii) Chattel Paper, (iv) Documents, (v) Instruments or (vi) Letter-of-Credit Rights (with respect to each of (iii) through (vi), solely to the extent such Collateral has an individual value of at least $5,000,000) and, upon Agent’s reasonable request, shall promptly take such actions as Agent deems appropriate to effect Agent’s duly perfected, first priority Lien upon such Collateral, including obtaining any appropriate possession, control agreement or Lien Waiver.  If any Collateral is in the possession of a third party, at Agent’s request, Borrower shall use commercially reasonable efforts to obtain an acknowledgment that such third party holds the Collateral for the benefit of Agent.

7.5  No Assumption of Liability.  The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Borrower relating to any Collateral.

7.6  Further Assurances.  Promptly upon request, Borrower shall deliver such instruments, assignments, title certificates, or other documents or agreements, and shall take such actions, as Agent reasonably deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement.  Borrower authorizes Agent to file any financing statement that indicates the Collateral and ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral.

SECTION 8.  COLLATERAL ADMINISTRATION

8.1  Borrowing Base Certificates.  By the 15th day of each month, Borrower shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Certificate prepared as of the close of business of the previous month, and, during a Dominion Period, at such other times as Agent may reasonably request, but not more than weekly.  All calculations of Availability in any Borrowing Base Certificate shall originally be made by Borrower and certified by a Senior Officer or the Treasurer; provided that Agent may from time to time review and adjust any such calculation (a) to reflect its reasonable estimate of declines in value of any Collateral, due to collections received in the Dominion Account or otherwise; and (b) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Reserves.  In connection with the delivery of the Borrowing Base Certificate, Borrower shall deliver a list of third-party locations where Inventory is located (together with the amount of Inventory at each such location) that is deemed “Eligible Inventory” in the applicable Borrowing Base Certificate that is not otherwise subject to a Lien Waiver.

8.2  Administration of Accounts.

8.2.1 Records and Schedules of Accounts.  Borrower shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to Agent, on such periodic basis as Agent may request, a sales and collections report, in form reasonably satisfactory to Agent.  Borrower shall also provide to Agent, on or before the 15th day of each month, a detailed aged trial balance of all Accounts as of the end of the preceding month, specifying each Account’s Account Debtor name and address, amount, invoice date and due date, showing any discount, allowance, credit, authorized return or dispute, and including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as Agent may reasonably request.  If either (a) Accounts in an aggregate face amount of $5,000,000 or more during a Dominion Period or (b) Accounts of any one Account Debtor in an aggregate face amount of $5,000,000 or more at any time, cease to be Eligible Accounts, Borrower shall notify Agent of such occurrence promptly (and in any event within five Business Days) after Borrower has knowledge thereof.

8.2.2 Taxes.  If an Account of Borrower includes a charge for any material, past due Taxes, Agent is authorized, in its discretion, to pay the amount thereof to the proper Governmental Authority for the account of Borrower and to charge Borrower therefor; provided, however, that neither Agent nor Lenders shall be liable for any Taxes that may be due from Borrower or with respect to any Collateral.

8.2.3 Account Verification.  Whether or not a Default or Event of Default exists, Agent shall have the right at any time, in the name of Agent, any designee of Agent or Borrower, to verify the validity, amount or any other matter relating to any Accounts of Borrower by mail, telephone or otherwise.  Borrower shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

8.2.4 Maintenance of Dominion Account.  Borrower shall maintain Dominion Accounts pursuant to lockbox or other arrangements reasonably acceptable to Agent.  Borrower shall obtain an agreement (in form and substance reasonably satisfactory to Agent) from each lockbox servicer and Dominion Account bank, establishing Agent’s control over and Lien in the lockbox or Dominion Account, requiring immediate deposit of all remittances received in the lockbox to a Dominion Account and, to the extent required by Agent, waiving offset rights of such servicer or bank against any funds in the lockbox or Dominion Account, except offset rights for customary administrative charges.  Neither Agent nor Lenders assume any responsibility to Borrower for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.

8.2.5 Proceeds of Collateral.  Borrower shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account).  If Borrower or any Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account.

8.3  Administration of Inventory.

8.3.1           Records and Reports of Inventory.  Borrower shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to Agent inventory reports in form reasonably satisfactory to Agent, on such periodic basis as Agent may reasonably request.  Borrower shall conduct a physical inventory at least once per calendar year (and on a more frequent basis if requested by Agent when an Event of Default exists) and periodic cycle counts consistent with historical practices, and shall provide to Agent a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as Agent may request.  Agent may participate in and observe each physical count.

8.3.1 Returns of Inventory.  Borrower shall not return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; (b) no Default, Event of Default or Overadvance exists or would result therefrom; (c) Agent is promptly notified if the aggregate Value of all Inventory returned in any month exceeds $1,000,000; and (d) any payment received by Borrower for a return is promptly remitted to Agent for application to the Obligations.

8.3.2 Acquisition, Sale and Maintenance.  Borrower shall take all steps to assure that all Inventory is produced by Borrower in accordance with all material requirements of Applicable Law, including the FLSA.  Borrower shall not sell any Inventory that is included in the definition of Eligible Inventory on consignment or approval or any other basis under which the customer may return or require Borrower to repurchase such Inventory.  Borrower shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all material requirements of Applicable Law, and shall make current rent payments (within applicable grace periods provided for in leases and except in the case of a bona fide dispute) at all locations where any Collateral is located.

8.4  [Reserved].

8.5  Administration of Deposit Accounts.  Schedule 8.5 sets forth all Deposit Accounts maintained by Borrower, including all Dominion Accounts as of the date hereof.  Borrower shall take all actions necessary to establish Agent’s control of each such Deposit Account (other than (i) an account exclusively used for payroll, trust purposes, petty cash, payroll taxes or employee benefits, (ii) an account containing not more that $10,000 at any time, (iii) an account that does not contain proceeds of Collateral or (iv) the Concentration Account).  Borrower shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than Agent) to have control over such Deposit Account constituting Collateral or any Property deposited therein.  Borrower shall promptly notify Agent of any opening or closing of a Deposit Account and, with the consent of Agent, will amend Schedule 8.5 to reflect same.  Notwithstanding the foregoing, no later than thirty (30) days after the Closing Date (or such longer period as consented to by Agent in its sole discretion), Borrower shall deliver to Agent duly executed agreements establishing the Dominion Account and control over each such Deposit Account.

    8.6  General Provisions.

8.6.1 Location of Collateral.  All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by Borrower at the business locations set forth in Schedule 8.6.1, except that Borrower may (a) make sales or other dispositions of Collateral in accordance with Section 10.2.6; and (b) move Collateral to another location in the United States.

8.6.2 Insurance of Collateral; Condemnation Proceeds.

(a)           Without limiting the provisions set forth in Section 10.1.7, the Borrower will maintain or cause to be maintained replacement value property insurance (including business interruption insurance) on the Collateral under such policies of insurance, with such insurance companies (including captive insurers reasonably acceptable to Agent), in such amounts (including after giving effect to self insurance reasonably acceptable to Agent), with such deductibles, and covering such risks as are at all times reasonably satisfactory to the Agent.  Each policy of insurance on the Collateral shall contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to the Agent, that names the Agent for the benefit of the Lenders as the loss payee thereunder for any covered loss and shall endeavor to provide at least thirty (30) days prior written notice to the Agent of any cancellation of such policy.  In addition, the Borrower shall give at least thirty (30) days prior written notice to the Agent of any reduction in coverage or cancellation of the policies of insurance described in the preceding sentence.

(b)           Any proceeds of insurance (including, without limitation, proceeds from business interruption insurance and excluding proceeds from workers’ compensation or D&O insurance) solely to the extent attributable to the Collateral and any awards arising from condemnation solely to the extent attributable to the Collateral shall be paid to Agent.  Any such proceeds or awards that relate to Collateral shall be applied to payment of the Revolver Loans, and then to any other Obligations outstanding and thereafter paid to Borrower or in accordance with applicable law.

8.6.3 Protection of Collateral.  All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Borrower.  Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Borrower’s sole risk.

8.6.4 Defense of Title to Collateral.  Borrower shall at all times take all reasonable actions to defend its title to Collateral and Agent’s Liens therein against all Persons, claims and demands whatsoever, except Permitted Liens.

8.7  Power of Attorney.  Borrower hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as Borrower’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section.  Agent, or Agent’s designee, may, without notice and in either its or Borrower’s name, but at the cost and expense of Borrower:

(a)           Endorse Borrower’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control; and

(b)           During an Event of Default which is continuing, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts, by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent reasonably deems advisable; (iv) take control, in any manner, of any proceeds of Collateral; (v) prepare, file and sign Borrower’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to Borrower, and notify postal authorities to change the address for delivery thereof to such address as Agent may designate; (vii) endorse any Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading, or similar document or agreement relating to any Accounts, Inventory or other Collateral; (viii) sign its name to verifications of Accounts and notices to Account Debtors; (ix) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to any Collateral; (x) make and adjust claims under policies of insurance; (xi) take any action as may be reasonably necessary in Agent’s determination or appropriate to obtain payment under any letter of credit or banker’s acceptance for which Borrower is a beneficiary; and (xii) take all other actions as Agent deems reasonably appropriate to fulfill Borrower’s obligations under the Loan Documents.

SECTION 9.  REPRESENTATIONS AND WARRANTIES

9.1  General Representations and Warranties.  To induce Agent and Lenders to enter into this Agreement and to make available the Commitments, Loans and Letters of Credit, Borrower represents and warrants that:

9.1.1 Organization and Qualification.  Each Obligor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.  Each Obligor is duly qualified, authorized to do business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

9.1.2 Power and Authority.  Each Obligor is duly authorized to execute, deliver and perform the Loan Documents to which it is party.  The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, other than those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Obligor, except, as set forth solely in clause (c), as could not reasonably be expected to have a Material Adverse Effect.

9.1.3 Enforceability.  Each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

9.1.4 Capital Structure.  Schedule 9.1.4 shows, for Borrower and each Subsidiary, its name, its jurisdiction of organization, its authorized and issued Equity Interests (with respect to Obligors) and the holders of its Equity Interests.  Holdings has good title to its Equity Interest in Borrower and Borrower has good title to its Equity Interests in Subsidiaries, in each case subject only to Agent’s Lien, and all such Equity Interests are duly issued, fully paid and non-assessable.  There are no outstanding options to purchase, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to any Equity Interests of Borrower or any Obligor.

9.1.5 Corporate Names; Locations.  During the five years preceding the Closing Date, except as shown on Schedule 9.1.5, neither Borrower nor any Guarantor has been known as or used any corporate, fictitious or trade names, has been the surviving corporation of a merger or combination, or has acquired any substantial part of the assets of any Person.  The chief executive offices and other places of business of Borrower and each Guarantor are shown on Schedule 8.6.1.  During the five years preceding the Closing Date, neither Borrower nor any Guarantor has had any other office or place of business.

9.1.6 Title to Properties; Priority of Liens.  Each of Borrower and each Material Subsidiary has good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property, including all Property reflected in any financial statements delivered to Agent or Lenders, in each case free of Liens except Permitted Liens.  Each of Borrower and each Material Subsidiary has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens.  All Liens of Agent in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens that are expressly allowed to have priority over Agent’s Liens.

9.1.7 Accounts.  Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrower with respect thereto.  Borrower warrants, with respect to each Account at the time it is shown as an Eligible Account in a Borrowing Base Certificate, that:

(a)           it is genuine and in all material respects what it purports to be, and is not evidenced by a judgment;

(b)           it arises out of a completed, bona fide sale and delivery of goods in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto;

(c)           it is for a sum certain, maturing as stated in the invoice covering such sale, a copy of which has been furnished or is available to Agent on request;

(d)           it is not subject to any offset, Lien (other than Agent’s Lien), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed to Agent; and it is absolutely owing by the Account Debtor, without contingency in any respect;

(e)           no purchase order, agreement, document or Applicable Law validly restricts assignment of the Account to Agent, and the applicable Borrower is the sole payee or remittance party shown on the invoice;

(f)           no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Agent hereunder; and

(g)           to Borrower’s actual knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectibility of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Borrower’s customary credit standards, is Solvent (except to the extent clauses (f)(i) and (ii) of the definition of “Eligible Account” apply), is not contemplating or subject to an Insolvency Proceeding (except to the extent clauses (f)(i) and (ii) of the definition of “Eligible Account” apply), and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition.

9.1.8 Financial Statements.  The consolidated and consolidating balance sheets, and related statements of income, cash flow and shareholder’s equity, of Holdings, Borrower and Subsidiaries that have been and are hereafter delivered to Agent and Lenders, are prepared in accordance with GAAP, and fairly present in all material respects, the financial positions and results of operations of Holdings, Borrower and Subsidiaries at the dates and for the periods indicated.  All projections delivered from time to time to Agent and Lenders have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time.  Since December 31, 2005, there has been no change in the condition, financial or otherwise, of Borrower or any Subsidiary that could reasonably be expected to have a Material Adverse Effect.  No financial statement delivered to Agent or Lenders at any time contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement not materially misleading.  Borrower and its Subsidiaries are Solvent on a consolidated basis.

9.1.9 Surety Obligations.  Neither Borrower nor any Material Subsidiary is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.

9.1.10 Taxes.  Each of  Holdings, Borrower and each Subsidiary has filed all material federal, state and local tax returns and other reports that it is required by law to file, and has paid, or made provision for the payment of, all material Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested.

9.1.11 Brokers.  There are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

9.1.12 Intellectual Property. Each of Borrower and each Material Subsidiary owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without conflict with any rights of others, except as could not reasonably be expected to have a Material Adverse Effect.  There is no pending or, to Borrower’s knowledge, threatened Intellectual Property Claim with respect to Borrower, any Material Subsidiary or any of their Property (including any Intellectual Property) except as could not reasonably be expected to have a Material Adverse Effect.  Except as disclosed on Schedule 9.1.12, neither Borrower nor any Material Subsidiary as of the date hereof pays or owes any Royalty or other compensation to any Person with respect to any Intellectual Property.  All material Intellectual Property owned, used or licensed by, or otherwise subject to any interests of, Borrower or any Subsidiary as of the date hereof is shown on Schedule 9.1.12.  As of the date hereof, the manufacturing, marketing, distribution or disposition of Inventory is not subject to any Licenses (except ordinary course software Licenses).

9.1.13 Governmental Approvals.  Each of Borrower and each Subsidiary has, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.  All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Borrower and Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

9.1.14 Compliance with Laws.  Each of Holdings, Borrower and each Material Subsidiary has duly complied, and its Properties and business operations are in compliance, in all material respects with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.  There have been no citations, notices or orders of material noncompliance issued to Borrower or any Material Subsidiary under any Applicable Law.  No Inventory has been produced in violation of any material provisions of the FLSA.

9.1.15 Compliance with Environmental Laws.  Except as disclosed on Schedule 9.1.15, none of Holding’s, Borrower’s or any Subsidiary’s past or present operations, Real Estate or other Properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any Environmental Release that could reasonably be expected to have a Material Adverse Effect.  Except as disclosed on Schedule 9.1.15, neither Holdings, Borrower nor any Subsidiary has received any Environmental Notice that could reasonably be expected to have a Material Adverse Effect.  Except as disclosed on Schedule 9.1.15, none of Holdings, Borrower or any Subsidiary has any liability with respect to any Environmental Release or under any Environmental Law, that could reasonably be expected to have a Material Adverse Effect.

9.1.16 Burdensome Contracts.  None of Holdings, Borrower or any Subsidiary is a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect.  None of Holdings, Borrower or any Subsidiary is party or subject to any Restrictive Agreement, except as shown on Schedule 9.1.16, none of which prohibit the execution or delivery of any Loan Documents by an Obligor nor the performance by an Obligor of any obligations thereunder.

9.1.17 Litigation.  Except as shown on Schedule 9.1.17, there are no proceedings or investigations pending or, to Borrower’s actual knowledge, threatened against Holdings, Borrower or any Subsidiary, or any of their businesses, operations, Properties, prospects or conditions, that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) could reasonably be expected to have a Material Adverse Effect.  None of Holdings, Borrower or any Subsidiary is in default with respect to any material order, injunction or judgment of any Governmental Authority.

9.1.18 No Defaults.  No event or circumstance has occurred or exists that constitutes a Default or Event of Default.  None of Holdings, Borrower or any Material Subsidiary is in default under any Material Contract which default could reasonably be expected to have a Material Adverse Effect.

9.1.19 ERISA.  Except as disclosed on Schedule 9.1.19:

(a)           Each Plan is in compliance in all respects with the applicable provisions of ERISA, the Code, and other federal and state laws, except, in each case, where non-compliance could not reasonably be expected to have a Material Adverse Effect.  Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification, except where failure to obtain such qualification could not reasonably be expected to have a Material Adverse Effect.

(b)           There are no pending or, to the knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.

(c)           (i) No ERISA Event has occurred or is reasonably expected to occur; and (ii) as of the most recent valuation date for any Pension Plan, there is no Unfunded Pension Liability, individually or in the aggregate for all Pension Plans, which could reasonably be expected to result in a Material Adverse Effect.

(d)           With respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices, except where such failure to make such contributions could not reasonably be expected to result in a Material Adverse Effect; and (ii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities, except where such failure to register or maintain such good standing could not reasonably be expected to result in a Material Adverse Effect.

9.1.20 Trade Relations.  There exists no actual or threatened termination, limitation or modification of any business relationship between Borrower or any Material Subsidiary and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of Borrower or any Material Subsidiary, except, in each case, as could not reasonably be expected to have a Material Adverse Effect.  There exists no condition or circumstance that could reasonably be expected to impair the ability of Holdings, Borrower or any Material Subsidiary to conduct its business at any time hereafter in substantially the same manner as conducted on the Closing Date.

9.1.21 Labor Relations.  As of the Closing Date, except as described on Schedule 9.1.21, there are no grievances, disputes or controversies with any union or other organization of Holding’s, Borrower’s or Subsidiary’s employees, or, to Borrower’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining, in each case, which could reasonably be expected to result in a Material Adverse Effect.

9.1.22 Payable Practices.  Neither Borrower nor any Material Subsidiary has made any material change in its historical accounts payable practices from those in effect on the Closing Date.

9.1.23 Not a Regulated Entity.  No Obligor is (a) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

9.1.24 Margin Stock.  None of Holdings, any  Borrower or any Subsidiary is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No Loan proceeds or Letters of Credit will be used by Borrower to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.

9.1.25 Status Under Existing Senior Notes.  The Obligations constitute a “Permitted Credit Facility” under (and as defined in) each indenture governing any of the Existing Senior Notes.

9.2  Complete Disclosure. The Loan Documents taken as a whole do not contain any untrue statement of a material fact, nor fail to disclose any material fact necessary to make the statements contained therein not materially misleading in light of the circumstances in which such statements were made.  There is no fact or circumstance that any Obligor has failed to disclose to Agent in writing that to the Borrower’s knowledge could reasonably be expected to have a Material Adverse Effect.

SECTION 10.  COVENANTS AND CONTINUING AGREEMENTS

    10.1  Affirmative Covenants.  Until Full Payment of the Obligations, Borrower shall, and shall cause each Subsidiary to:

10.1.1 Inspections; Appraisals

(a)           Permit Agent from time to time, (but no more than once per fiscal quarter at Borrower’s expense, except during the continuance of an Event of Default), subject to reasonable notice and normal business hours, to visit and inspect the Properties of Borrower or any Subsidiary, inspect, audit and make extracts from Borrower’s or Subsidiary’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants Borrower’s or Subsidiary’s business, financial condition, assets, prospects and results of operations.  Lenders may participate in any such visit or inspection, at their own expense.  Neither Agent nor any Lender shall have any duty to Borrower to make any inspection, nor to share any results of any inspection, appraisal or report with Borrower.  Borrower acknowledges that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and Borrower shall not be entitled to rely upon them.

(b)           Reimburse Agent for all reasonable and documented charges, costs and expenses of Agent in connection with (i) examinations of any Obligor’s books and records or any other financial or Collateral matters as Agent deems appropriate; and (ii) appraisals of Inventory; provided, however, that absent the occurrence and continuance of an Event of Default, (a) field examinations shall not be undertaken more than twice in each Fiscal Year and (b) appraisals and other audits of Collateral shall not be undertaken more than twice in each Fiscal Year.  Subject to and without limiting the foregoing, Borrower specifically agrees to pay Agent’s then standard charges for each day that an employee of Agent or its Affiliates is engaged in any field examinations, and shall pay the standard charges of Agent’s internal appraisal group.  This Section shall not be construed to limit Agent’s right to conduct examinations or to obtain appraisals at any time in its discretion, nor to use third parties for such purposes.

10.1.2 Financial and Other Information.  Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent and Lenders:

(a)           as soon as available, and in any event within 90 days after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders’ equity for such Fiscal Year, on consolidated and consolidating bases for Holdings, Borrower and Subsidiaries, which consolidated statements shall be audited and certified (without qualification as to scope, “going concern” or similar items) by a firm of independent certified public accountants of recognized standing selected by Borrower and acceptable to Agent, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year and other information reasonably acceptable to Agent;

(b)           as soon as available, and in any event (i) within 30 days after the end of each Fiscal Quarter (but within 45 days after the last Fiscal Quarter in a Fiscal Year) and (ii) at all times during a Dominion Period, within 30 days after the end of each month (but within 45 days after the last month in a Fiscal Year), unaudited balance sheets as of the end of such Fiscal Quarter or month and the related statements of income and cash flow for such month or Fiscal Quarter and for the portion of the Fiscal Year then elapsed, on consolidated and consolidating bases for Holdings, Borrower and Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer or Treasurer of Borrower as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month and period, subject to normal year-end adjustments and the absence of footnotes;

(c)           concurrently with the delivery of the financial statements as of the end of each month under clause (b) above, a reconciliation of Eligible Inventory and Eligible Accounts from the Borrowing Base then in effect to the general ledger or other source document to such financial statements;

(d)           concurrently with delivery of financial statements under clauses (a) and (b) above, or more frequently if requested by Agent while a Default or Event of Default exists, a Compliance Certificate executed by the chief financial officer or Treasurer of Borrower;

(e)           concurrently with delivery of financial statements under clause (a) above, copies of all management letters and other material reports submitted to Borrower by its accountants in connection with such financial statements;

(f)           not later than 45 days after the end of each Fiscal Year, projections of Borrower’s consolidated balance sheets, results of operations, cash flow and Availability for the next Fiscal Year, quarter by quarter;

(g)           at Agent’s reasonable request, a listing of Borrower’s trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form reasonably satisfactory to Agent;

(h)           promptly after the sending or filing thereof, copies of any proxy statements, financial statements or reports that Borrower has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses that Borrower files with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by Borrower to the public concerning material changes to or developments in the business of Borrower;

(i)           promptly after the sending or filing thereof, copies of any annual report to be filed in connection with each Plan; and

(j)           such other reports and information (financial or otherwise) as Agent may reasonably request from time to time in connection with any Collateral or Borrower’s, Subsidiary’s or other Obligor’s financial condition or business.

10.1.3 Notices.  Notify Agent and Lenders in writing, promptly after Borrower’s obtaining knowledge thereof, of any of the following that affects an Obligor:  (a) the threat or commencement of any proceeding or investigation, whether or not covered by insurance, if the foregoing could reasonably be expected to have a Material Adverse Effect; (b) any pending or threatened (in writing) labor dispute, strike or walkout, or the expiration of any material labor contract; (c) any default under or termination of a Material Contract; (d) the existence of any Default or Event of Default; (e) any judgment in an amount exceeding $25,000,000; (f) the assertion of any Intellectual Property Claim, if an adverse resolution could be reasonably expected to have a Material Adverse Effect; (g) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws), if an adverse resolution could have a Material Adverse Effect; (h) any Environmental Release by an Obligor or on any Property owned, leased or occupied by an Obligor, if any such Environmental Release could reasonably be expected to have a Material Adverse Effect; or receipt of any Environmental Notice, if receipt of such Environmental Notice could reasonably be expected to have a Material Adverse Effect; (i) the occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect; or (j) the discharge of or any withdrawal or resignation by Borrower’s independent accountants.

10.1.4 Landlord and Storage Agreements.  Upon reasonable request, provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all agreements, between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral is kept.

10.1.5 Compliance with Laws.  Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws) or maintain could not reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, if any Environmental Release occurs at or on any Properties of Borrower or any Subsidiary that could reasonably be expected to have a Material Adverse Effect, it shall act promptly and diligently to investigate and report to Agent and all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, whether or not directed to do so by any Governmental Authority.

10.1.6 Taxes.  Pay and discharge all material Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested.

10.1.7 Insurance.  In addition to the insurance required hereunder with respect to Collateral, maintain insurance with financially sound and reputable insurers (including captive insurers) reasonably satisfactory to Agent, with respect to the Properties and business of Borrower and Subsidiaries of such type, in such amounts (including after giving effect to self insurance) (such amounts to be reasonably acceptable to Agent), and with such coverages and deductibles as are customary for companies similarly situated.  Unless Agent shall agree otherwise, each general liability and/or excess liability policy shall include Agent as additional insured, as appropriate, and state that the applicable insurer will endeavor to provide 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever.

10.1.8 Licenses.  Keep each material License affecting any Collateral (including the manufacture, distribution or disposition of Inventory) or any other material Property of Holdings, Borrower and Subsidiaries in full force and effect except, solely in the case of Licenses affecting Property that is not Collateral, to the extent the failure to maintain such License would not result in a Material

Adverse Effect; promptly notify Agent of any proposed modification to any such License, or entry into any new License, in each case at least 30 days prior to its effective date; pay all Royalties when due; and notify Agent of any default or breach asserted by any Person to have occurred under any License.

10.1.9 Future Subsidiaries.  Promptly notify Agent upon any Person becoming a Subsidiary (or becoming a Material Subsidiary which was previously an Immaterial Subsidiary) and, if such Person is not a Foreign Subsidiary or Immaterial Subsidiary, cause it, within ten (10) Business Days, to guaranty the Obligations or execute a joinder to this Agreement to become Borrower hereunder in a manner reasonably satisfactory to Agent.

10.1.10   Inventory Appraisal. Within ninety (90) days following the Closing Date (or such later date as is reasonably acceptable to Agent), deliver to Agent a third party inventory appraisal, by an appraiser reasonably acceptable to Agent.

10.1.11   Post Closing Covenants.

(a)           No later than five (5) Business Days after the Closing Date (or such later date as is reasonably acceptable to Agent), deliver, or cause to be delivered, to Agent the insurance certificates and related loss payee and additional insured endorsements with respect to the property insurance on the Collateral and the general and/or excess liability insurance on the Properties and business of Borrower and its Subsidiaries, in each case in form and substance reasonably satisfactory to Agent in accordance with the terms hereunder.

(b)           No later than fourteen (14) days following the Closing Date (or such later date as is reasonably acceptable to Agent), deliver, or cause to be delivered, to Agent foreign qualification certificates for the Borrower issued by the Secretary of State or other appropriate official of the state of New York and Texas.

10.2  Negative Covenants. Until Full Payment of the Obligations, Borrower shall not, and shall cause Holdings and each Subsidiary not to:

10.2.1   Permitted Debt.  Create, incur, guarantee or suffer to exist any Debt, except:.

(a)           the Obligations;

(b)           Subordinated Debt;

(c)           Permitted Purchase Money Debt;

(d)           Intentionally Omitted;

(e)           Bank Product Debt and Debt pursuant to Hedging Agreements permitted under Section 10.2.15;

(f)           Debt that is in existence when a Person becomes a Subsidiary or that is secured by an asset when acquired by Borrower or any Subsidiary, as long as such Debt was not incurred in contemplation of such Person becoming a Subsidiary or such acquisition, and does not exceed $100,000,000 in the aggregate at any time;

(g)           Permitted Contingent Obligations;

(h)           Refinancing Debt as long as each Refinancing Condition is satisfied;

(i)           Existing Senior Debt;

(j)           unsecured Debt incurred or assumed in connection with any acquisition of a Person not constituting a Restricted Investment, and a Person that becomes a direct or indirect wholly-owned Subsidiary as a result of any acquisition not constituting a Restricted Investment may remain liable with respect to unsecured Debt existing on the date of such acquisition; provided that the amount of all such Indebtedness incurred or assumed in any Fiscal Year shall not exceed $75,000,000, it being understood that Debt owed by a Person that becomes a Subsidiary and remains liable with respect to any Debt (after giving effect to the transaction that caused it to become a Subsidiary) shall be treated as having incurred or assumed such Debt at the time such Person becomes a Subsidiary; provided; further, that the aggregate amount of all such Debt incurred or assumed prior to the termination of the Commitments and Full Payment shall not exceed $150,000,000;

(k)           Debt of Foreign Subsidiaries in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;

(l)           Debt of Immaterial Subsidiaries in an aggregate principal amount not to exceed $15,000,000 at any time outstanding;

(m)           Debt incurred pursuant to any intercompany Loan permitted under Section 10.2.7; provided that, to the extent such intercompany Loan is made to Borrower or any Guarantor, such Debt is subordinated to the Obligations on terms acceptable to Agent;

(n)           Debt described on Schedule 10.2.1;

(o)           Debt which may be deemed to exist as a result of the existence of any worker’s compensation claims, self-insurance obligations, guaranties, performance, surety, statutory, appeal, custom bonds or similar obligations incurred in the Ordinary Course of Business;

(p)           Debt in respect of netting services and overdraft protections in connection with Deposit Accounts in the Ordinary Course of Business;

(q)           Debt incurred in favor of insurance companies (or their financing affiliates) in connection with the financing of insurance premiums in the ordinary course;

(r)           Debt that is not included in any of the preceding clauses of this Section, is not secured by a Lien and does not amortize or mature prior to 6 months after the Revolver Termination Date, so long as no Default exists or would result therefrom;

(s)           Debt incurred by Borrower or any of its Subsidiaries arising from agreements providing for indemnification, earn-outs, adjustment of purchase price or similar obligations, in connection with Permitted Asset Investments or permitted dispositions of any business, asset or Subsidiary of Borrower or any of its Subsidiaries.

(t)           guaranties in the Ordinary Course of Business of the obligations of suppliers, customers, franchisees and licensees of Borrower and its Subsidiaries;

(u)           guaranties by Borrower of Debt or other obligations of a Subsidiary or guaranties by a Subsidiary of Borrower of Debt or other obligations of Borrower or a Subsidiary with respect, in each case, to Debt otherwise (i) permitted to be incurred pursuant to this Section 10.2.1, or other obligations not prohibited hereunder, (ii) subordinated to the Obligations on terms acceptable to Agent, and (iii) that would not constitute a Restricted Investment; and

(v)           other Debt  which, together with the outstanding Existing Senior Debt permitted under Section 10.2.1(i) herein and any Refinancing Debt permitted under Section 10.2.1(h) that is incurred to refinance the Existing Senior Debt, shall not exceed an amount equal to the sum of the principal amount outstanding on the Existing Senior Debt on the Closing Date plus $250,000,000 in the aggregate at any time.

10.2.2 Permitted Liens.  Create or suffer to exist any Lien upon any Property, except the following (collectively, “Permitted Liens”):

(a)           Liens in favor of Agent;

(b)           Purchase Money Liens securing Permitted Purchase Money Debt;

(c)           Liens for Taxes not yet due or being Properly Contested;

(d)           statutory Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of Borrower or any Subsidiary;

(e)           Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (except those relating to Borrowed Money), statutory obligations and other similar obligations, or arising as a result of progress payments under government contracts, as long as such Liens are at all times junior to Agent’s Liens;

(f)           Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;

(g)           Liens arising by virtue of a judgment or judicial order against Borrower or any Subsidiary, or any Property of Borrower or any Subsidiary, as long as such Liens are (i) in existence for less than 20 consecutive days or being Properly Contested, and (ii) at all times junior to Agent’s Liens;

(h)           easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;

(i)           normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection;

(j)           existing Liens shown on Schedule 10.2.2;

(k)           Liens securing industrial revenue or pollution control bonds issued by Borrower; provided, however, that (a) the aggregate principal amount of Debt secured by such Liens shall not exceed the lesser of cost or fair market value, as determined in good faith by the board of directors or other governing body of Borrower, of the assets or property so financed, and (b) such Liens shall not encumber any property or assets of Borrower or any Subsidiaries other than the assets or property so financed;

(l)           Liens incurred in favor of insurance companies (or their financing affiliates) in connection with the financing of insurance premiums in the Ordinary Course of Business;

(m)           any interest or title of a lessor or sublessor under any lease permitted hereunder;

(n)           Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement permitted hereunder;

(o)           purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the Ordinary Course of Business;

(p)           any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property not materially detracting from the value of such real property;

(q)           licenses of patents, trademarks and other intellectual property rights granted by Borrower or any of its Subsidiaries in the Ordinary Course of Business and not interfering in any respect with the ordinary conduct of the business of Borrower or such Subsidiary;

(r)           Liens incurred in the Ordinary Course of Business on deposits made in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Debt);

(s)           Liens in favor of customs and revenue authorities arising as a matter of law and in the Ordinary Course of Business to secure payment of customs duties in connection with the importation of goods; and

(t)           other Liens (i) on assets of Borrower or any Guarantor (other than Liens on Inventory or Accounts) securing Debt in an aggregate amount not to exceed $25,000,000 at any time outstanding or (ii) on assets of any Subsidiary of Borrower which is not an Obligor to the extent such Liens secure Debt of such Subsidiary that is permitted under Section 10.2.1 hereof.

10.2.3 [Reserved].

10.2.4 Distributions; Upstream Payments.  Declare or make any Distributions, except Upstream Payments; or create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for restrictions under the Loan Documents, under Applicable Law or in effect on the Closing Date as shown on Schedule 9.1.16; provided that (a) Borrower may, so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, make Distributions to Holdings (i) (A) in an aggregate amount not to exceed $10,000,000 in any Fiscal Year, to the extent necessary to permit Holdings to pay general administrative costs and expenses, (B) to the extent necessary to permit Holdings to discharge, to the extent attributable to Holding’s ownership of the Borrower and its Subsidiaries, the federal consolidated tax liabilities and any state or local tax liabilities of Holdings and its Subsidiaries, in each case so long as Holdings applies the amount of any such Distribution for such purpose and (C) to permit Holdings to pay dividends in respect of its common stock in an amount not to exceed $12,000,000 in any Fiscal Year and (ii) for any purpose not otherwise prohibited under applicable law or the Loan Documents, so long as Availability on the date of declaration of such Distribution (after giving pro forma effect thereto) is at least $150,000,000 and (b) Borrower may suffer to exist any encumbrances or restrictions on the ability of a Subsidiary that is not an Obligor to make Upstream Payments to the extent such encumbrances or restrictions are contained in customary provisions of joint venture agreements or agreements evidencing Debt for Borrowed Money of such Subsidiary.

10.2.5 Restricted Investments.  Make any Restricted Investment.

10.2.6 Disposition of Assets.  Make any Asset Disposition, except (a) a Permitted Asset Disposition, (b) disposition of Equipment that (i) is surplus, worn, damaged or obsolete or (ii) that does not constitute all or substantially all of the Equipment of Borrower and could not reasonably be expected to have a Material Adverse Effect, or (c) a transfer of Property by a Subsidiary or Obligor to Borrower or another Obligor.

10.2.7 Loans.  Make any loans or other advances of money to any Person, except (a) advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business; (b) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (c) deposits with financial institutions permitted hereunder; (d) as long as no Default or Event of Default exists before or after giving effect thereto, intercompany loans that do not constitute Restricted Investments; provided, however, that any such intercompany loans made to the Borrower or any other Obligor shall be subordinated to the Obligations in a manner reasonably satisfactory to the Agent; (e) loans that could otherwise be made as a distribution under Section 10.2.4; provided, however, that any such loans made to the Borrower shall be subordinated to the Obligations in a manner reasonably satisfactory to the Agent; and (f) advances or loans, each evidenced by promissory notes, to officers, directors or employees (i) for the purchase by such officers, directors or employees of Equity Interests of Holdings pursuant to a stock ownership or purchase plan or compensation plan, in each case, to the extent permitted by Applicable Law in an amount not to exceed $1,000,000 in the aggregate to such officers, directors or employees outstanding at any time or (ii) otherwise in an amount not to exceed $1,000,000 in the aggregate to such officers, directors or employees outstanding at any time.

10.2.8 Restrictions on Payment of Certain Debt.  Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any (a) Subordinated Debt, except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such Debt (and a Senior Officer or the Treasurer of Borrower shall certify to Agent, not less than five Business Days prior to the date of payment, that all conditions under such agreement have been satisfied); or (b) Existing Senior Debt prior to the applicable due date under the agreements evidencing such Debt as in effect on the Closing Date (or as amended thereafter in accordance with this Agreement); provided, however, that Borrower may (i) prepay, redeem, repurchase, retire, or defease any Debt prior to its due date so long as Availability at the time such prepayment, redemption, repurchase, retirement, or defeasance is declared, after giving pro forma effect to such prepayment, redemption, repurchase, retirement, or defeasance, is at least $150,000,000, (ii) prepay, redeem, repurchase, retire, or defease any Debt with the proceeds of an equity issuance; and (iii) prepay any Debt with the proceeds of a refinancing permitted under subsection 10.2.1(h).

10.2.9 Fundamental Changes.  Merge, combine or consolidate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions, except for (i) mergers, consolidations, liquidations or dissolutions of a wholly-owned Immaterial Subsidiary with or into another wholly-owned Subsidiary or into Borrower (so long as the surviving entity is Borrower), (ii) mergers, consolidations, liquidations or dissolutions of a wholly-owned Material Subsidiary with or into another Material Subsidiary or Borrower (so long as the surviving entity is Borrower), or (iii) mergers or consolidations of any Person with or into Borrower or any Subsidiary if the acquisition of the Equity Interest in such Person by Borrower or such Subsidiary would have been permitted pursuant to Section 10.2.5 (so long as (a) in the case of Borrower, Borrower shall be the continuing or surviving Person, (b) if a Subsidiary is not the surviving or continuing Person, the surviving Person becomes a Subsidiary and complies with the provisions of Section 10.1.9 and (c) no Default or Event of Default shall have occurred and be continuing after giving effect thereto); without giving 30 days prior written notice to Agent, (i) change its name, (ii) change its tax, charter or other organizational identification number, or (iii) change its form or state of organization.

10.2.10   Subsidiaries.  Form or acquire any Subsidiary after the Closing Date, except in accordance with Sections 10.1.9 and 10.2.5.

10.2.11   Organic Documents.  Amend, modify or otherwise change any of its Organic Documents as in effect on the Closing Date in a manner that would be materially adverse to Agent and the Lenders.

10.2.12   Tax Consolidation.  File or consent to the filing of any consolidated income tax return with any Person other than Holdings, Borrower and Subsidiaries.

10.2.13   Accounting Changes.  Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year.

10.2.14   Restrictive Agreements.  Become a party to any Restrictive Agreement, except (a) a Restrictive Agreement as in effect on the Closing Date and shown on Schedule 9.1.16; (b) a Restrictive Agreement relating to secured Debt permitted hereunder, if such restrictions apply only to the collateral for such Debt; and (c) customary provisions in leases, licenses, joint venture agreements and other agreements with respect to dispositions permitted by this Agreement.

10.2.15   Hedging Agreements.  Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.

10.2.16   Conduct of Business.  Engage in any business, other than its business as conducted by Borrower and its Subsidiaries on the Closing Date (and similar related business) and any activities incidental thereto.  Notwithstanding anything contained herein to the contrary, Holdings shall not (i) engage in any business other than entering into and performing its obligations under and in accordance with the Loan Documents to which it is a party or (ii) own any assets other than (a) the capital stock of Borrower and (b) cash and Cash Equivalents in an amount not to exceed $5,000,000 at any one time for the purpose of paying general operating expenses of Holdings and for payment of dividends permitted to be paid hereunder or (iii) have any Debt or other liability other than its obligations under the Guaranty and its obligations under the guaranties of (a) the Existing Senior Notes and (b) other Debt permitted under Section 10.2.1 herein.

10.2.17   Affiliate Transactions.  Enter into or be party to any transaction with an Affiliate, except (a) transactions contemplated by the Loan Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered, and loans and advances permitted by Section 10.2.7; (c) payment of customary directors’ fees and indemnities; (d) transactions with Affiliates that were consummated prior to the Closing Date; and (e) transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms not less favorable to Borrower or its applicable Subsidiary than would be obtained in a comparable arm’s-length transaction with a non-Affiliate.

10.2.18   [Reserved].

10.2.19   Amendments to Subordinated Debt or Existing Senior Debt.  Amend, supplement or otherwise modify any Existing Senior Debt or any document, instrument or agreement relating to any Subordinated Debt, if such modification could reasonably be expected to affect the interests of the Lenders adversely in any material way, as determined by the Agent, in the exercise of its reasonable discretion, without obtaining the prior written consent of Required Lenders to such amendment, supplement or other modification.

10.2.20  Designation of a “Permitted Credit Facility”.  Holdings shall not, and shall not permit Borrower or any Subsidiaries to, become obligated under any “Permitted Credit Facility” (or the equivalent) other than the Loans for purposes of the indenture or other documents governing any Existing Senior Notes without the prior written consent of Required Lenders.

10.3  Minimum Fixed Charge Coverage Ratio. As long as any Commitments or Obligations are outstanding, when Availability is less than $125,000,000 (such date when Availability falls below $125,000,000 being the “Springing Test Date”) and until such time as Availability is above $125,000,000 for 60 consecutive days, Borrower shall maintain, as of the last day of each Fiscal Quarter commencing with the last day of the most recent Fiscal Quarter preceding the Springing Test Date for which financial information is available, a Fixed Charge Coverage Ratio of at least 1.00 to 1.0.

SECTION 11.                                EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1  Events of Default. Each of the following shall be an “Event of Default” hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a)           Borrower fails to pay (i) principal of any of the Loans or reimbursement of any LC Obligation when due (whether at stated maturity, on demand, upon acceleration or otherwise) or (ii) interest on any of the Loans or any fee or any other amount or Obligation (other than as otherwise provided in clause (i) above) under this Agreement or other Loan Document within five (5) days after its due date;

(b)           Any representation, warranty or other written statement of an Obligor made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given;

(c)           Borrower breaches or fails to perform any covenant contained in (i) Section 7.2, 7.4, 8.2.4, 8.2.5, the last sentence of 8.5, 8.6.2, 10.2 or 10.3, (ii) Section 8.1 or 10.1.2 (a) through (f) and such breach or failure is not cured within three (3) Business Days or (iii) Section 10.1.2(g) through (j) and such breach or failure is not cured within ten (10) Business Days;

(d)           An Obligor breaches or fails to perform any other covenant contained in any Loan Document, and such breach or failure is not cured within 30 days after a Senior Officer of such Obligor has knowledge thereof or receives notice thereof from Agent, whichever is sooner;

(e)           A Guarantor repudiates, revokes or attempts to revoke, in writing, its Guaranty; an Obligor denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Agent; or any material provision of a Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by Agent and Lenders);

(f)           Any breach or default of an Obligor occurs (after giving effect to any applicable grace period thereunder) under any document, instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to Borrowed Money in excess of $25,000,000 or, in the aggregate, with all such Borrowed Money, in excess of $50,000,000, if in each case the maturity of or any payment with respect to such Borrowed Money may be accelerated or demanded due to such breach;

(g)           Any judgment or order for the payment of money is entered against an Obligor in an amount that exceeds, individually $25,000,000 or cumulatively with all unsatisfied judgments or orders against all Obligors $50,000,000 (in either case, net of any insurance coverage not disputed by the insurer), unless a stay of enforcement of such judgment or order is in effect, by reason of a pending appeal or otherwise, or such judgment or order is covered by an indemnity from a Solvent third party which has not disputed its obligations thereunder and no judgment Lien has attached to such Obligor’s property;

(h)           A loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds $25,000,000;

(i)           An Obligor (x) is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any part of its business; an Obligor suffers the loss, revocation or termination of any license, permit, lease or agreement necessary to its business; there is a cessation of any part of an Obligor’s business for a period of time; any Collateral or Property of an Obligor is taken or impaired through condemnation; except in each case pursuant to this clause (x) to the extent that a Material Adverse Effect could not reasonably be expected to result or (y) an Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs except in connection with a merger or consolidation with another Obligor that is permitted hereby;

(j)           An Insolvency Proceeding is commenced by an Obligor; an Obligor makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee is appointed to take possession of any substantial Property of or to operate any of the business of an Obligor; or an Insolvency Proceeding is commenced against an Obligor and the Obligor consents to institution of the proceeding, the petition commencing the proceeding is not timely controverted by the Obligor, the petition is not dismissed within 60 days after filing, or an order for relief is entered in the proceeding;

(k)           An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of an Obligor to a Pension Plan, Multiemployer Plan or PBGC, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan; an Obligor or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan, any of which, individually or in the aggregate, (x) results in a liability in excess of $25,000,000 that is not immediately paid when due or (y) could reasonably be expected to result in a Material Adverse Effect; or

(l)           A Change of Control occurs.

11.2  Remedies upon Default. If an Event of Default described in Section 11.1(j) occurs with respect to Borrower, then to the extent permitted by Applicable Law, all Obligations shall become automatically due and payable and all Commitments shall terminate, without any action by Agent or notice of any kind.  In addition, or if any other Event of Default has occurred and is continuing, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

(a)           declare any Obligations immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrower to the fullest extent permitted by law;

(b)           terminate, reduce or condition any Commitment, or make (for so long as an Event of Default is continuing) any adjustment to the Borrowing Base;

(c)           require Obligors to Cash Collateralize LC Obligations, Bank Product Debt and other Obligations that are inchoate or contingent (other than indemnification obligations which are either contingent or inchoate to the extent no claims giving rise thereto have been asserted) or not yet due and payable, and, if Obligors fail promptly to deposit such Cash Collateral, Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolver Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied); and

(d)           exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC.  Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Borrower to assemble Collateral, at Borrower’s expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by Borrower, Borrower agrees not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable.  Borrower agrees that 10 days notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable.  Agent shall have the right to conduct such sales on any Obligor’s premises, without charge, and such sales may be adjourned from time to time in accordance with Applicable Law.  Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Obligations.

11.3  License.  Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license following the occurrence and during the continuance of an Event of Default (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Borrower, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral.  Borrower’s rights and interests under Intellectual Property shall inure to Agent’s benefit.

11.4  Setoff. At any time during an Event of Default, Agent, Issuing Bank, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, Issuing Bank, such Lender or such Affiliate to or for the credit or the account of an Obligor against any Obligations, irrespective of whether or not Agent, Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of Agent, Issuing Bank, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

11.5  Remedies Cumulative; No Waiver.

11.5.1 Cumulative Rights.  All covenants, conditions, provisions, warranties, guaranties, indemnities and other undertakings of Borrower contained in the Loan Documents are cumulative and not in derogation or substitution of each other.  In particular, the rights and remedies of Agent and Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and shall not be exclusive of any other rights or remedies that Agent and Lenders may have, whether under any agreement, by law, at equity or otherwise.

11.5.2 Waivers.  The failure or delay of Agent or any Lender to require strict performance by Borrower with any terms of the Loan Documents, or to exercise any rights or remedies with respect to Collateral or otherwise, shall not operate as a waiver thereof nor as establishment of a course of dealing.  All rights and remedies shall continue in full force and effect until Full Payment of all Obligations.  No modification of any terms of any Loan Documents (including any waiver thereof) shall be effective, unless such modification is specifically provided in a writing directed to Borrower and executed by Agent or the requisite Lenders, and such modification shall be applicable only to the matter specified.  No waiver of any Default or Event of Default shall constitute a waiver of any other Default or Event of Default that may exist at such time, unless expressly stated.  If Agent or any Lender accepts performance by any Obligor under any Loan Documents in a manner other than that specified therein, or during any Default or Event of Default, or if Agent or any Lender shall delay or exercise any right or remedy under any Loan Documents, such acceptance, delay or exercise shall not operate to waive any Default or Event of Default nor to preclude exercise of any other right or remedy.  It is expressly acknowledged by Borrower that any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

SECTION 12.  AGENT

12.1  Appointment, Authority and Duties of Agent.

12.1.1 Appointment and Authority.  Each Lender appoints and designates Bank of America as Agent hereunder.  Agent may, and each Lender authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents, for Agent’s benefit and the Pro Rata benefit of Lenders.  Each Lender agrees that any action taken by Agent or Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by Agent or Required Lenders of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized and binding upon all Lenders.  Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document from any Obligor or other Person; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) exercise all rights and remedies given to Agent with respect to any Collateral under the Loan Documents, Applicable Law or otherwise.  The duties of Agent shall be ministerial and administrative in nature, and Agent shall not have a fiduciary relationship with any Lender, Secured Party, Participant or other Person, by reason of any Loan Document or any transaction relating thereto.  Agent alone shall be authorized to determine whether any Accounts or Inventory constitute Eligible Accounts or Eligible Inventory, or whether to impose or release any reserve, and to exercise its Credit Judgment in connection therewith, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Lender or other Person for any error in judgment.

12.1.2 Duties.  Agent shall not have any duties except those expressly set forth in the Loan Documents.  The conferral upon Agent of any right shall not imply a duty on Agent’s part to exercise such right, unless instructed to do so by Required Lenders in accordance with this Agreement.

12.1.3 Agent Professionals.  Agent may perform its duties through agents and employees.  Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional.  Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

12.1.4 Instructions of Required Lenders.  The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law.  Agent may request instructions from Required Lenders with respect to any act (including the failure to act) in connection with any Loan Documents, and may seek assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.6 against all Claims that could be incurred by Agent in connection with any act.  Agent shall be entitled to refrain from any act until it has received such instructions or assurances, and Agent shall not incur liability to any Person by reason of so refraining.  Instructions of Required Lenders shall be binding upon all Lenders, and no

Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting in accordance with the instructions of Required Lenders.  Notwithstanding the foregoing, instructions by and consent of all Lenders shall be required in the circumstances described in Section 14.1.1, and in no event shall Required Lenders, without the prior written consent of each Lender, direct Agent to accelerate and demand payment of Loans held by one Lender without accelerating and demanding payment of all other Loans, nor to terminate the Commitments of one Lender without terminating the Commitments of all Lenders.  In no event shall Agent be required to take any action that, in its opinion, is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to personal liability.

12.2  Agreements Regarding Collateral and Field Examination Reports.

12.2.1. Lien Releases; Care of Collateral.  Lenders authorize Agent to release any Guaranty with respect to a Material Subsidiary and any Lien with respect to any Collateral (a) upon Full Payment of the Obligations; (b) that is the subject of an Asset Disposition which Borrower certifies in writing to Agent is a Permitted Asset Disposition or a Lien which Borrower certifies is a Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on any such certificate without further inquiry); (c) that does not constitute a material part of the Collateral; or (d) with the written consent of all Lenders.  Agent shall have no obligation whatsoever to any Lenders to assure that any Collateral exists or is owned by Borrower, or is cared for, protected, insured or encumbered, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

12.2.2. Possession of Collateral.  Agent and Lenders appoint each other Lender as agent for the purpose of perfecting Liens (for the benefit of Secured Parties) in any Collateral that, under the UCC or other Applicable Law, can be perfected by possession.  If any Lender obtains possession of any such Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with such Collateral in accordance with Agent’s instructions.

12.2.3. Reports.  Agent shall promptly, upon receipt thereof, forward to each Lender copies of the results of any field audit, examination or appraisal prepared by or on behalf of Agent with respect to any Obligor or Collateral (“Report”).  Each Lender agrees (a) that neither Bank of America nor Agent makes any representation or warranty as to the accuracy or completeness of any Report, and shall not be liable for any information contained in or omitted from any Report; (b) that the Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing any audit or examination will inspect only specific information regarding Obligations or the Collateral and will rely significantly upon Borrower’s books and records as well as upon representations of Borrower’s officers and employees; and (c) to keep all Reports confidential and strictly for such Lender’s internal use, and not to distribute any Report (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants) or use any Report in any manner other than administration of the Loans and other Obligations.  Each Lender agrees to indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Report, as well as any Claims arising in connection with any third parties that obtain any part or contents of a Report through such Lender.

    12.3  Reliance By Agent.  Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and upon the advice and statements of Agent Professionals.

    12.4  Action Upon Default.  Agent shall not be deemed to have knowledge of any Default or Event of Default unless it has received written notice from a Lender or Borrower specifying the occurrence and nature thereof.  If any Lender acquires knowledge of a Default or Event of Default, it shall promptly notify Agent and the other Lenders thereof in writing.  Each Lender agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations under any Loan Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.  Notwithstanding the foregoing, however, a Lender may take action to preserve or enforce its rights against an Obligor where a deadline or limitation period is applicable that would, absent such action, bar enforcement of Obligations held by such Lender, including the filing of proofs of claim in an Insolvency Proceeding.

12.5  Ratable Sharing. If any Lender shall obtain any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its share of such Obligation, determined on a Pro Rata basis or in accordance with Section 5.6.1, as applicable, such Lender shall forthwith purchase from Agent, Issuing Bank and the other Lenders such participations in the affected Obligation as are necessary to cause the purchasing Lender to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.6.1, as applicable.  If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.  No Lender shall set off against any Dominion Account without the prior consent of Agent.

12.6  Indemnification of Agent Indemnitees.  ABSENT GROSS NEGLIGENCE AND WILLFUL MISCONDUCT OF THE AGENT INDEMNITEES, EACH LENDER SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS (BUT WITHOUT LIMITING THE INDEMNIFICATION OBLIGATIONS OF OBLIGORS UNDER ANY LOAN DOCUMENTS), ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY AGENT INDEMNITEE, PROVIDED THE CLAIM RELATES TO OR ARISES FROM AN AGENT INDEMNITEE ACTING AS OR FOR AGENT (IN ITS CAPACITY AS AGENT) IN ACCORDANCE WITH THE TERMS HEREOF.  In Agent’s discretion, it may reserve for any such Claims made against an Agent Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Lenders.  If Agent is sued by any receiver, bankruptcy trustee, debtor-in-possession or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Lender to the extent of its Pro Rata share.

    12.7  Limitation on Responsibilities of Agent.  Agent shall not be liable to Lenders for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct.  Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor or Lender of any obligations under the Loan Documents.  Agent does not make to Lenders any express or implied warranty, representation or guarantee with respect to any Obligations, Collateral, Loan Documents or Obligor.  No Agent Indemnitee shall be responsible to Lenders for any recitals, statements, information, representations or warranties contained in any Loan Documents; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectibility, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectibility of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor.  No Agent Indemnitee shall have any obligation to any Lender to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

12.8  Successor Agent and Co-Agents.

12.8.1 Resignation; Successor Agent.  Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrower.  Upon receipt of such notice, Required Lenders shall have the right to appoint a successor Agent which shall be (a) a Lender or an Affiliate of a Lender; or (b) a commercial bank that is organized under the laws of the United States or any state or district thereof, has a combined capital surplus of at least $200,000,000 and (provided no Default or Event of Default exists) is reasonably acceptable to Borrower.  If no successor agent is appointed prior to the effective date of the resignation of Agent, then Agent may appoint a successor agent from among Lenders.  Upon acceptance by a successor Agent of an appointment to serve as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act, and the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Sections 12.6 and 14.2.  Notwithstanding any Agent’s resignation, the provisions of this Section 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Agent.  Any successor to Bank of America by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.

12.8.2 Separate Collateral Agent.  It is the intent of the parties that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business in any jurisdiction.  If Agent believes that it may be limited in the exercise of any rights or remedies under the Loan Documents due to any Applicable Law, Agent may appoint an additional Person who is not so limited, as a separate collateral agent or co-collateral agent.  If Agent so appoints a collateral agent or co-collateral agent, each right and remedy intended to be available to Agent under the Loan Documents shall also be vested in such separate agent.  Every covenant and obligation necessary to the exercise thereof by such agent shall run to and be enforceable by it as well as Agent.  Lenders shall execute and deliver such documents as Agent deems appropriate to vest any rights or remedies in such agent.  If any collateral agent or co-collateral agent shall die or dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

12.9  Due Diligence and Non-Reliance.  Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans and participate in LC Obligations hereunder.  Each Lender has made such inquiries concerning the Loan Documents, the Collateral and each Obligor as such Lender feels necessary.  Each Lender further acknowledges and agrees that the other Lenders and Agent have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations.  Each Lender will, independently and without reliance upon the other Lenders or Agent, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents.  Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Lender with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or any of Agent’s Affiliates.

12.10  Replacement of Certain Lenders. If a Lender (a) fails to fund its Pro Rata share of any Loan or LC Obligation hereunder, and such failure is not cured within two Business Days, (b) defaults in performing any of its obligations under the Loan Documents, (c) requests compensation under Section 3.7 or receives compensation under Section 5.9, or (d) fails to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, then, in addition to any other rights and remedies that any Person may have, Agent (i) may by notice to such Lender within 120 days after such event, require such Lender to assign all of its rights and obligations under the Loan Documents to an Eligible Assignee(s) specified by Agent or (ii) shall, so long as no Event of Default has occurred and is continuing and at Borrower’s request, by notice to such Lender within 120 days after such event, use commercially reasonable efforts to require such Lender to assign all of its rights and obligations under the Loan Documents to an Eligible Assignee(s) identified by Borrower and reasonably acceptable to Agent, in each case, pursuant to appropriate Assignment and Acceptance(s) and within 5 days after Agent’s notice.  Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute same.  Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents, including all principal, interest and fees through the date of assignment (but excluding any prepayment charge).

12.11  Remittance of Payments and Collections.

12.11.1 Remittances Generally.  All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds.  If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 11:00 a.m. (Central Time) on a Business Day, payment shall be made by Lender not later than 1:00 p.m. (Central Time) on such day, and if request is made after 11:00 a.m. (Central Time), then payment shall be made by 11:00 a.m. (Central Time) on the next Business Day.  Payment by Agent to any Lender shall be made by wire transfer, in the type of funds received by Agent.  Any such payment shall be subject to Agent’s right of offset for any amounts due from such Lender under the Loan Documents.

12.11.2 Failure to Pay.  If any Lender fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest from the due date until paid at the rate determined by Agent as customary in the banking industry for interbank compensation.  In no event shall Borrower be entitled to receive credit for any interest paid by a Lender to Agent.

12.11.3 Recovery of Payments.  If Agent pays any amount to a Lender in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from each Lender that received it.  If Agent determines at any time that an amount received under any Loan Document must be returned to an Obligor or paid to any other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, Agent shall not be required to distribute such amount to any Lender.  If any amounts received and applied by Agent to any Obligations are later required to be returned by Agent pursuant to Applicable Law, each Lender shall pay to Agent, on demand, such Lender’s Pro Rata share of the amounts required to be returned.

12.12  Agent in its Individual Capacity. As a Lender, Bank of America shall have the same rights and remedies under the other Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include Bank of America in its capacity as a Lender.  Each of Bank of America and its Affiliates may accept deposits from, maintain deposits or credit balances for, invest in, lend money to, provide Bank Products to, act as trustee under indentures of, serve as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if Bank of America were any other bank, without any duty to account therefor (including any fees or other consideration received in connection therewith) to the other Lenders.  In their individual capacity, Bank of America and its Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and each Lender agrees that Bank of America and its Affiliates shall be under no obligation to provide such information to Lenders, if acquired in such individual capacity and not as Agent hereunder.

12.13  Agent Titles.  Each Lender, other than Bank of America, that is designated (on the cover page of this Agreement or otherwise) by Bank of America as an “Agent” or “Arranger” of any type shall not have any right, power, responsibility or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event be deemed to have any fiduciary relationship with any other Lender.

12.14  No Third Party Beneficiaries. This Section 12 (except with respect to Borrower’s rights under Sections 12.8 and 12.10) is an agreement solely among Lenders and Agent, and shall survive Full Payment of the Obligations.  This Section 12 (except with respect to Borrower’s rights under Sections 12.8 and 12.10) does not confer any rights or benefits upon Borrower or any other Person.  As between Borrower and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Lenders.

SECTION 13.  BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

13.1  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrower, Agent, Lenders, and their respective successors and permitted assigns, except that (a) Borrower shall not have the right to assign its rights or delegate its obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 13.3.  Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3.  Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

13.2  Participations.

13.2.1 Permitted Participants; Effect.  Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents.  Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for performance of such obligations, such Lender shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by Borrower shall be determined as if such Lender had not sold such participating interests, and Borrower and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents.  Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.9 unless Borrower agrees otherwise in writing.

13.2.2 Voting Rights.  Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of any Loan Documents other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Commitment in which such Participant has an interest, postpones the Commitment Termination Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or releases Borrower, Guarantor (except in respect of a Permitted Asset Disposition of such Guarantor) or substantial portion of the Collateral.

13.2.3 Benefit of Set-Off.  Borrower agrees that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it to the maximum extent permitted by Applicable Law.  By exercising any such applicable right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender.

13.3  Assignments.

13.3.1 Permitted Assignments.  A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $5,000,000 (unless otherwise agreed by Agent and, so long as a Specified Event of Default has not occurred, Borrower in its/their discretion) and integral multiples of $1,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least $5,000,000 (unless otherwise agreed by Agent and, so long as a Specified Event of Default has not occurred, Borrower in its/their discretion); and (c) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance.  Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to (i) any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank, or (ii) counterparties to swap agreements relating to any Loans; provided, however, that any payment by Borrower to the assigning Lender in respect of any Obligations assigned as described in this sentence shall satisfy Borrower’s obligations hereunder to the extent of such payment, and no such assignment shall release the assigning Lender from its obligations hereunder.

13.3.2 Effect; Effective Date.  Upon delivery to Agent of an assignment notice in the form of Exhibit D and a processing fee of $3,500 (unless otherwise agreed by Agent in its discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 13.3.  From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder.  Upon consummation of an assignment, the transferor Lender, Agent and Borrower shall make appropriate arrangements for issuance of replacement and/or new Notes, as applicable.  The transferee Lender shall comply with Section 5.10 and 5.11 and deliver, upon request, an administrative questionnaire reasonably satisfactory to Agent.

SECTION 14.  MISCELLANEOUS

14.1  Consents, Amendments and Waivers.

14.1.1 Amendment.  No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent (with the consent of Required Lenders) and each Obligor party to such Loan Document; provided, however, that

(a)           without the prior written consent of Agent, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

(b)           without the prior written consent of Issuing Bank, no modification shall be effective with respect to any LC Obligations or Section 2.3;

(c)           without the prior written consent of each affected Lender, no modification shall be effective that would (i) increase the Commitment of such Lender; or (ii) reduce the amount of, or waive or delay a scheduled payment of, any principal, interest or fees payable to such Lender; and

(d)           without the prior written consent of all Lenders (except a defaulting Lender as provided in Section 4.2), no modification shall be effective that would (i) extend the Revolver Termination Date; (ii) alter Section 5.6, 7.1 (except to add Collateral) or 14.1.1; (iii) amend the definitions of Borrowing Base (and the defined terms used in such definition) which has the effect of increasing Availability, Pro Rata or Required Lenders; (iv) increase any advance rate or increase total

Commitments; (v) release all or substantially all of the Collateral, except as currently contemplated by the Loan Documents; or (vi) release any Obligor from liability for any Obligations, unless pursuant to a Permitted Asset Disposition of such Obligor.

14.1.2 Limitations.  The agreement of Borrower shall not be necessary to the effectiveness of any modification of a Loan Document that deals solely with the rights and duties of Lenders, Agent and/or Issuing Bank as among themselves.  Only the consent of the parties to the Fee Letter or any agreement relating to a Bank Product shall be required for any modification of such agreement, and no Affiliate of a Lender that is party to a Bank Product agreement shall have any other right to consent to or participate in any manner in modification of any other Loan Document.  The making of any Loans during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default, nor to establish a course of dealing.  Any waiver or consent granted by Lenders hereunder shall be effective only if in writing, and then only in the specific instance and for the specific purpose for which it is given.

14.1.3 Payment for Consents.  Borrower will not, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

14.2  Indemnity.  BORROWER SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE; provided, however, that in no event shall Borrower or any Obligor party to a Loan Document have any obligation hereunder or thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim to the extent that such Claim is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.

14.3  Notices and Communications.

14.3.1 Notice Address.  Subject to Section 4.1.4, all notices and other communications by or to a party hereto shall be in writing and shall be given to Borrower, at Borrower’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3.  Each such notice or other communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged.  Notwithstanding the foregoing, no notice to Agent pursuant to Section 2.1.4, 2.3, 3.1.2, 4.1.1 or 5.3.3 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent.  Any written notice or other communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party.

14.3.2 Electronic Communications; Voice Mail.  Electronic mail and internet websites may be used only for routine communications, such as financial statements, Borrowing Base Certificates and other information required by Section 10.1.2, administrative matters, distribution of Loan Documents for execution, and matters permitted under Section 4.1.4.  Agent and Lenders make no assurances as to the privacy and security of electronic communications.  Electronic and voice mail may not be used as effective notice under the Loan Documents.

14.3.3 Non-Conforming Communications.  Agent and Lenders may rely upon any notices purportedly given by or on behalf of Borrower even if such notices were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation.  Borrower shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any telephonic communication purportedly given by or on behalf of Borrower.

14.4  Performance of Borrower’s Obligations.  Agent may, in its discretion at any time when an Event of Default has occurred and is continuing, at Borrower’s reasonable expense, pay any amount or do any act required of Borrower under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien.  All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed to Agent by Borrower, on demand, with interest from the date incurred to the date of payment thereof at the Default Rate applicable to Base Rate Revolver Loans.  Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

14.5  Credit Inquiries.  Borrower hereby authorizes Agent and Lenders (but they shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning Borrower or any Subsidiary.

14.6  Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law.  If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

14.7  Cumulative Effect; Conflict of Terms.  The provisions of the Loan Documents are cumulative.  The parties acknowledge that the Loan Documents may use several limitations, tests or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided.  Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

14.8  Counterparts.  Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto.  Delivery of a signature page of any Loan Document by telecopy shall be effective as delivery of a manually executed counterpart of such agreement.

14.9  Entire Agreement.  Time is of the essence of the Loan Documents.  The Loan Documents constitute the entire contract among the parties relating to the subject matter hereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

14.10  Obligations of Lenders. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender.  Amounts payable hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled, to the extent not otherwise restricted hereunder, to protect and enforce its rights arising out of the Loan Documents.  It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes.  Nothing in this Agreement and no action of Agent or Lenders pursuant to the Loan Documents shall be deemed to constitute Agent and Lenders to be a partnership, association, joint venture or any other kind of entity, nor to constitute control of Borrower.  Borrower acknowledges and agrees that in connection with all aspects of any transaction contemplated by the Loan Documents, Borrower, Agent, Issuing Bank and Lenders have an arms-length business relationship that creates no fiduciary duty on the part of Agent, Issuing Bank or any Lender, and Borrower, Agent, Issuing Bank and Lender expressly disclaim any fiduciary relationship.

14.11  Confidentiality.  Each of Agent, Lenders and Issuing Bank agrees to maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (in which case Agent, Lender or Issuing Bank shall notify Borrower to the extent lawfully permitted to do so); (c) to the extent required by Applicable Law or by any subpoena or similar legal process (in which case Agent, Lender or Issuing Bank shall notify Borrower to the extent lawfully permitted to do so); (d) to any other party hereto; (e) in connection with the exercise of any remedies, the enforcement of any rights, or any action or proceeding relating to any Loan Documents; (f) subject to an agreement containing provisions substantially the same as those of this Section, to any Transferee or any actual or prospective party (or its advisors) to any Bank Product; (g) with the consent of Borrower; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to Agent, any Lender, Issuing Bank or any of their Affiliates on a nonconfidential basis from a source other than Borrower.  Notwithstanding the foregoing, Agent and Lenders may issue and disseminate to the public general information describing this credit facility, including the names and addresses of Borrower and a general description of Borrower’s businesses, and may use Borrower’s name in advertising and other promotional materials.  For purposes of this Section, “Information” means all information received from an Obligor or Subsidiary relating to it or its business, other than any information that is available to Agent, any Lender or Issuing Bank on a nonconfidential basis prior to disclosure by the Obligor or Subsidiary, provided that, in the case of information received from an Obligor or Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information pursuant to this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.  Each of Agent, Lenders and Issuing Bank acknowledges that (i) Information may include material non-public information concerning an Obligor or Subsidiary; (ii) it has developed compliance procedures regarding the use of material non-public information; and (iii) it will handle such material non-public information in accordance with Applicable Law, including federal and state securities laws.  Notwithstanding the foregoing, the confidentiality provisions contained in this Agreement shall not prohibit disclosures to any trustee, administrator, collateral manager, servicer, backup servicer, lender, rating agency or secured party of any special purpose funding vehicles (each, an “SPV”) or its affiliates in connection with the evaluation, administration, servicing of, or the reporting on, the assets or securitization activities of such SPV or its affiliates (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential).

14.12  Certifications Regarding Indentures.  Borrower certifies to Agent and Lenders that neither the execution or performance of the Loan Documents nor the incurrence of any Obligations by Borrower violates the Existing Senior Notes (or the indentures executed in connection therewith).  Borrower further certifies that the Commitments and Obligations constitute a “Permitted Credit Facility” under the Existing Senior Notes (or the indentures executed in connection therewith).

14.13  GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

14.14  Consent to Forum.  EACH PARTY HERETO HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER THE STATE OF NEW YORK, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT.  EACH PARTY HERETO IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1.  Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law.  Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

14.15  Waivers by Borrower. To the fullest extent permitted by Applicable Law, Borrower waives (a) the right to trial by jury (which Agent and each Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which Borrower may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Agent or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof.  Borrower acknowledges that the foregoing waivers are a material inducement to Agent and Lenders entering into this Agreement and that Agent and Lenders are relying upon the foregoing in their dealings with Borrower.  Borrower has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

14.16  Patriot Act Notice.  Agent and Lenders hereby notify Borrower that pursuant to the requirements of the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies Borrower, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act.  Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Borrower’s management and owners, such as legal name, address, social security number and date of birth.

[Remainder of page intentionally left blank; signatures begin on following page]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

BORROWER:

AK STEEL CORPORATION

By:	/s/Albert E. Ferrara, Jr.
Title:	Vice President, Finance and Chief Financial Officer
Address:
AK Steel Corporation
703 Curtis Street
Middletown, OH 45043
Attn: David E. Westcott, Treasurer
Telecopy: (513) 425-5580

AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Agent and Lender

By:	/s/ Brian Conole
Title:	Senior Vice President
Address:
20975 Swenson Drive, Suite 200
Waukesha, WI 53186
Attn: Kelly Ehrhart
Telecopy: (262) 798-4882

WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL), as Lender

By:	/s/ Steve Linderman
Title:	Managing Director
Address:
150 South Wacker Drive, Suite 2200
Chicago, IL 60606
Attn: Laura Wheeland
Telecopy: (312) 332-0424

GENERAL ELECTRIC CAPITAL CORPORATION, as Lender

By:	/s/ Bond Harberts
Title:	Duly Authorized Signatory
Address:
General Electric Capital Corporation
Corporate Financial Services
500 West Monroe
Chicago, IL 60661-3671
Attn: Bond Harberts
Telecopy: (312) 441-7030

JPMORGAN CHASE BANK, N.A., as Lender

By:	/s/ Stephen Christ
Title:	Assistant Vice President
Address:
120 S. LaSalle Street
Chicago, IL 60603
Attn: Patrick Fravel
Telecopy: (312) 661-6929

FIFTH THIRD BANK , as Lender

By:	/s/ Megan S. Heisel
Title:	Vice President
Address:
38 Fountain Square MD 109055
Cincinnati, OH 45263
Attn: Megan Heisel
Telecopy: (513) 534-5947

WELLS FARGO FOOTHILL, LLC, as Lender

By:	/s/ Mark Bradford
Title:	Vice President
Address:
2450 Colorado Ave
Suite 3000 West
Santa Monica, CA 90404
Attn: Mark Bradford
Telecopy: (310) 453-7446

GMAC COMMERCIAL FINANCE LLC – STRUCTURED FINANCE DIVISION, as Lender

By:	/s/ Marline Alexander-Thomas
Title:	Vice President
Address:
GMAC Commercial Finance LLC
1290 Avenue of the Americas, 3rd Floor
New York, NY 10104
Attn: Marline Alexander-Thomas
Telecopy: (212) 884-7692

NATIONAL CITY BUSINESS CREDIT, INC., as Lender

By:	/s/ Tom Buda
Title:	Vice President
Address:
1965 East 6th Street
Locator 01-3049
Cleveland, OH 44114
Attn: Tom Buda
Telecopy: (216) 222-9555

LASALLE BUSINESS CREDIT, LLC, as Lender

By:	/s/ Thomas J. Brennan
Title:	First Vice President
Address:
135 S. LaSalle Street
Chicago, IL 60603
Attn: Thomas J. Brennan
Telecopy: (312) 904-6450

CREDIT SUISSE, CAYMAN ISLAND BRANCH, as Lender

By:	/s/ Jay Chall
Title:	Director

By:	/s/ James Neira
Title:	Associate
Address:
Eleven Madison Avenue
New York, NY 10010
Attn: Ian Nalitt
Telecopy: (212) 325-8615

MORGAN STANLEY BANK, as Lender

By:	/s/ Daniel Twenge
Title:	Authorized Signatory
Address:
750 Seventh Avenue, 11th Floor
New York, NY 10019
Attn: Robert Packer
Telecopy: (212) 507-3045

UBS LOAN FINANCE LLC, as Lender

By:	/s/ Richard L. Tavrow
Title:	Director

By:	/s/ Irja R. Otsa
Title:	Associate Director
Address:
677 Washington Blvd.
6th Floor, Tower
Stamford, CT 06901
Attn: Elizabeth White
Telecopy: (203) 719-3618

PNC BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ David B. Gookin
Title:	Senior Vice President
Address:
249 Fifth Avenue
Pittsburgh, PA 15222
Attn: Marc VanHorn
Telecopy: (412) 705-3232

NORTH FORK BUSINESS CAPITAL CORPORATION, as Lender

By:	/s/ Robert L. Heinz
Title:	Senior Vice President
Address:
1415 W. 22nd Street, Suite 750 E
Oak Brook, IL 60523
Attn: Regional Manager
Telecopy: (630) 684-0228

UPS CAPITAL CORPORATION, as Lender

By:	/s/ John P. Holloway
Title:	Director, Portfolio Management
Address:
35 Glenlake Pkwy, NE
Atlanta, GA 30328
Attn: David Holland
Telecopy: (404) 828-3775

EXHIBIT A
to
Loan and Security Agreement

REVOLVER NOTE

[Date]	$___________________	New York, New York

AK STEEL CORPORATION, a Delaware corporation (“Borrower”), for value received, hereby unconditionally promises to pay to the order of ____________________________ (“Lender”), the principal sum of ______________________________ DOLLARS ($___________), or such lesser amount as may be advanced by Lender as Revolver Loans and owing as LC Obligations from time to time under the Loan Agreement described below, together with all accrued and unpaid interest thereon.  Terms are used herein as defined in the Loan and Security Agreement dated as of February 20, 2007, among Borrower, Bank of America, N.A., as Agent, Lender, and certain other financial institutions, as such agreement may be amended, modified, renewed or extended from time to time (“Loan Agreement”).

 Principal of and interest on this Note from time to time outstanding shall be due and payable as provided in the Loan Agreement.  This Note is issued pursuant to and evidences Revolver Loans and LC Obligations under the Loan Agreement, to which reference is made for a statement of the rights and obligations of Lender and the duties and obligations of Borrower.  The Loan Agreement contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events, and for the borrowing, prepayment and reborrowing of amounts upon specified terms and conditions.

The holder of this Note is hereby authorized by Borrower to record on a schedule annexed to this Note (or on a supplemental schedule) the amounts owing with respect to Revolver Loans and LC Obligations, and the payment thereof.  Failure to make any notation, however, shall not affect the rights of the holder of this Note or any obligations of Borrower hereunder or under any other Loan Documents.

Time is of the essence of this Note.  Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive to the extent permitted by Applicable Law demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

In no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permitted under Applicable Law.  If any such excess amount is inadvertently paid by Borrower or inadvertently received by the holder of this Note, such excess shall be returned to Borrower or credited as a payment of principal, in accordance with the Loan Agreement.  It is the intent hereof that Borrower not pay or contract to pay, and that holder of this Note not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under Applicable Law.

This Note shall be governed by the laws of the State of New York, without giving effect to any conflict of law principles (but giving effect to federal laws relating to national banks).

IN WITNESS WHEREOF, this Revolver Note is executed as of the date set forth above.

Attest:		AK STEEL CORPORATION

By:
Secretary	Title:

[Seal]

EXHIBIT B
to
Loan and Security Agreement

NOTICE OF BORROWING

Date:  __________ ___, 20__
To:
Bank of America, N.A. as agent (“Agent”) for the financial institutions (“Lenders”) party to that certain Loan and Security Agreement dated as of February 20, 2007 (as the same may be amended, modified, renewed or extended from time to time, the “Loan Agreement”; terms used herein and not defined herein shall have the meanings assigned to such terms in the Loan Agreement) among AK Steel Corporation (“Borrower”), Lenders, and Agent.

Ladies and Gentlemen:
Borrower hereby gives you irrevocable notice pursuant to Section 4.1 of the Loan Agreement that it requests a Borrowing pursuant to the following terms:

1.	The Business Day of the proposed Borrowing is _________ __, 20__.
2.	The aggregate amount of the proposed Borrowing is $_____________.
3.	The Borrowing is to be comprised of [Base Rate Loans] [LIBOR Loans].
4.	The duration of the Interest Period for the LIBOR Loans, if any, included in the Borrowing shall be _____ months.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

(a) No Default or Event of Default has occurred and is continuing or would result from such proposed Borrowing;

(b) The representations and warranties of each Obligor contained in the Loan Documents are true and correct in all material respects (without giving effect to any materiality qualifier contained therein) expect to the extent expressly relating to an earlier date;

(c) The Commitments and Obligations under the Loan Agreement constitute a “Permitted Credit Facility” under the Existing Senior Notes (or the indentures executed in connection therewith); and

(d) The proposed Borrowing will not cause the aggregate principal amount of all outstanding Revolving Loans to exceed the Borrowing Base.

AK STEEL CORPORATION

By:

Name:

Title:

EXHIBIT C
to
Loan and Security Agreement

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Loan and Security Agreement dated as of February 20, 2007, as amended (“Loan Agreement”), among AK STEEL CORPORATION (“Borrower”), BANK OF AMERICA, N.A., as agent (“Agent”) for the financial institutions from time to time party to the Loan Agreement (“Lenders”), and such Lenders.  Terms are used herein as defined in the Loan Agreement.

______________________________________ (“Assignor”) and _________________________ _____________ (“Assignee”) agree as follows:

1.           Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor (a) a principal amount of $________ of Assignor’s outstanding Revolver Loans and $___________ of Assignor’s participations in LC Obligations and (b) the amount of $__________ of Assignor’s Revolver Commitment (which represents ____% of the total Revolver Commitments) (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest.  This Agreement shall be effective as of the date (“Effective Date”) indicated in the corresponding Assignment Notice delivered to Agent, provided such Assignment Notice is executed by Assignor, Assignee, Agent and Borrower, if applicable.  From and after the Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor’s obligations in respect of the Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be payable to or for Assignor’s account in respect of the Assigned Interest shall be payable to or for Assignee’s account, to the extent such amounts accrue on or after the Effective Date.

2.           Assignor (a) represents that as of the date hereof, prior to giving effect to this assignment, its Revolver Commitment is $__________ and the outstanding balance of its Revolver Loans and participations in LC Obligations is $__________; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of their obligations under the Loan Documents.  [Assignor is attaching the Note[s] held by it and requests that Agent exchange such Note[s] for new Notes payable to Assignee [and Assignor].]

3.           Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received copies of the Loan Agreement and such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it shall, independently and without reliance upon Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto; (f) agrees that it will observe and perform all obligations that are required to be performed by it as a “Lender” under the Loan Documents; and (g) represents and warrants that the assignment evidenced hereby will not result in a non-exempt “prohibited transaction” under Section 406 of ERISA.

4.           This Agreement shall be governed by the laws of the State of New York.  If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Agreement shall remain in full force and effect.

5.           Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission, or by first-class mail, shall be deemed given when sent and shall be sent as follows:

(a)	If to Assignee, to the following address (or to such other address as Assignee may designate from time to time):

__________________________
__________________________
__________________________

(b)	If to Assignor, to the following address (or to such other address as Assignor may designate from time to time):
__________________________
__________________________
__________________________
__________________________

Payments hereunder shall be made by wire transfer of immediately available Dollars as follows:

If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):

______________________________
______________________________
ABA No._______________________
______________________________
Account No.____________________
Reference:  _____________________

If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

______________________________
______________________________
ABA No._______________________
______________________________
Account No.____________________
Reference:  _____________________

IN WITNESS WHEREOF, this Assignment and Acceptance is executed as of _____________.

(“Assignee”)

By
Title:

(“Assignor”)

By
Title:

EXHIBIT D
to
Loan and Security Agreement

ASSIGNMENT NOTICE

Reference is made to (1) the Loan and Security Agreement dated as of February 20, 2007, as amended (“Loan Agreement”), among AK STEEL CORPORATION (“Borrower”), BANK OF AMERICA, N.A., as agent (“Agent”) for the financial institutions from time to time party to the Loan Agreement (“Lenders”), and such Lenders; and (2) the Assignment and Acceptance dated as of ____________, 20__ (“Assignment Agreement”), between __________________ (“Assignor”) and ____________________ (“Assignee”).  Terms are used herein as defined in the Loan Agreement.

Assignor hereby notifies Borrower and Agent of Assignor’s intent to assign to Assignee pursuant to the Assignment Agreement (a) a principal amount of $________ of Assignor’s outstanding Revolver Loans and $___________ of Assignor’s participations in LC Obligations and (b) the amount of $__________ of Assignor’s Revolver Commitment (which represents ____% of the total Revolver Commitments) (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest.  This Agreement shall be effective as of the date (“Effective Date”) indicated below, provided this Assignment Notice is executed by Assignor, Assignee, Agent and Borrower, if applicable.  Pursuant to the Assignment Agreement, Assignee has expressly assumed all of Assignor’s obligations under the Loan Agreement to the extent of the Assigned Interest, as of the Effective Date.

For purposes of the Loan Agreement, Agent shall deem Assignor’s Revolver Commitment to be reduced by $_________, and Assignee’s Revolver Commitment to be increased by $_________.

The address of Assignee to which notices and information are to be sent under the terms of the Loan Agreement is:

________________________
________________________
________________________
________________________

The address of Assignee to which payments are to be sent under the terms of the Loan Agreement is shown in the Assignment and Acceptance.

This Notice is being delivered to Borrower and Agent pursuant to Section 13.3 of the Loan Agreement.  Please acknowledge your acceptance of this Notice by executing and returning to Assignee and Assignor a copy of this Notice.

IN WITNESS WHEREOF, this Assignment Notice is executed as of _____________.

(“Assignee”)

By
Title:

(“Assignor”)

By
Title:

ACKNOWLEDGED AND AGREED,
AS OF THE DATE SET FORTH ABOVE:

BORROWER:*

By
Title:

* No signature required if Assignee is a Lender, U.S.-based Affiliate of a Lender or Approved Fund, or if a specified Event of Default exists.

BANK OF AMERICA, N.A.,
as Agent

By
Title:

Exhibit E-1
to Loan and Security Agreement

FORM OF
LENDER ADDITION AGREEMENT
FOR
LOAN AND SECURITY AGREEMENT

Reference is made to the Loan and Security Agreement, dated as of February 20, 2007 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among AK Steel Corporation (the “Borrower”), the financial institutions party thereto from time to time (“Lenders”) and Bank of America, N.A., as the Agent for the Lenders (in such capacity, the “Agent”).  Unless otherwise defined herein, capitalized terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

The entity identified on Schedule 1 hereto as the New Lender (the “New Lender”) agrees as follows:

    1.   New Lender Commitment.

Subject to the terms and conditions of the Loan Agreement, the New Lender hereby irrevocably agrees to lend to Borrower an aggregate amount equal to the Revolver Commitment described on Schedule 1 hereto (the “New Lender Commitment”) and to assume as of the Effective Date (as defined below), the rights and obligations of a Lender under the Loan Agreement to the extent of its New Lender Commitment.

    2.    New Lender’s Representations, Warranties and Covenants.  New Lender hereby represents and warrants the following to Agent:

(a)           This Lender Addition Agreement is a legal, valid, and binding agreement of New Lender, enforceable according to its terms;

(b)           The execution and performance by New Lender of its duties and obligations under this Lender Addition Agreement, the Loan Agreement and the other Loan Documents (collectively, the “Credit Documents”) will not require any registration with, notice to, or consent or approval by any Governmental Authority;

(c)           New Lender is familiar with transactions of the kind and scope reflected in the Credit Documents and in this Lender Addition Agreement;

(d)           New Lender has received a copy of the Loan Agreement and such other documents as it has deemed necessary, has made its own independent investigation and appraisal of the financial condition and affairs of Obligors, has conducted its own evaluation of the Revolver Loans, the Credit Documents and each Obligor’s creditworthiness, has made its decision to become a Lender to Borrower under the Loan Agreement independently and without reliance upon Agent or any Lender, and will continue to do so;

(e)           New Lender is entering into this Lender Addition Agreement in the ordinary course of its business, and is acquiring its interest in the Revolver Loans for its own account, for investment purposes and not with a view to the distribution thereof; provided, however, that at all times the distribution of New Lender’s property shall, subject to the terms of the Loan Agreement, be and remain within its control;

(f)           As of the date hereof, no future assignment or participation granted by New Lender pursuant to Section 13 of the Loan Agreement will require Agent, any Lender or any Obligor to file any registration statement with the Securities and Exchange Commission or to apply to qualify under the blue sky laws of any state;

(g)           New Lender constitutes an “Eligible Assignee” under and as defined in the Loan Agreement;

(h)           New Lender will not acquire any equity interest issued by Borrower other than pursuant to or in accordance with the Credit Documents without the prior written consent of Agent; and

(i)           As of the Effective Date, New Lender (i) is entitled to receive payments of principal and interest in respect of the Obligations without deduction for or on account of any taxes imposed by the United States of America or any political subdivision thereof, (ii) does not require the payment of any increased costs under Section 3.4 of the Loan Agreement, (iii) is not subject to any increased costs, capital adequacy or similar requirements under Section 3.7 of the Loan Agreement, (iv) is entitled to complete exemption from United States withholding tax imposed on or with respect to any payments to be made to it pursuant to the Credit Documents and (v) will indemnify Agent from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, or expenses that result from any inaccuracy in the foregoing.

    3.   Limitations of Liability.

The New Lender acknowledges and agrees that neither Agent nor any Lender makes any representations or warranties of any kind, nor assumes any responsibility or liability whatsoever, with regard to (a) the Credit Documents or any other document or instrument furnished pursuant thereto or the Revolver Loans or Obligations, (b) the creation, validity, genuineness, enforceability, sufficiency, value or collectibility of any of them, (c) the amount, value or existence of the Collateral,  (d) the perfection or priority of any lien upon the Collateral, or (e) the financial condition of Borrower or other Obligors or the performance or observance by any Obligor of its obligations under any of the Credit Documents.  The New Lender further acknowledges and agrees that neither Agent nor any Lender has or will have any duty, either initially or on a continuing basis, to make any investigation, evaluation, appraisal of, or any responsibility or liability with respect to the accuracy or completeness of, any information provided to New Lender which has been provided to Agent or any Lender by any Obligor and that nothing in this Lender Addition Agreement or any other Credit Document shall impose upon Agent or any Lender any fiduciary relationship in respect of the New Lender.

    4.   Appointment of Agent; Assumption of Duties.

The New Lender (a) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; and (b) agrees that it will be bound by the provisions of the Loan Agreement and will perform in accordance with its terms all the obligations that by the terms of the Loan Agreement are required to be performed by it as a Lender.
2

    5.   Effective Date; Closing Fee.

Following the execution of this Lender Addition Agreement by the Borrower and the New Lender, it will be delivered to the Agent for acceptance by it and recording by the Agent pursuant to the Loan Agreement.  Upon such delivery, the effective date (the “Effective Date”) of this Lender Addition Agreement shall be deemed to have occurred.  [Subject to the occurrence of the Effective Date and the concurrent funding of such New Lender’s New Lender Commitment, Borrower hereby agrees to pay to Agent for the benefit of the New Lender a non-refundable closing fee in amount equal to ___% of such New Lender’s New Lender Commitment]1.

    6.   Binding Obligations.

From and after the Effective Date, the New Lender shall be a party to the Loan Agreement and, to the extent of its New Lender Commitment, have the rights and obligations of a Lender thereunder and under the other Credit Documents and shall be bound by the provisions thereof.

    7.   Failure to Enforce.

No failure or delay on the part of Agent or any Lender in the exercise of any power, right, or privilege hereunder or under any other Credit Document will impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein.  No single or partial exercise of any such power, right, or privilege will preclude further exercise thereof or of any other right, power, or privilege.  All rights and remedies existing under this Lender Addition Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

    8.           Notices.

Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given will be in writing and addressed to the respective party as set forth below its signature hereunder, or to such other address as the party may designate in writing to the other.

    9.           Amendments and Waivers.

No amendment, modification, termination, or waiver of any provision of this Lender Addition Agreement will be effective without the written concurrence of Borrower, Agent and New Lender.

    10.           Severability.

Whenever possible, each provision of this Lender Addition Agreement will be interpreted in such manner as to be effective and valid under applicable law.  In the event any provision of this Lender Addition Agreement is or is held to be invalid, illegal, or unenforceable under applicable law, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invalidating the remainder of such provision or the remaining provisions of the this Lender Addition Agreement.  In addition, in the event any provision of or obligation under this Lender Addition Agreement is or is held to be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations in any other jurisdictions will not in any way be affected or impaired thereby.

1 Payment of closing fee to be determined at time of execution.

3

    11.   Section Titles
Section titles in this Lender Addition Agreement are included for convenience of reference only, do not constitute a part of this Lender Addition Agreement for any other purpose, and have no substantive effect.

    12.           Successors and Assigns.

This Lender Addition Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

    13.           Applicable Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

    14.           Counterparts.

This Lender Addition Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, will be deemed an original and all of which shall together constitute one and the same instrument.

[Signature Page Follows]

4

IN WITNESS WHEREOF, the parties hereto have caused this Lender Addition Agreement to be executed as of the date first above written by their respective duly authorized officers.

NEW LENDER:

By:
Title:

Address for Notices:

Tel:
Fax:
Attn:

Consented to and Accepted:	Consented To:

BANK OF AMERICA, N.A.,	AK STEEL CORPORATION,
as Agent	as Borrower

By:	By:
Title:	Title:

Notices to Agent shall be furnished in accordance with Section 14.3 of the Loan Agreement.	Notices to Borrower shall be furnished in accordance with Section 14.3 of the Loan Agreement.

Schedule 1
to Lender Addition Agreement for
Loan Agreement

Name of New Lender:  __________________________

Effective Date2:  ___________________________

New Lender(s)	Revolver Commitment3	Pro Rata Share4

___________________________
2	Agent will insert date of its receipt of a fully executed Lender Addition Agreement.
3	Agent will insert amount of New Lender Commitment and Pro Rata Share upon final allocation.
4	Calculate the Pro Rata Share to at least 9 decimal places and show as a percentage of the aggregate Revolver Commitments of all Lenders as of the close of business on the Effective Date.

Exhibit E-2
to Loan and Security Agreement

FORM OF
INCREASED COMMITMENT AGREEMENT
FOR
LOAN AGREEMENT

Reference is made to the Loan and Security Agreement, dated as of February 20, 2007 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among AK Steel Corporation (the “Borrower”), the financial institutions party thereto from time to time (“Lenders”) and Bank of America, N.A., as the Agent for the Lenders (in such capacity, the “Agent”).  Unless otherwise defined herein, capitalized terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

The Lender identified on the signature page hereto as the Increasing Lender (the “Increasing Lender”) agrees as follows:

1.    Increased Commitment.  Subject to the terms and conditions of the Loan Agreement, the Increasing Lender hereby irrevocably agrees to lend to Borrower an aggregate amount that, when taken together with its existing Revolver Commitment under the Loan Agreement, will be equal to the Revolver Commitment described on Schedule I hereto opposite such Increasing Lender’s name (the “Increased Commitment”) and to assume as of the Effective Date (as defined below) the rights and obligations of a Lender under the Loan Agreement to the extent of its Increased Commitment.

2.    Representations and Warranties.  The Increasing Lender (a) represents and warrants that this Increased Commitment Agreement is a legal, valid and binding agreement of Increasing Lender, enforceable in accordance with its terms; (b) confirms that it possesses a copy of the Loan Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Increased Commitment Agreement; and (c) agrees that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement, the Loan Documents or any other instrument or document furnished pursuant hereto or thereto.

3.    Effective Date; Closing Fee.  Following the execution of this Increased Commitment Agreement by the Increasing Lender and the Borrower, it will be delivered to the Agent for acceptance by it and recording by the Agent pursuant to the Loan Agreement, whereupon the effective date (the “Effective Date”) of this Increased Commitment Agreement shall be deemed to have occurred.  [Subject to the occurrence of the Effective Date and the concurrent funding of such Increasing Lender’s incremental Revolver Commitment, Borrower hereby severally agrees to pay to Agent for the benefit of the Increasing Lender its ratable share of a closing fee equal to ___% of the Increased Commitment of the Increasing Lender]1.

4.    Binding Obligations.  From and after the Effective Date, the Increasing Lender shall be deemed to have the rights and obligations of a Lender to the extent of its Increased Commitment under the Loan Agreement and the other Loan Documents and shall be bound by the provisions thereof.

_____________________________
1 Payment of closing fee to be determined at time of execution.

5.   Amendments and Waivers.  No amendment, modification, termination, or waiver of any provision of this Increased Commitment Agreement will be effective without the written concurrence of Agent, Borrower and Increasing Lender.

6.    Severability.  Whenever possible, each provision of this Increased Commitment Agreement will be interpreted in such manner as to be effective and valid under applicable law.  In the event any provision of this Increased Commitment Agreement is or is held to be invalid, illegal, or unenforceable under applicable law, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invalidating the remainder of such provision or the remaining provisions of the this Increased Commitment Agreement.  In addition, in the event any provision of or obligation under this Increased Commitment Agreement is or is held to be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations in any other jurisdictions will not in any way be affected or impaired thereby.

7.    Section Titles.  Section titles in this Increased Commitment Agreement are included for convenience of reference only, do not constitute a part of this Increased Commitment Agreement for any other purpose, and have no substantive effect.

8.    Successors and Assigns.  This Increased Commitment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9.     Applicable Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

10.    Counterparts.  This Increased Commitment Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, will be deemed an original and all of which shall together constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Increased Commitment Agreement to be executed as of the date first above written by their respective duly authorized officers.

INCREASING LENDER:

By:
Title:

Accepted:	Acknowledged and Agreed:

BANK OF AMERICA, N.A.,	AK STEEL CORPORATION,
as Agent	as Borrower

By:	By:
Title:	Title:

[Signature Page to Increased Commitment Agreement to Loan Agreement]

Schedule I

to Increased Commitment Agreement for

Loan Agreement

Effective Date: _____________, 20__

Increasing Lender	Revolver Commitment	Pro Rata Share

SCHEDULE 1.1
to
Loan and Security Agreement

COMMITMENTS OF LENDERS

Lender	Revolver Commitment
Bank of America, N.A.	$150,000,000.00
Wachovia Capital Finance Corporation (Central)	$100,000,000.00
General Electric Capital Corporation	$100,000,000.00
JPMorgan Chase Bank, N.A.	$100,000,000.00
Fifth Third Bank	$60,000,000.00
Wells Fargo Foothill, LLC	$60,000,000.00
GMAC Commercial Finance LLC – Structured Finance Division	$60,000,000.00
National City Business Credit, Inc.	$60,000,000.00
LaSalle Business Credit, LLC	$40,000,000.00
Credit Suisse, Cayman Islands Branch	$25,000,000.00
Morgan Stanley Bank	$25,000,000.00
UBS Loan Finance LLC	$25,000,000.00
PNC Bank National Association	$20,000,000.00
North Fork Business Capital Corporation	$12,500,000.00
UPS Capital Corporation	$12,500,000.00
TOTAL:	$850,000,000.00

SCHEDULE 2.3.4
to
Loan and Security Agreement

OUTSTANDING LETTERS OF CREDIT

Issue	Beneficiary	Issuing Bank / Lender	L/C #	Amount	Maturity
Gulf Coast tax-exempt	JP Morgan Chase	PNC	263805	$12,289,671.24	12/15/2007
Rockport tax-exempt	The Bank of New York Trust	PNC	18101031	$10,123,287.66	3/15/2008
Rockport tax-exempt	The Bank of New York Trust	PNC	18100877	$10,123,287.66	2/15/2008
Rockport tax-exempt	The Bank of New York Trust	PNC	263852	$10,123,287.66	1/15/2008
Butler Cty. Tax-exempt	JP Morgan Chase	Fifth Third	601605693	$7,444,000.00	9/30/2007
MACT Tax Exempt	US Bank National Association	ABN AMRO	S952073	$36,335,350.00	6/18/2007
MACT	US Bank National Association	ABN AMRO	S952072	$26,242,200.00	6/18/2007
Pennsylvania EPA	Pennsylvania - EPA	PNC	S228663	$11,723,435.02	5/27/2007
Texas Natural Resources	Texas Natural Resources Conservation Comm.	PNC	18104215	$937,640.00	5/27/2007
Pennsylvania EPA	Pennsylvania - EPA	PNC	S248897	$1,899,290.00	5/27/2007
Ohio EPA	Ohio - EPA	PNC	18104221	$493,604.00	5/27/2007
US EPA Dick's Creek	US EPA	PNC	18104208	$13,445,826.00	1/15/2008
Ace Insurance Co. of Texas	Ace Insurance Co. of Texas	PNC	18101027	$365,000.00	5/27/2007
National Union Insurance	National Union Insurance	PNC	224067	$1,825,000.00	5/27/2007
Insurance Company of North America	Insurance Company of North America	PNC	18103067	$300,000.00	5/27/2007
Ky Workers Comp	Ky Workers Comp	PNC	18100832	$7,824,769.00	5/27/2007
Travelers Casualty & Surety	Travelers Casualty & Surety	PNC	S248040	$3,180,000.00	5/27/2007
RW OCIP	Argonaut Insurance Company	PNC	18101812	$300,000.00	5/27/2007
Self Insurance Division	Self Insurance Division	PNC	18102152	$4,800,000.00	5/27/2007
Employers Ins. Wausau	Employers Ins. Wausau	PNC	18102153	$2,000,000.00	5/27/2007
WV Workers Comp	WV Workers Comp	PNC	18101393	$203,186.00	5/27/2007
WV Workers Comp	WV Workers Comp	PNC	18101394	$1,480,475.00	5/27/2007
Egyption trade	The National Bank of Egypt	PNC	18103949	$284,950.00	6/30/2007
Raw Material Hedging	Morgan Stanley Capital Group, Inc.	PNC	S239085	$90,000.00	3/31/2007
Customs	Washington Int'l Insurance Co.	PNC	S254969	$350,000.00	5/27/2007
MACT OHIO DOD	Ohio Department of Development	PNC	18101035	$2,500,000.00	5/27/2007

SCHEDULE 8.5

to
Loan and Security Agreement

DEPOSIT ACCOUNTS

Depository Bank	Type of Account	Location	Account Number
PNC Bank	AKS Receivables LLC Collection Acct	Pittsburgh	[REDACTED]
PNC Bank	Lockbox # [REDACTED]	Pittsburgh	[REDACTED]
PNC Bank	Lockbox # [REDACTED]	Pittsburgh	[REDACTED]
PNC Bank	Lockbox # [REDACTED]	Pittsburgh	[REDACTED]
PNC Bank	Lockbox # [REDACTED]	Pittsburgh	[REDACTED]
PNC Bank	Lockbox # [REDACTED]	Chicago	[REDACTED]
PNC Bank	Lockbox # [REDACTED]	Atlanta	[REDACTED]
PNC Bank	AK Steel Transferors Account	Pittsburgh	[REDACTED]
PNC Bank	Inventory Facility Account	Pittsburgh	[REDACTED]
Fifth Third Bank	Demand Deposit Account	Cincinnati	[REDACTED]
Fifth Third Bank	Lockbox Dept # [REDACTED]	Cincinnati	[REDACTED]
JP Morgan Chase	Lockbox # [REDACTED]	Chicago	[REDACTED]
JP Morgan Chase	Lockbox # [REDACTED]	Charlotte	[REDACTED]
JP Morgan Chase	Lockbox # [REDACTED]	Detroit	[REDACTED]
PNC Bank	AK Steel Concentration Account	Pittsburgh	[REDACTED]

SCHEDULE 8.6.1
to
Loan and Security Agreement

LOCATION OF COLLATERAL

1.	Borrower currently has the following business locations, and no others:

Chief Executive Office:

AK Steel Corporation
703 Curtis Street
Middletown, OH 45043

Other Locations:

Ashland Works PO Box 191, Route 23 Ashland, KY 41105	Butler Works PO Box 83 Butler, PA 160032

Coshocton Works PO Box 190, 17400 State Route 16 Coshocton, OH 43812	Mansfield Works 913 Bowman Street, PO Box 247 Mansfield, OH 44903

Middletown Works 1801 Crawford Street, PO Box 600 Middletown, OH 45043	Rockport Works 6500 North US 231 Rockport, IN 47635

Zanesville Works 1724 Linden Avenue Zanesville, OH 43701

2.	In the five years preceding the Closing Date, Borrower has had no office or place of business located in any county other than as set forth above, except:

Regional Sales Offices:

1825 Barrett Lakes Blvd. Kennesaw, GA 30144	4606 FM 1960 West, Suite 400 Houston, TX 77069

501 Corporate Centre Drive, Suite 220 Franklin, TN 37067	8790 Governor’s Hill Drive, Suite 100 Cincinnati, Ohio 45249

5455 Corporate Drive, Suite 309 Troy, MI 48098	1111 West 22nd Street, Suite 470 Oak Brook, IL 60523

3.	Each Material Subsidiary currently has the following business locations, and no others:

AK Tube LLC

Chief Executive Office:

30400 East Broadway
Walbridge, OH 43465

Other Locations:

150 West 450 South
Columbus, IN 47201

AKS Investments, Inc.

Chief Executive Office:

703 Curtis Street
Middletown, OH 45043

Other Locations:

None

4.	In the five years preceding the Closing Date, no Material Subsidiary has had an office or place of business located in any county other than as set forth above, except:

None.

5.	The following bailees, warehouseman, similar parties and consignees hold inventory of Borrower or any Material Subsidiary:

See ANNEX A.

SCHEDULE 8.6.1
ANNEX A

Processor Name	ADDR1	ADDR2	CITY	STATE	ZIP	BAL 1/31/07
A.G. SIMPSON CO. LTD	1218 SOUTH SERVICE ROAD		OAKVILLE	CN	L6L 5J9
ACEREX, S.A. DE C.V.	AV. NOGALAR #330	COL. CUAUHTEMOC, NUEVO LEON	SAN NICOLAS	MX	66452
ACERO PRIME	EVE 128 NO. 209	ZONA INDUSTRIAL DEL POTOSI	S LUIS POTOSI	MX	78090	$25,943
ACERO PRIME, RAMOS ARIZPE	AV. GAMMA NO. 527	PARQUE INDUSTRIAL SANTA MARIA	RAMOS ARIZPE	MX	25900	$1,158,082
ADS LOGISTICS, LLC.	1745 165TH STREET		HAMMOND	IN	46320	$1,041,585
AFFILIATED METALS COMPANY	1020 NIEDRINGHAUS	P.O. BOX 1306	GRANITE CITY	IL	62040
AK STEEL CORPORATION	US ROUTE 23		ASHLAND	KY	41101	$4,713,589
AK STEEL CORPORATION	1701 LINDEN AVE.		ZANESVILLE	OH	43701	$13,108,365
AK STEEL CORPORATION	6500 N. HIGHWAY 231		ROCKPORT	IN	47635	$40,786,178
AK STEEL CORPORATION	1801 CRAWFORD ST.		MIDDLETOWN	OH	45043	$29,780,950
AK STEEL CORPORATION	913 BOWMAN ST. DOOR 14		MANSFIELD	OH	44901
AK STEEL CORPORATION	STAINLESS SHIPPING DEPT.	PLANT #2	BUTLER	PA	16001	$573,752
AK STEEL CORPORATION	STATE ROUTE 16	RAIL SLIDING/TRUCK DOOR #9	COSHOCTON	OH	43812	$6,776,951
ALL METALS SVC & WHSE	100 ALL METALS DRIVE		CARTERSVILLE	GA	30120	$492,742
ALL METALS SVC & WHSE	115 COASTLINE ROAD		SPARTANBURG	SC	29301	$4,972,117
ALLEGHENY LUDLUM CORPORATION	609 EPSILON DRIVE		PITTSBURGH	PA	15238
AMERICAN STEEL COMPANY	692 ALPHA DRIVE		CLEVELAND	OH	44143
AMERICAN WAREHOUSE COMPANY INC	5150 COLORADO BLVD		DENVER	CO	80216
AMERISTAR COIL PROCESSING	2026 N. MINGO ROAD		TULSA	OK	74116	$343,759
ANEX WAREHOUSE & DISTRIBUTION	1200 LEBANON ROAD		W MIFFLIN	PA	15122
ARIN, INC.	29139 CALAHAN		ROSEVILLE	MI	48066
ARLINGTON METALS CORPORATION	11355 FRANKLIN AVENUE		FRANKLIN PARK	IL	60131
ARMCO - MANSFIELD OPERATIONS	BOX 247		MANSFIELD	OH	44901
ARVIN-ROLL COATER	2604 RIVER ROAD		HAWESVILLE	KY	42348
AUTO BLANKERS DIVISION	P O BOX 536		DETROIT	MI	48232	$26,976
AUTO PRESS PRODUCTS DIV.	P.O. BOX 33536		DETROIT	MI	48232
BALDWIN STEEL CO	9302 LEY RD		HOUSTON	TX	77078
BETHLEHEM STEEL CORP.	P.O. BOX 248		CHESTERTON	IN	46304
CAMDEN COIL	7000 NORTH MAIN STREET		CAMDEN	OH	45311
CAPITOL METALS CO., INC.	20000 S. WESTERN AVE.		TORRANCE	CA	90501
CENTRAL PLAINS STEEL CO.	P O BOX 15057		KANSAS CITY	KS	66115	$1,635,728
CENTRIA	1005 BEAVER GRADE RD.		MOON TWP	PA	15108
CHAMPAGNE METALS	P O BOX 701470		TULSA	OK	74170
CHEMCOATERS	700 CHASE STREET		GARY	IN	46404	$224,359
CHICAGO COLD ROLLING L.L.C.	1000 E BOUNDARY ROAD		PORTAGE	IN	46383
CHICAGO STEEL, LLC	174 SOUTH 26TH STREET	PO BOX 4309	GADSDEN	AL	35904
CHICAGO STEEL, LLC	700 CHASE STREET	SUITE 100	GARY	IN	46404	$10,975
CHICAGO STEEL, LLC	80 ROEBLING ROAD		FAIRLESS HLS	PA	19030
CHROMAGRAPHIC PROCESSING CO.	2475 TRENTON AVENUE		WILLIAMSPORT	PA	17701
COIL CENTER CORPORATION	1415 DURANT DRIVE		HOWELL	MI	48843
COLD METAL PRODUCTS	P.O. BOX 343		OTTAWA	OH	45875
COLUMBUS COATINGS CO.	1800 WATKINS RD.		COLUMBUS	OH	43207
COMBINED METALS OF CHICAGO	2401 W. GRANT		BELLWOOD	IL	60104
COMBINED METALS OF HOUSTON	10335 LANDSBURY DR.	SUITE 300	HOUSTON	TX	77099
COMBINED METALS OF MICHIGAN	317 DINO DRIVE		ANN ARBOR	MI	48103
CONSOLIDATED SYSTEMS INC.	P.O. BOX 1756		COLUMBIA	SC	29202
COSHOCTON WORKS	STATE ROUTE 16	RAIL SLIDING/TRUCK DOOR #9	COSHOCTON	OH	43812
COWAN SYSTEMS	1960 DIAMOND HILL ROAD		CHESAPEAKE	VA	23324
COWAN SYSTEMS	2301 GRAYS ROAD		BALTIMORE	MD	21222
CTL STEEL .	375 EAST FIFTH AVE.		COLUMBUS	OH	43201
DEARBORN STEEL CENTER	6837 WYOMING AVE		DEARBORN	MI	48126
DELACO KASLE PROCESSING	P.O. BOX 673256		DETROIT	MI	48267	$1,003,415
DELACO STEEL	8111 TILEMAN AVE		DEARBORN	MI	48126
DEMMER CORPORATION	3525 CAPITAL CITY BLVD	P.O. BOX 12030	LANSING	MI	48901
DKP BUFFALO LLC	8111 TILEMAN AVE		DEARBORN	MI	48126	$5,061,630
EAGLE STEEL PRODUCTS, INC.	3420 COLLINS LANE		LOUISVILLE	KY	40245	$5,369,704
EAGLE STEEL PRODUCTS, INC.	5150 LOOP ROAD		JEFFERSONVLLE	IN	47130	$5,220,523
EDGCOMB METALS	P.O. BOX 1298		MURFREESBORO	TN	37133
EDWARDS DISTRIBUTION GROUP	6861 WYOMING AVE.		DEARBORN	MI	48126
ELGILOY SPECIALTY METALS	ONE HAUK ROAD		HAMPSHIRE	IL	60140	$10,673,770
ESTAMPADOS MAGNA DE MEXICO, SA	BLVD. SANTA MARIA 1501	PARQUE INDUSTRIAL SANTA MARIA	RAMOS ARIZPE	MX	25900	$15,497
EXCELSIOR STEEL PROCESSING LTD	2601 S. VERITY PKWY	BUILDING 103 & 104	MIDDLETOWN	OH	45043	$2,356,390
EXCELSIOR STEEL PROCESSING LTD	8 AKRON ROAD		TORONTO ON	CN	M8W 1T2
FERROLUX METALS CO.	2333 MCCALL ST.		DAYTON	OH	45408
FERROLUX METALS CO.	36263 MICHIGAN AVE		WAYNE	MI	48184	$6,719,830
FERROLUX METALS CO.	8055A HIGHLAND POINTE PKWY		MACEDONIA	OH	44056
FERROUS METAL PROCESSING, INC.	11103 MEMPHIS AVENUE		CLEVELAND	OH	44144	$1,907,955
FLAT ROCK METAL PROCESSING	6720 WATERWAY DRIVE		PORTAGE	IN	46368
FLAT ROCK METAL PROCESSING	7401 PONDEROSA ROAD		PERRYSBURG	OH	43551
FLAT ROCK METAL PROCESSING	951 TRAILS ROAD		ELDRIDGE	IA	52748
FLAT ROCK METAL PROCESSING	P.O. BOX 1090		FLAT ROCK	MI	48134	$299,232
GALVAK S.A. DE C.V.	COL CUAHUTEMOC	MONTERREY	MEXICO	OE	66450
GALVAK S.A. DE C.V.	NTE COL. CUAUHTEMOC		S NICOLAS	MX	66450
GENERAL STEVEDORES INC.	P.O. BOX 9128	5807 NAVIGATION BLVD.	HOUSTON	TX	77011
GIBRALTAR METALS DIVISION	1050 MILITARY ROAD		BUFFALO	NY	14217
GREAT LAKES PROCESSING	345 SALMON DRIVE		PORTAGE	IN	46368
GREENPOINT METALS, INC	301 SHOTWELL DRIVE		FRANKLIN	OH	45005
GREER STEEL COMPANY	624 BOULEVARD		DOVER	OH	44622
GRIMES LOGISTICS SERVICES	P.O. BOX 37587		JACKSONVILLE	FL	32236
H&H STEEL PROCESSING	238 WEST MITCHELL AVENUE		CINCINNATI	OH	45232
H&H STEEL PROCESSING	ATTN CHARLOTTE JARVIS	2001 SOUTH MACEDONIA	MUNCIE	IN	47302
HEIDTMAN STEEL PRODUCTS	2401 FRONT STREET		TOLEDO	OH	43605
HEIDTMAN STEEL PRODUCTS	R.R.2,BOX 312		CRAWFORDVILLE	IN	47933
HUNTCO STEEL INC.	5027 N. COUNTY RD. 1015		BLYTHEVILLE	AR	72315
IDS OF CLEVELAND	8055 HIGHLAND POINTE		MACEDONIA	OH	44056
INDUSTRIA AUTOMOTRIZ,S.A.DE CV	AVE UNIVERSIDAD 1011 NTE.	NUEVO LEON	SAN NICOLAS	MX	66400
INTEGRATED TERMINALS,INC.	25325 HALL ROAD		WOODHAVEN	MI	48183	$5,156,625
INTEGRATED TERMINALS,INC.	P O BOX 24		LACKAWANNA	NY	14218	$8,331
INTERNATIONAL METALS PROCESS	3131 N. FRANKLIN ROAD	SUITE E	INDIANAPOLIS	IN	46226	$12,587
INTL DISTRIBUTION SERVICES INC	ATTN RONDA WYSONG	2333 MCCALL STREET	DAYTON	OH	45408
ISG INDIANA HARBOR INC.	3001 DICKEY ROAD		EAST CHICAGO	IN	46312
J.I.T. TERMINAL, INC.	P O BOX 4754		CHATTANOOGA	TN	37405
KALAMAZOO STEEL PROCESSING INC	6450 VALLEY INDUSTRIAL DRIVE		KALAMAZOO	MI	49009	$540,352
KASLE METAL PROCESSING, LLC	5146 MARITIME ROAD	CLARK MARITIME CENTER	JEFFERSONVLLE	IN	47130	$1,178,717
KASLE METAL PROCESSING, LLC	P.O. BOX 673140		DETROIT	MI	49267
KENDOR STEEL RULE DIE INC.	31275 FRASER DR.		FRASER	MI	48026
KINDER MORGAN RIVER TERMINALS	200 NAVY ROAD		FORT SMITH	AR	72901	$937,957
KINDER MORGAN RIVER TERMINALS	PO BOX 13286		MEMPHIS	TN	38113
LAFAYETTE STEEL CO.	3600 MILITARY ROAD		DETROIT	MI	48210	$44,675
LAGERMEX, S.A. DE C.V.	KM. 117, AUT. MEXICO-PUEBLA	PARQUE IND. BRALEMEX	PUEBLA	MX	72008
LAGERMEX, S.A. DE C.V.	PARQUE IND. SANTA FE.	AV. SAN MATEO&CAMINO SAN LUCAS	SALTILLO	MX	25300
LEVELTEK PROCESSING, LLC	748 MCMECHAN ST		BENWOOD	WV	26031	$89,714
LEVELTEK PROCESSING, LLC	P.O. BOX 148		LA PORTE	IN	46352	$183,340
LIVERPOOL COIL PROCESSING INC.	880 STEEL DRIVE		VALLEY CITY	OH	44280	$1,633,422
LMS INTERNATIONAL	P.O. BOX 1706		LAREDO	TX	78041	$382,337
LTS WAREHOUSING/STORAGE	2333 MCCALL		DAYTON	OH	45408
LUKENS INC.	P.O. BOX 4813		MASSILLON	OH	44648
LUKENS INC.	P.O. BOX 494		WASHINGTON	PA	15301
MAIN STEEL	1061 LOUSONS ROAD		UNION	NJ	07083
MAIN STEEL	2100 GREENWOOD STREET		EVANSTON	IL	60201
MAIN STEEL	3805-B HENDRICKS ROAD		YOUNGSTOWN	OH	44515	$5,336,937
MAIN STEEL	571 S. WHEELING RD.		WHEELING	IL	60090	$136,491
MAIN STEEL	802 E. DEVON AVE.		BARTLETT	IL	60103	$3,976
MAIN STEEL	P.O. BOX 277		HARMONY	PA	16037	$2,404,696
MAIN STEEL POLISHING	1301 BOYLE STREETE		BALTIMORE	MD	21230
MAIN STEEL POLISHING	3839 SINGLETON BLVD		DALLAS	TX	75212
MAIN STEEL POLISHING	457 ST, PAUL BLVD		CAROL STREAM	IL	60188
MAIN STEEL POLISHING	5821 RANDOLPH ST		COMMERCE	CA	90040
MAIN STEEL POLISHING	761 BEDFORD STREET N.W.		ATLANTA	GA	30318
MAKSTEEL, INC.	1510 BIRCHMOUNT ROAD		SCARBOROUGH	CN	MIP 2G7
MANSFIELD RAIL PORT	1427 SPRANG PARKWAY		MANSFIELD	OH	44903	$4,460,017
MARUBENI METAL BLANKING, INC.	1460 W. MCPHERSON PARK		HOWELL	MI	48843
MATERIALS SCIENCE CORP.	2200 E. PRATT BLVD.		ELK GROVE VLG	IL	60007
MATERIALS SCIENCE CORP.	2400 YANKEE RD.		MIDDLETOWN	OH	45043
MATERIALS SCIENCE CORP.	30610 EAST BROADWAY		WALBRIDGE	OH	43465
MEDINA BLANKING, INC.	5580 WEGMAN DRIVE		VALLEY CITY	OH	44280	$651,464
METALS USA	3000 SHERMER ROAD		NORTHBROOK	IL	60065
METALS USA	702 PORT ROAD		JEFFERSONVLLE	IN	47130
METRO METALS CORP	345 SALMON DRIVE		PORTAGE	IN	46368
METRO METALS CORP	760 BRADDOCK AVE.		E. PITTSBURGH	PA	15112
MICHIGAN METALS TRANSPORTERS	8055 HIGHLAND POINTE		MACEDONIA	OH	44056	$8,810,106
MIDSTATE WAREHOUSE, INC.	1005 JAMES PARKWAY		HEBRON	OH	43025
MIDWEST DIVISION	U.S. HIGHWAY 12	ATTN: J. J. MILLER	PORTAGE	IN	46368
MIDWEST METAL COATINGS	#9 KONZEN COURT		GRANITE CITY	IL	62040	$12,607
MILLENNIUM STEEL OF TEXAS, LP	BUILDING #12	ONE LONESTAR PASS	SAN ANTONIO	TX	78264	$23,584
MILLENNIUM STEEL SERVICE, LLC	RR 1, BOX 222C-CR350S		PRINCETON	IN	47670	$16,061,075
MISA METALS PROCESSING	104 WESTERN AVENUE	P.O. BOX 469	PORTLAND	TN	37148	$728,532
MISA METALS PROCESSING	27 EXCELLENCE WAY		VONORE	TN	37885	$4,270,149
MISA METALS PROCESSING	P O BOX 8712		WEST CHESTER	OH	45071	$2,433,559
MI-TECH STEEL, INC.	15415 SHELBYVILLE ROAD		LOUISVILLE	KY	40253
MI-TECH STEEL, INC.	1811 NORTH MONTGOMERY RD.		GREENSBURG	IN	47240	$11,615
MI-TECH STEEL, INC.	212 RUTHERFORD BLVD		MURFREESBORO	TN	37130	$7,155,766
MI-TECH STEEL, INC.	576 CHURCH ROAD		MADISON	MS	39110	$97,237
MITSUI AUTO STEEL CANADA, INC	16 CHERRY BLOSSOM ROAD		CAMBRIDGE	CN	N3H 4R7	$1,396,775
NAMASCO LTD	1211 HERITAGE ROAD		BURLINGTON	CN	L7R 3Y8
NATIONAL MATERIAL OF MEXICO	PARQUE INDUSTRIAL MONTERREY		APODACA, NL	MX	66600
NATIONAL MATERIALS	MANSFIELD DIVISION	P.O. BOX 1587 - 101 CAIRNS RD	MANSFIELD	OH	44901	$65,787
NEW PROCESS STEEL CORPORATION	5800 WESTVIEW DRIVE		HOUSTON	TX	77055
NEW TECHNOLOGY STEEL, LLC	135 N. FEARING BLVD.		TOLEDO	OH	43607
NEW TECHNOLOGY STEEL, LLC	640 LAVOY RD.		ERIE	MI	48133
NICOMETAL MEXICANA S.A. DE C.V	CIRCUITO AGS NORTE 139	PARQUE IND DEL VALLE DE AGS	AGUASCALIENTE	MX	20140
NITEK MCALLEN LLC	7021 S. BENTSEN ROAD		MC ALLEN	TX	78503
NOBLE METAL PROCESSING	1501 SOUTH UNIVERSITY BLVD		MIDDLETOWN	OH	45042
NOBLE METAL PROCESSING	28207 VAN DYKE AVE		WARREN	MI	48093
NOBLE METAL PROCESSING	28207 VANDYKE AVE.		WARREN	MI	48093
NOBLE METAL PROCESSING	382 CIRCLE FREEWAY		CINCINNATI	OH	45246
NORTH AMERICAN STAINLESS	6870 HIGHWAY 42 EAST		GHENT	KY	41045
NOVA STEEL PROCESSING, INC.	7300 GLOBAL DRIVE		LOUISVILLE	KY	40258
O. S. M. I., INC.	P. O. BOX 1846		SPRINGFIELD	OH	45501
OHIO WELDED BLANKER DIVISION	5569 INNOVATION DR.		VALLEY CITY	OH	44280
OHIO-KENTUCKY STEEL CORP.	2001 COMMERCE CENTER DRIVE		FRANKLIN	OH	45005	$4,021,574
OLYMPIC LASER PROCESSING	6331 SCHOONER DRIVE		BELLEVILLE	MI	48111
OLYMPIC STEEL	5080 RICHMOND RD		CLEVELAND	OH	44146
OLYMPIC STEEL	509 BANKHEAD HWY		WINDER	GA	30680	$1,166,767
OWENSBORO RIVERPORT AUTHORITY	P.O. BOX 21955		OWENSBORO	KY	42304
OXFORD AUTOMOTRIZ MEXICO	AV SANTA MARIA # 1501	PARQUE INDUSTRIAL SANTA MARIA	RAMOS ARIZPE	MX	25900
OXFORD AUTOMOTRIZ MEXICO	PASEO DE LOS INDUSTRIALES PT	PARQUE INDUSTRIAL FIPASI	SILAO, GTO	MX	36100
PACIFIC TOLL PROCESSING, INC.	24724 SOUTH WILMINGTON AVE.		CARSON	CA	90745	$983,922
PCI GROUP	P.O. BOX 249		GALENA PARK	TX	77547
PEACHTREE METALS CO.	P.O. BOX 2019		DULUTH	GA	30095
PENN TERMINALS, INC	1 SAVILLE AVENUE		EDDYSTONE	PA	19022	$2,732,235
PENNTECH TRANSFER	999 BERKSHIRE BLVD STE 160		WYOMISSING	PA	19610
PRECISION STRIP	190 BALES RD.		KENTON	OH	43326	$6,536,420
PRECISION STRIP	315 PARK AVENUE		TIPP CITY	OH	45371	$7,808,680
PRECISION STRIP	3518 W.73RD STREET		ANDERSON	IN	46018	$4,710,681
PRECISION STRIP	36000 ALABAMA HWY 21		TALLADEGA	AL	35160	$394,942
PRECISION STRIP	4400 OXFORD STATE RD.		MIDDLETOWN	OH	45044	$61,224,150
PRECISION STRIP	446 N. HARDISON ROAD		WOODBURN	KY	42170	$8,319,297
PRECISION STRIP	7401 PONDEROSA ROAD		PERRYSBURG	OH	43551	$2,444,720
PRECISION STRIP	951 TRAILS ROAD		ELDRIDGE	IA	52748
PRECISION STRIP	P O BOX 104		MINSTER	OH	458650104	$21,000,154
PRECISION STRIP	SLITTER BLDG, 6500 N U.S.231		ROCKPORT	IN	47635	$3,330,939
PRECOAT METALS	1095 MENDELL DAVIS DR.		JACKSON	MS	39272
PRECOAT METALS	1095 MENDELL DAVIS DR.		JACKSON	MS	39212
PRE-FINISH METALS	1295 NEW FORD MILL ROAD		MORRISVILLE	PA	19067
PROCESSING TECHNOLOGY INC.	7401 PONDEROSA ROAD		PERRYSBURG	OH	43551
PROCOIL CORP.- LASER WELDING	5100 HAGGERTY ROAD, S.		CANTON	MI	48188
PROCOIL, INC.	5260 HAGGERTY ROAD SOUTH		CANTON	MI	48188	$224,175
PRO-TEC COATING COMPANY	5000 COUNTY ROAD #5		LEIPSIC	OH	45840
PRO-TEC COATING COMPANY	5000 COUNTY ROAD #5		LEIPSIC	OH	45840
PURDIE METALS, INC.	263 MAXTOWN ROAD		WESTERVILLE	OH	43081
QUALITY COIL PROCESSING DIV	25225 HALL ROAD		WOODHAVEN	MI	48183
QUALITY STEEL STORAGE	5400 N. DETROIT AVE.		TOLEDO	OH	43612
REBEL STEEL, INC.	1720 J P HENNESSY DRIVE		LA VERGNE	TN	37086
REGIONAL STEEL DISTRIBUTION	1775 HOLLOWAY DRIVE	P.O. BOX 606	HOLT	MI	48842	$16,561,263
ROLL & HOLD	102 ENTERPRISE DRIVE		WENTZVILLE	MO	66385
ROLL & HOLD	2515 S. HOLT RD		INDIANAPOLIS	IN	46241
ROLL & HOLD	2515 S. HOLT RD		INDIANAPOLIS	IN	46241	$3,001,007
ROLL & HOLD	725 GEORGE NELSON DRIVE	INDIANA INT PORT/BURNS HARBOR	PORTAGE	IN	46368	$108,896
ROLL & HOLD	8190 ROLL & HOLD PKWY		MACEDONIA	OH	44056
ROLL & HOLD	929 BROCK ROAD	ONTARIO	PICKERING, ON	CN	L1W 2X9
ROLL & HOLD	951 TRAILS ROAD		ELDRIDGE	IA	52748	$10,990
ROLL & HOLD	BOX 58098		LOUISVILLE	KY	40268	$3,235,328
ROLL COATER, INC.	P O BOX 326		KINGSBURY	IN	46345	$2,856,737
ROLL COATER, INC.	P O BOX 787		GREENFIELD	IN	46140
ROLLED METAL PRODUCTS	12550 S. LOMBARD LANE		ALSIP	IL	60803
RSDC OF OSHAWA	1775 HOLLOWAY DRIVE	P.O. BOX 606	HOLT	MI	48842	$1,837,963
SANDERS TRANSFER, INC.	P.O. BOX 506		DOVER	OH	44622
SCHAEFER STEVEDORING, INC.	P.O. BOX 4499		BROWNSVILLE	TX	78523
SECTIONAL STAMPING	250 MAPLE ST	P. O. BOX 366	WELLINGTON	OH	44090
SET ENTERPRISES			MACEDONIA	OH	44056
SET ENTERPRISES	1 STEEL WAY		NORTH VERNON	IN	47265	$10,195,242
SET ENTERPRISES	21905 COTTAGE GROVE AVE		SAUK VILLAGE	IL	60411
SET ENTERPRISES	36211 SOUTH HURON ROAD		NEW BOSTON	MI	48164	$5,491,343
SET STEEL	9990 EAST 56TH STREET		INDIANAPOLIS	IN	46236	$880,090
SETESA	CARRETERA A SAHUARIPA #461	PARQUE INDUSTRIAL	HERMOSILLO	MX	CP83200
SHILOH CORPORATION	P.O. BOX 2037	402 9TH AVE.	MANSFIELD	OH	44905
SHILOH CORPORATION	P.O. BOX 384		PENDERGRASS	GA	30567	$2,883,443
SHILOH DE MEXICO S.A. DE C.V.	PARQUE INDUSTRIAL SANTA MARIA		RAMOS ARIZTE	MX	25000	$1,928,881
SHILOH OF MICHIGAN LLC	9800 INKSTER RD.		ROMULUS	MI	48174
SOUTH BEND STAMPING	P.O. BOX 990		SOUTH BEND	IN	46624
SOUTHERN COIL PROCESSING	P.O. BOX 232		FAIRFIELD	AL	35064
SOUTHWEST STEEL SUPPLY	3401 MORGANFORD ROAD		ST LOUIS	MO	63116
SPECIALTY METALS PROCESSING	1100 HOME AVENUE		AKRON	OH	44310
SPECTROLUX METALS	8200 TYLER BLVD		MENTOR	OH	44060
STAUB METALS CORPORATION	P.O.BOX 1425		PARAMOUNT	CA	90723
STEEL COIL SERVICES	5151 N. SKIATOOK RD	TULSA PORT OF CATOOSA	CATOOSA	OK	74015
STEEL DYNAMICS			BUTLER	IN
STEEL SLITTING CO, INC	P O BOX 102		ELWOOD	IN	46036	$1,109,649
STEEL SUMMIT HOLDINGS, INC.	108 PROGRESSIVE COURT		GREENVILLE	SC	29611
STEEL TECHNOLOGIES	15415 SHELBYVILLE RD	P.O. 43339	LOUISVILLE	KY	40253	$115,263
STEEL TECHNOLOGIES	15415 SHELBYVILLE ROAD	P.O. BOX 43339	LOUISVILLE	KY	40253
STEEL TECHNOLOGIES	5501 BELLEVILLE ROAD		CANTON	MI	48188
STEEL TECHNOLOGIES	P.O. BOX 43339	15415 SHELBYVILLE RD.	LOUISVILLE	KY	40253
STEEL TECHNOLOGIES	P.O.BOX 1683		CLINTON	NC	28328
STEEL TECHNOLOGIES	ROUTE 1, BOX 334,	US HWY 42E	GHENT	KY	41045
STEEL TECHNOLOGIES	ROUTE 1, BOX 334,	US HWY 42E	GHENT	KY	41045
STEEL WHEEL TRANSFER, INC.	4401 D STREET NW		AUBURN	WA	98001
STORAGE SERVICES, INC.	BOX 15A	9670 HIGHWAY 69, NORTH	TYLER	TX	75706
SWEENEY STEEL SERVICE CORP.	91 SAWYER AVENUE		TONAWANDA	NY	14150	$2,935,493
TAYLOR COIL PROCESSING	2260 INDUSTRIAL TRACE		LORDSTOWN	OH	44481	$2,015,051
TAYLOR STEEL INC	P.O. BOX 3366	LCD 4	HAMILTON, ON	CN	L8H7L4	$3,984
TENNESSEE METALS CORP.	1718 J.P. HENNESSY DR.		LA VERGNE	TN	37086
THYSSEN STEEL,GROUP DETROIT	5435 WESSON		DETROIT	MI	48210	$283,039
TOLEDO PICKLING & STEEL SALES	P O BOX 3395, STA C		TOLEDO	OH	43607
TOMSON STEEL COMPANY	1400 MADE INDUSTRIAL DRIVE	P.O. BOX 940	MIDDLETOWN	OH	45042
TOTAL LOGISTIC CONTROL	8300 LOGISTIC DRIVE		ZEELAND	MI	49423
TOYOTA TSUSHO AMERICA INC.	700 TRIPORT ROAD		GEORGETOWN	KY	40324	$15,090,212
TRICO STEEL COMPANY	4301 HWY 20 W.		DECATUR	AL	35603
TSA PROCESSING	1625 W. SAM HOUSTON PKWY NORTH		HOUSTON	TX	77043
TWB COMPANY, LLC	1600 NADEAU RD		MONROE	MI	48162	$113,987
TWB COMPANY, LLC	3030 BARKER DRIVE		COLUMBUS	IN	47201
UNITED STEEL SERVICE, INC	7879 IRON STREET	PO BOX 76	MASURY	OH	44438	$231,558
UNITED STEEL SERVICE, INC	P.O. BOX 149	4500 PARKWAY ROAD	BROOKFIELD	OH	44403	$2,251,998
UTILASE, INC.	20201 HOOVER ST.		DETROIT	MI	48205
UTILASE, INC.	20201 HOOVER STREET		DETROIT	MI	48205
VALLEY CITY STEEL	804 STEEL DRIVE		VALLEY CITY	OH	44280
VICKSMETAL/ARMCO ASSOCIATES	150 SOUTH COUNTY ROAD 300 WEST		FRANKFORT	IN	46041	$2,158,575
VICKSMETAL/ARMCO ASSOCIATES	155 INDUSTRIAL DRIVE	HARBOR PROJECT	VICKSBURG	MS	39180	$2,170,297
VIKING MATERIALS OF ILLINOIS	3434 POWELL ST		FRANKLIN PARK	IL	60131
VOSS-CLARK	701 LOOP ROAD		JEFFERSONVLLE	IN	47130	$967,528
WAYNE INDUSTRIES, INC.	36253 MICHIGAN AVENUE		WAYNE	MI	48184	$35,564,992
WAYNE STEEL DISTRIBUTION-ILL	21901 COTTAGE GROVE AVE		SAUK VILLAGE	IL	60411	$1,928,436
WEST DAYTON STEEL SERVICES	2333 MCCALL		DAYTON	OH	45408
WHEELING-NISSHIN,INC.	P.O. BOX 635	PENN & MAIN STREETS	FOLLANSBEE	WV	26037
WHEELING-PITTSBURGH STEEL	1134 MARKET STREET		WHEELING	WV	26003
WORLD CLASS PROCESSING INC.	21 CENTURY DRIVE		AMBRIDGE	PA	15003	$549,007
WORTHINGTON SPECIALTY	P.O. BOX 1068		JACKSON	MI	49204	$1,287,035
WORTHINGTON STEEL	100 WORTHINGTON DRIVE		PORTER	IN	46304	$31,991
WORTHINGTON STEEL	1127 DEARBORN DRIVE		COLUMBUS	OH	43085
WORTHINGTON STEEL	11700 WORTHINGTON DRIVE		TAYLOR	MI	48180	$239,678
WORTHINGTON STEEL	350 LAWTON AVENUE		MONROE	OH	45050	$25,577
WORTHINGTON STEEL	6303 COUNTY ROAD 10		DELTA	OH	43567
THE TOLEDO ORE RAILROAD COMPANY	TOLEDO DOCKS	PO BOX 8279, STATION A	TOLEDO	OH	43605	$11,693,632
HOLT TERMINAL	PACKER AVE MARINE TERMINAL	3301 SOUTH COLUMBUS BLVD	PHILADELPHIA	PA	19148	$23,653,622

AK Tube LLC
Inventory at Outside Locations
as of 1/31/07

Entity	Walbridge			Value @ 1/31/07

Fulton County Processing, Ltd.	7800 State Route 19	Delta, OH	43515	$3,654,224.27	Inventory Processor - Coils
Ohio Pickling & Processing LLC	1149 Campbell Street	Toledo, OH	43607	$1,726,629.23	Inventory Processor - Coils
Precision Cutoff, LLC	7400 Airport Highway	Holland, OH	43528	$15,404.00	Inventory Processor - Tubing
Quality Tube Service, Inc.	701 E. Industrial Parkway	Fayette, OH	43521	$84,364.92	Inventory Processor - Tubing
H.P. Products Inc.	2000 W. Main Street	Louisville, OH	44641	$202,045.88	Consignment Customer - Tubing
E. Broadway Warehouse 605, LTD	1769 E. Braodway	Northwood, OH	43619	$1,099,920.99	Leased Warehouse - Tubing
Wayne Industries Inc.	36253 Michigan Avenue	Wayne, MI	48184	$52,767.70	Public Warehouse - Coils
Imperial Group, LP	IFC-VA Plant 32
	4969 Stepp Place	Dublin, VA	24084	$142,680.81	Consignment Customer - Tubing
Emerson Climate Technologies	Nepi, Inc. c/o
	Emerson Climate Technologies
	Mexico SA de CU
	Gobernador Curiel No 3573	Guadalajara, Co 123	Region 44970	$203,378.51	Consignment Customer - Tubing
		Mexico

	Columbus

Precision Cutoff, Inc.	7400 E. Airport Highway	Holland, OH	43528	$359,526.17	Inventory Processor - Tubing
Production Tube Cutting, Inc.	1100 South Smithville Road	Dayton, OH	45403	$2,037.70	Inventory Processor - Tubing
SET Enterprises, Inc.	1 Steel Way	Mount Vernon, IN	47265	$129,644.66	Inventory Processor - Coils
M A Metal Co., Inc.	216 N. Main Street	Edinburgh, IN	46124	$674,526.25	Inventory Processor - Tubing
Machinery Mounting Systems, Inc.	2860 N. National Road	Columbus, IN	47201	$632,408.59	Inventory Processor - Tubing

Total				$8,979,559.68

SCHEDULE 9.1.4
to
Loan and Security Agreement

NAMES AND CAPITAL STRUCTURE

AK Steel Holdings Corporation (Delaware)
100% interest in AK Steel Corporation (Delaware)

AK Steel Corporation and its Subsidiaries

AK Steel Corporation
100% interest in AKS Investments, Inc. (Ohio)
100% interest in AKSR Investments, Inc. (Ohio)
99% interest in AKS Receivables, LLC (Delaware)
50% interest in AK Electric Supply LLC (Delaware)
100% interest in AK Steel Foundation (______________)

AKSR Investments, Inc.
1% interest in AKS Receivables, LLC (Delaware)
1% interest in AK Steel Receivables Ltd. (Ohio)

AKS Investments, Inc.
100% interest in Advanced Materials Processing, Inc. (Delaware)
100% interest in AK Electro-Galvanizing LLC (Delaware)
100% interest in Armco Advanced Materials, Inc. (Delaware)
100% interest in Rockport, Inc. (Ohio)
100% interest in Armco Investment Management, Inc. (Delaware)
100% interest in Combined Metals Holdings, Inc. (Nevada)
100% interest in Armco Steel Corporation (Ohio)
100% interest in Virginia Horn Taconite Company (Minnesota)
100% interest in Armco Resource Property Ltd. (Australia)
100% interest in AK Coatings Inc. (Ohio)
100% interest in Northern Land Company (Minnesota)
100% interest in First Stainless, Inc. (Delaware)
100% interest in AH Management, Inc. (Delaware)
100% interest in First Taconite Company (Delaware)
100% interest in AK Asset Management Company (Delaware)
100% interest in Everest International, Inc. (Ohio)
100% interest in AFSG Holdings, Inc. (Delaware)
100% interest in AKS HydroForm, Inc. (Ohio)
100% interest in AK Tube LLC (Delaware)
100% interest in Armco Financial Services International, Ltd. (Delaware)
99% interest in AK Steel Receivables Ltd. (Ohio)
50% interest in AK Electric Supply LLC (Delaware)
688,769 shares of Armco Chile Productos De Ingenieria S.A. (1 share owned by Enrique Puga Concha) (Chile)
9,547,160 shares of Armco Argentina S.A. (2,507 shares each owned by Luis U. Jaurequi and Osvaldo F. Costeles) (Argentina)
3,996 shares of National Supply Company of Mexico, S.A. (1 share each owned by J.M. Bilich, J.B. Corey, J.L. Bertsch, and M.J. McAdams) (Mexico)
399,600,000 shares of Armco Participacoes E Empreendimentos (400,000 shares owned by Sueli A. Fonseca) (Brazil)

Advanced Materials Processing, Inc.
50% interest in Vicksmetal/Armco Associates (50% interest held by Vicksmetal Corporation) (Delaware)

Rockport, Inc.
50% interest in Rockport Rollshop LLC (50% interest held by CH Rockport, Inc.)

Combined Metals Holdings, Inc.
40% interest in Combined Metals of Chicago, LLC (60% interest held by National Material L.P.)

Virginia Horn Taconite Company
40% interest in Eveleth Mines LLC (15% interest held be Ontario Eveleth Co.; 45% interest held by Eveleth Taconite Co.)

AH Management, Inc.
100% interest in AK Steel Properties, Inc. (Delaware)
100% interest in AH (UK), Inc. (Delaware)

AFSG Holdings, Inc.
100% interest in Armco Financial Services International, Inc. (Ohio)
100% interest in FSA Services Corporation (Delaware)
100% interest in Armco Financial Services Corporation (Delaware)

Armco Financial Services International, Ltd.
100% interest in Strata Energy, Inc. (Ohio)

AH (UK), Inc.
100% interest in AK Steel International Limited (United Kingdom)

Armco Financial Services International, Inc.
100% interest in Armco Pacific Financial Services Limited (Vanuatu)
100% interest in Armco Pacific Limited (Republic of Singapore)

Armco Financial Services Corp.
100% interest in Armco Insurance Group, Inc. (Delaware)
100% interest in Materials Insurance Company (Cayman Islands)

AK Steel International Limited
100% interest in AK Steel Merchandising S.A. (Spain)
100% interest in AK Steel Limited (United Kingdom)
100% interest in AK Steel B.V. (The Netherlands)
100% interest in AK Steel Srl (Italy)
100% interest in AK Steel GmbH (Germany)
100% interest in AK Steel S.A. (Belgium)
100% interest in AK Steel Sarl (France)

Armco Insurance Group, Inc.
100% interest in Northwestern National Insurance Co. of Milwaukee, Wisconsin (Wisconsin)

Northwestern National Insurance Co. of Milwaukee, Wisconsin
100% interest in Compass Insurance Company (New York)

SCHEDULE 9.1.5
to
Loan and Security Agreement

FORMER NAMES AND COMPANIES

1.	Borrower’s and Subsidiary’s correct corporate name, as registered with the Secretary of State of its state of incorporation, is shown on Schedule 9.1.4.

2.	In the conduct of their businesses during five years preceding the Closing Date, Borrower and Guarantors have used the following names:

Entity	Fictitious, Trade or Other Name
AK Steel Holding Corporation	None
AK Steel Corporation	None
AKS Investments, Inc.	None
AK Tube LLC	See response to no. 4, below

3.	In the five years preceding the Closing Date, neither Borrower nor any Guarantor has been the surviving corporation of a merger or combination, except:

None

4.	In the five years preceding the Closing Date, neither Borrower nor any Guarantor has acquired any substantial part of the assets of any Person, except:

AK Tube LLC acquired in 2003 the Central Tubing Facility, an exhaust tube manufacturer located in Columbus, Indiana, from a subsidiary of ArvinMeritor.

Schedule 9.1.12

Royalties Paid to Licensors

--None--

SCHEDULE 9.1.12

Licensees Paying Royalties

Licensee Royalty Payments Received January 1—December 31, 2006

Licensee	Product/Process/Trademark	Quarter	Royalty Earned (U.S.$)	Cash Received – Year to Date 1/1/06-12/31/06
Arnold Engineering	Anti-Stick Coating for Electrical Steel	Year 2005	$3,693.50	$3,693.50

Crucible	NITRONIC	Year 2005	$40,746.18	$40,746.18

Dofasco	Snout Atmosphere Control	4Q05-3Q06	$392,588.05	$392,588.05

Electralloy	NITRONIC	Year 2005	$71,604.72	$71,604.72

Marine Alloys	AQUAMET	Year 2006	$2,650.00	$2,650.00

Myriad (France)	Galvanizing/Nitrogen Finishing	4Q05-3Q06	$464,770.00	$441,532.00

Nippon Steel (Japan)	Ultra Rapid Annealing (URA)	4Q05-3Q06	$830,087.50	$830,087.50

Wisconsin Centrifugal	NITRONIC	4Q05-3Q06	$1,600.00	$1,600.00

Wisconsin Centrifugal	17-4 PH	4Q05-3Q06	$1,954.38	$1,954.38

		Total Earned Royalties: $1,809,694.33		*Total Rec’d: $1,786,456.33

*Total Received reflects royalty earned after taxes and/or wire transfer fees have been deducted.

SCHEDULE 9.1.12
PATENTS

Application Number	Patent Number	Filing Date	Grant Date	Appln Status	Application Title	Country Name	Owner Name	Client Ref
97931381.4	0907759	6/18/1997	3/6/2002	Granted	METHOD AND APPARATUS FOR REMOVING BOTTOM DROSS FROM MOLTEN ZINC DURING GALVANNEALING OR GALVANIZING	Austria	AK Steel Corporation	03930
35022/97	712221	6/18/1997	2/17/2000	Granted	METHOD AND APPARATUS FOR REMOVING BOTTOM DROSS FROM MOLTEN ZINC DURING GALVANNEALING OR GALVANIZING	Australia	AK Steel Corporation	03930
97931381.4	0907759	6/18/1997	3/6/2002	Granted	METHOD AND APPARATUS FOR REMOVING BOTTOM DROSS FROM MOLTEN ZINC DURING GALVANNEALING OR GALVANIZING	Belgium	AK Steel Corporation	03930
PI9709850-7	PI9809850-7	6/18/1997	1/6/2004	Granted	METHOD AND APPARATUS FOR REMOVING BOTTOM DROSS FROM MOLTEN ZINC DURING GALVANNEALING OR GALVANIZING	Brazil	AK Steel Corporation	03930
2,258,482	2,258,482	6/18/1997	1/14/2003	Granted	METHOD AND APPARATUS FOR REMOVING BOTTOM DROSS FROM MOLTEN ZINC DURING GALVANNEALING OR GALVANIZING	Canada	AK Steel Corporation	03930
97931381.4	0907759	6/18/1997	3/6/2002	Granted	METHOD AND APPARATUS FOR REMOVING BOTTOM DROSS FROM MOLTEN ZINC DURING GALVANNEALING OR GALVANIZING	Switzerland	AK Steel Corporation	03930
97195655.3	Z97195655	6/18/1997	6/2/2004	Granted	METHOD AND APPARATUS FOR REMOVING BOTTOM DROSS FROM MOLTEN ZINC DURING GALVANNEALING OR GALVANIZING	China (Peoples Republic)	AK Steel Corporation	03930
97931381.4	0907759	6/18/1997	3/6/2002	Granted	METHOD AND APPARATUS FOR REMOVING BOTTOM DROSS FROM MOLTEN ZINC DURING GALVANNEALING OR GALVANIZING	Germany	AK Steel Corporation	03930
97931381.4	0907759	6/18/1997	3/6/2002	Granted	METHOD AND APPARATUS FOR REMOVING BOTTOM DROSS FROM MOLTEN ZINC DURING GALVANNEALING OR GALVANIZING	Finland	AK Steel Corporation	03930
97931381.4	0907759	6/18/1997	3/6/2002	Granted	METHOD AND APPARATUS FOR REMOVING BOTTOM DROSS FROM MOLTEN ZINC DURING GALVANNEALING OR GALVANIZING	France	AK Steel Corporation	03930
97931381.4	0907759	6/18/1997	3/6/2002	Granted	METHOD AND APPARATUS FOR REMOVING BOTTOM DROSS FROM MOLTEN ZINC DURING GALVANNEALING OR GALVANIZING	United Kingdom	AK Steel Corporation	03930
97931381.4	0907759	6/18/1997	3/6/2002	Granted	METHOD AND APPARATUS FOR REMOVING BOTTOM DROSS FROM MOLTEN ZINC DURING GALVANNEALING OR GALVANIZING	Italy	AK Steel Corporation	03930
710402/1998	344199	6/18/1997	7/2/2002	Granted	METHOD AND APPARATUS FOR REMOVING BOTTOM DROSS FROM MOLTEN ZINC DURING GALVANNEALING OR GALVANIZING	Korea, Republic of	AK Steel Corporation	03930
97931381.4	0907759	6/18/1997	3/6/2002	Granted	METHOD AND APPARATUS FOR REMOVING BOTTOM DROSS FROM MOLTEN ZINC DURING GALVANNEALING OR GALVANIZING	Liechtenstein	AK Steel Corporation	03930
9810653	206909	6/18/1997	2/27/2002	Granted	METHOD AND APPARATUS FOR REMOVING BOTTOM DROSS FROM MOLTEN ZINC DURING GALVANNEALING OR GALVANIZING	Mexico	AK Steel Corporation	03930
97931381.4	0907759	6/18/1997	3/6/2002	Granted	METHOD AND APPARATUS FOR REMOVING BOTTOM DROSS FROM MOLTEN ZINC DURING GALVANNEALING OR GALVANIZING	Netherlands	AK Steel Corporation	03930
97931381.4	0907759	6/18/1997	3/6/2002	Granted	METHOD AND APPARATUS FOR REMOVING BOTTOM DROSS FROM MOLTEN ZINC DURING GALVANNEALING OR GALVANIZING	Sweden	AK Steel Corporation	03930
08/792,922	5,961,285	6/19/1996	10/5/1999	Granted	METHOD AND APPARATUS FOR REMOVING BOTTOM DROSS FROM MOLTEN ZINC DURING GALVANNEALING OR GALVANIZING	United States of America	AK Steel Corporation	03930
87120258	NI-200575	1/26/1999	8/16/2004	Granted	METHOD OF REDUCING DEFECTS CAUSED BY CONDUCTOR ROLL SURFACE ANOMALIES USING HIGH VOLUME BOTTOM SPRAYS	Taiwan	AK Steel Corporation	04044
08/985,639	6,096,183	12/5/1997	8/1/2000	Granted	METHOD OF REDUCING DEFECTS CAUSED BY CONDUCTOR ROLL SURFACE ANOMALIES USING HIGH VOLUME BOTTOM SPRAYS	United States of America	AK Steel Corporation	04044
E257180	1038043	10/29/1998	1/2/2004	Granted	DROSS COLLECTING ZINC POT	Austria	AK Steel Corporation	04046
12056/99	733122	10/29/1998	8/23/2001	Granted	DROSS COLLECTING ZINC POT	Australia	AK Steel Corporation	04046
98955192.4	1038043	10/29/1998	1/2/2004	Granted	DROSS COLLECTING ZINC POT	Belgium	AK Steel Corporation	04046
PI9813428-0	PI9813428-0	10/29/1998	8/29/2006	Granted	DROSS COLLECTING ZINC POT	Brazil	AK Steel Corporation	04046
2,312,356	2,312,356	10/29/1998	6/29/2004	Granted	DROSS COLLECTING ZINC POT	Canada	AK Steel Corporation	04046
98812045.3	98812045.3	10/29/1998	10/27/2004	Granted	DROSS COLLECTING ZINC POT	China (Peoples Republic)	AK Steel Corporation	04046
69820907.9	1038043	10/29/1998	1/2/2004	Granted	DROSS COLLECTING ZINC POT	Germany	AK Steel Corporation	04046
2213924-T3	1038043	10/29/1998	1/2/2004	Granted	DROSS COLLECTING ZINC POT	Spain	AK Steel Corporation	04046
98955192.4	1038043	10/29/1998	1/2/2004	Granted	DROSS COLLECTING ZINC POT	Finland	AK Steel Corporation	04046
98955192.4	1038043	10/29/1998	1/2/2004	Granted	DROSS COLLECTING ZINC POT	France	AK Steel Corporation	04046
98955192.4	1038043	10/29/1998	1/2/2004	Granted	DROSS COLLECTING ZINC POT	United Kingdom	AK Steel Corporation	04046
98955192.4	1038043	10/29/1998	1/2/2004	Granted	DROSS COLLECTING ZINC POT	Italy	AK Steel Corporation	04046
2000-524489		10/29/1998		Pending	DROSS COLLECTING ZINC POT	Japan	AK Steel Corporation	04046
7006169/2000	363525	10/29/1998	11/21/2002	Granted	DROSS COLLECTING ZINC POT	Korea, Republic of	AK Steel Corporation	04046
98955192.4	1038043	10/29/1998	1/2/2004	Granted	DROSS COLLECTING ZINC POT	Luxembourg	AK Steel Corporation	04046
0005726	221267	10/29/1998	7/6/2004	Granted	DROSS COLLECTING ZINC POT	Mexico	AK Steel Corporation	04046
98955192.4	1038043	10/29/1998	1/2/2004	Granted	DROSS COLLECTING ZINC POT	Netherlands	AK Steel Corporation	04046
98955192.4	1038043	10/29/1998	1/2/2004	Granted	DROSS COLLECTING ZINC POT	Sweden	AK Steel Corporation	04046
87119389	NI-143578	11/23/1998	2/26/2002	Granted	DROSS COLLECTING ZINC POT	Taiwan	AK Steel Corporation	04046
08/987,660	6,582,520	12/9/1997	6/24/2003	Granted	DROSS COLLECTING ZINC POT	United States of America	AK Steel Corporation	04046
98/10250	98/10250	11/10/1998	7/28/1999	Granted	DROSS COLLECTING ZINC POT	South Africa	AK Steel Corporation	04046
301134	241944	7/30/1985	1/29/1993	Granted	PROCESS FOR CONTROLLING ZINC VAPOR IN A FINISHING PROCESS FOR A HOT DIP ZINC BASED COATING ON A FERROUS BASE METAL STRIP	Argentina	AK Steel Corporation	A1597
87104098.6	0246418	3/20/1987	1/15/1992	Granted	HOT DIP ALUMINUM COATED CHROMIUM ALLOY STEEL (ALUMINUM COATED STAINLESS)	France	ARMCO INC.	A2013
62-084929	1886514	4/8/1987	11/22/1994	Granted	HOT DIP ALUMINUM COATED CHROMIUM ALLOY STEEL (ALUMINUM COATED STAINLESS)	Japan	ARMCO INC.	A2013
4923/1987	46345	5/19/1987	11/23/1992	Granted	HOT DIP ALUMINUM COATED CHROMIUM ALLOY STEEL (ALUMINUM COATED STAINLESS)	Korea, Republic of	ARMCO INC.	A2013
89101705.5	0327053	2/1/1989	5/20/1992	Granted	DUPLEX STAINLESS STEEL WITH HIGH MANGANESE (LOW CR, LOW NI DUPLEX - NITRONIC 19D)	Austria	ARMCO INC.	A2107
89101705.5	0327053	2/1/1989	5/20/1992	Granted	DUPLEX STAINLESS STEEL WITH HIGH MANGANESE (LOW CR, LOW NI DUPLEX - NITRONIC 19D)	Belgium	ARMCO INC.	A2107
PI8900374	PI8900374	1/30/1989	5/27/1997	Granted	DUPLEX STAINLESS STEEL WITH HIGH MANGANESE (LOW CR, LOW NI DUPLEX - NITRONIC 19D)	Brazil	ARMCO INC.	A2107
587,061	1,324,729	12/28/1988	11/30/1993	Granted	DUPLEX STAINLESS STEEL WITH HIGH MANGANESE (LOW CR, LOW NI DUPLEX - NITRONIC 19D)	Canada	ARMCO INC.	A2107
89101705.5	0327053	2/1/1989	5/20/1992	Granted	DUPLEX STAINLESS STEEL WITH HIGH MANGANESE (LOW CR, LOW NI DUPLEX - NITRONIC 19D)	Germany	ARMCO INC.	A2107
89101705.5	0327053	2/1/1989	5/20/1992	Granted	DUPLEX STAINLESS STEEL WITH HIGH MANGANESE (LOW CR, LOW NI DUPLEX - NITRONIC 19D)	Spain	ARMCO INC.	A2107
89101705.5	0327053	2/1/1989	5/20/1992	Granted	DUPLEX STAINLESS STEEL WITH HIGH MANGANESE (LOW CR, LOW NI DUPLEX - NITRONIC 19D)	France	ARMCO INC.	A2107
89101705.5	0327053	2/1/1989	5/20/1992	Granted	DUPLEX STAINLESS STEEL WITH HIGH MANGANESE (LOW CR, LOW NI DUPLEX - NITRONIC 19D)	United Kingdom	ARMCO INC.	A2107
89101705.5	49145/BE92	2/1/1989	5/20/1992	Granted	DUPLEX STAINLESS STEEL WITH HIGH MANGANESE (LOW CR, LOW NI DUPLEX - NITRONIC 19D)	Italy	ARMCO INC.	A2107
01-015214	2701913	1/26/1989	10/3/1997	Granted	DUPLEX STAINLESS STEEL WITH HIGH MANGANESE (LOW CR, LOW NI DUPLEX - NITRONIC 19D)	Japan	ARMCO INC.	A2107
1297/1989	125631	2/3/1989	10/8/1997	Granted	DUPLEX STAINLESS STEEL WITH HIGH MANGANESE (LOW CR, LOW NI DUPLEX - NITRONIC 19D)	Korea, Republic of	ARMCO INC.	A2107
89101705.5	0327053	2/1/1989	5/20/1992	Granted	DUPLEX STAINLESS STEEL WITH HIGH MANGANESE (LOW CR, LOW NI DUPLEX - NITRONIC 19D)	Sweden	ARMCO INC.	A2107
78100114	NI-045065	1/9/1989	2/21/1991	Granted	DUPLEX STAINLESS STEEL WITH HIGH MANGANESE (LOW CR, LOW NI DUPLEX - NITRONIC 19D)	Taiwan	ARMCO INC.	A2107
07/152,178	4,828,630	2/4/1988	5/9/1989	Granted	DUPLEX STAINLESS STEEL WITH HIGH MANGANESE (LOW CR, LOW NI DUPLEX - NITRONIC 19D)	United States of America	ARMCO INC.	A2107
89/0088	89/0088	1/5/1989	3/28/1990	Granted	DUPLEX STAINLESS STEEL WITH HIGH MANGANESE (LOW CR, LOW NI DUPLEX - NITRONIC 19D)	South Africa	ARMCO INC.	A2107
88101881.6	0278481	2/9/1988	7/22/1992	Granted	MULTIPLE NOZZLE JET FINISHING	Austria	AK Steel Corporation	A2123
11393/88	593714	2/8/1988	7/3/1990	Granted	MULTIPLE NOZZLE JET FINISHING	Australia	AK Steel Corporation	A2123
88101881.6	0278481	2/9/1988	7/22/1992	Granted	MULTIPLE NOZZLE JET FINISHING	Belgium	AK Steel Corporation	A2123
557,182	1,294,183	1/22/1988	1/14/1992	Granted	MULTIPLE NOZZLE JET FINISHING	Canada	AK Steel Corporation	A2123
88101881.6	0278481	2/9/1988	8/22/1992	Granted	MULTIPLE NOZZLE JET FINISHING	Germany	AK Steel Corporation	A2123
88101881.6	0278481	2/9/1988	7/22/1992	Granted	MULTIPLE NOZZLE JET FINISHING	France	AK Steel Corporation	A2123
88101881.6	0278481	2/9/1988	7/22/1992	Granted	MULTIPLE NOZZLE JET FINISHING	United Kingdom	AK Steel Corporation	A2123
88101881.6	0278481	2/9/1988	7/22/1992	Granted	MULTIPLE NOZZLE JET FINISHING	Italy	AK Steel Corporation	A2123
1133/1988	78811	2/8/1988	11/1/1994	Granted	MULTIPLE NOZZLE JET FINISHING	Korea, Republic of	AK Steel Corporation	A2123
88101881.6	0278481	2/9/1988	7/22/1992	Granted	MULTIPLE NOZZLE JET FINISHING	Luxembourg	AK Steel Corporation	A2123
88101881.6	0278481	2/9/1988	7/22/1992	Granted	MULTIPLE NOZZLE JET FINISHING	Netherlands	AK Steel Corporation	A2123
223441	223441	2/8/1988	11/17/1989	Granted	MULTIPLE NOZZLE JET FINISHING	New Zealand	AK Steel Corporation	A2123
88101881.6	0278481	2/9/1988	7/22/1992	Granted	MULTIPLE NOZZLE JET FINISHING	Sweden	AK Steel Corporation	A2123
77100451	33255	1/25/1988	11/3/1989	Granted	MULTIPLE NOZZLE JET FINISHING	Taiwan	AK Steel Corporation	A2123
07/012,581	4,719,129	2/9/1987	1/12/1988	Granted	MULTIPLE NOZZLE JET FINISHING	United States of America	Armco Steel Company, L.P.	A2123
PI9004444-4	PI9004444	9/6/1990	8/10/1999	Granted	MAGNESIUM CHLORIDE IN TCH MAGNESIA	Brazil	ARMCO INC.	A2126
90116384.0	0416420	8/27/1990	12/14/1994	Granted	MAGNESIUM CHLORIDE IN TCH MAGNESIA	Germany	ARMCO INC.	A2126
90116384.0	0416420	8/27/1990	12/14/1994	Granted	MAGNESIUM CHLORIDE IN TCH MAGNESIA	France	ARMCO INC.	A2126
90116384.0	0416420	8/27/1990	12/14/1994	Granted	MAGNESIUM CHLORIDE IN TCH MAGNESIA	United Kingdom	ARMCO INC.	A2126
716/CAL/90	174918	8/20/1990	8/20/1990	Granted	MAGNESIUM CHLORIDE IN TCH MAGNESIA	India	ARMCO INC.	A2126
90116384.0	0416420	8/27/1990	12/14/1994	Granted	MAGNESIUM CHLORIDE IN TCH MAGNESIA	Italy	ARMCO INC.	A2126
02-235992	2686455	9/7/1990	8/22/1997	Granted	MAGNESIUM CHLORIDE IN TCH MAGNESIA	Japan	ARMCO INC.	A2126
14201/1990	173781	9/8/1990	11/2/1998	Granted	MAGNESIUM CHLORIDE IN TCH MAGNESIA	Korea, Republic of	ARMCO INC.	A2126
07/686,019	5,192,373	4/12/1991	3/9/1993	Granted	MAGNESIUM OXIDE COATING FOR ELECTRICAL STEELS AND THE METHOD OF COATING (MAGNESIUM CHLORIDE IN TCH MAGNESIA)	United States of America	ARMCO INC.	A2126A
PI8901323	PI8901323	3/21/1989	8/25/1998	Granted	PERMANENT DOMAIN REFINEMENT BY ALUMINUM DEPOSITION (TCH PERMANENT DOMAIN REFINEMENT)	Brazil	ARMCO INC.	A2135
89104769.8	0334222	3/17/1989	5/12/1993	Granted	PERMANENT DOMAIN REFINEMENT BY ALUMINUM DEPOSITION (TCH PERMANENT DOMAIN REFINEMENT)	Germany	ARMCO INC.	A2135
89104769.8	0334222	3/17/1989	5/12/1993	Granted	PERMANENT DOMAIN REFINEMENT BY ALUMINUM DEPOSITION (TCH PERMANENT DOMAIN REFINEMENT)	France	ARMCO INC.	A2135
89104769.8	0334222	3/17/1989	5/12/1993	Granted	PERMANENT DOMAIN REFINEMENT BY ALUMINUM DEPOSITION (TCH PERMANENT DOMAIN REFINEMENT)	United Kingdom	ARMCO INC.	A2135
89104769.8	0334222	3/17/1989	5/12/1993	Granted	PERMANENT DOMAIN REFINEMENT BY ALUMINUM DEPOSITION (TCH PERMANENT DOMAIN REFINEMENT)	Italy	ARMCO INC.	A2135
07/489,766	5,013,374	2/28/1990	5/7/1991	Granted	PERMANENT DOMAIN REFINEMENT BY ALUMINUM DEPOSITION (TCH PERMANENT DOMAIN REFINEMENT)	United States of America	ARMCO INC.	A2135A
89104770.6	0334223	3/17/1989	2/28/1996	Granted	ULTRA-RAPID HEAT TREATMENT OF GRAIN ORIENTED ELECTRICAL STEEL (RAPID ANNEALING OF TCH)	Austria	ARMCO INC.	A2137
89104770.6	0334223	3/17/1989	2/28/1996	Granted	ULTRA-RAPID HEAT TREATMENT OF GRAIN ORIENTED ELECTRICAL STEEL (RAPID ANNEALING OF TCH)	Belgium	ARMCO INC.	A2137
PI8901320	PI8901320	3/21/1989	8/25/1998	Granted	ULTRA-RAPID HEAT TREATMENT OF GRAIN ORIENTED ELECTRICAL STEEL (RAPID ANNEALING OF TCH)	Brazil	ARMCO INC.	A2137
592,528	1,324,562	3/2/1989	11/23/1993	Granted	ULTRA-RAPID HEAT TREATMENT OF GRAIN ORIENTED ELECTRICAL STEEL (RAPID ANNEALING OF TCH)	Canada	ARMCO INC.	A2137
89104770.6	0334223	3/17/1989	2/28/1996	Granted	ULTRA-RAPID HEAT TREATMENT OF GRAIN ORIENTED ELECTRICAL STEEL (RAPID ANNEALING OF TCH)	Germany	ARMCO INC.	A2137
89104770.6	0334223	3/17/1989	2/28/1996	Granted	ULTRA-RAPID HEAT TREATMENT OF GRAIN ORIENTED ELECTRICAL STEEL (RAPID ANNEALING OF TCH)	France	ARMCO INC.	A2137
89104770.6	0334223	3/17/1989	2/28/1996	Granted	ULTRA-RAPID HEAT TREATMENT OF GRAIN ORIENTED ELECTRICAL STEEL (RAPID ANNEALING OF TCH)	United Kingdom	ARMCO INC.	A2137
89104770.6	0334223	3/17/1989	2/28/1996	Granted	ULTRA-RAPID HEAT TREATMENT OF GRAIN ORIENTED ELECTRICAL STEEL (RAPID ANNEALING OF TCH)	Italy	ARMCO INC.	A2137
01-073713	2082823	3/24/1989	8/23/1996	Granted	ULTRA-RAPID HEAT TREATMENT OF GRAIN ORIENTED ELECTRICAL STEEL (RAPID ANNEALING OF TCH)	Japan	ARMCO INC.	A2137
3719/1989	124250	3/24/1989	9/24/1997	Granted	ULTRA-RAPID HEAT TREATMENT OF GRAIN ORIENTED ELECTRICAL STEEL (RAPID ANNEALING OF TCH)	Korea, Republic of	ARMCO INC.	A2137
89104770.6	0334223	3/17/1989	2/28/1996	Granted	ULTRA-RAPID HEAT TREATMENT OF GRAIN ORIENTED ELECTRICAL STEEL (RAPID ANNEALING OF TCH)	Netherlands	ARMCO INC.	A2137
89104770.6	0334223	3/17/1989	2/28/1996	Granted	ULTRA-RAPID HEAT TREATMENT OF GRAIN ORIENTED ELECTRICAL STEEL (RAPID ANNEALING OF TCH)	Sweden	ARMCO INC.	A2137
07/173,698	4,898,626	3/25/1988	2/6/1990	Granted	ULTRA-RAPID HEAT TREATMENT OF GRAIN ORIENTED ELECTRICAL STEEL (RAPID ANNEALING OF TCH)	United States of America	ARMCO INC.	A2137
07/094,785	4,790,977	9/10/1987	12/13/1988	Granted	SILICON MODIFIED LOW CHROMIUM FERRITIC ALLOY FOR HIGH TEMPERATURE USE (HIGH SI 6SR)	United States of America	ARMCO INC.	A2139
PI8901322	PI8901322	3/21/1989	8/25/1998	Granted	ULTRA-RAPID ANNEALING OF NONORIENTED ELECTRICAL STEEL (RAPID HEATING CRNO)	Brazil	ARMCO INC.	A2150
592,529	1,333,988	3/2/1989	1/17/1995	Granted	ULTRA-RAPID ANNEALING OF NONORIENTED ELECTRICAL STEEL (RAPID HEATING CRNO)	Canada	ARMCO INC.	A2150
01-070735	1939859	3/24/1989	6/9/1995	Granted	ULTRA-RAPID ANNEALING OF NONORIENTED ELECTRICAL STEEL (RAPID HEATING CRNO)	Japan	ARMCO INC.	A2150
3716/1989	64402	3/24/1989	8/14/1993	Granted	ULTRA-RAPID ANNEALING OF NONORIENTED ELECTRICAL STEEL (RAPID HEATING CRNO)	Korea, Republic of	ARMCO INC.	A2150
07/173,695	4,898,627	3/25/1988	2/6/1990	Granted	ULTRA-RAPID ANNEALING OF NONORIENTED ELECTRICAL STEEL (RAPID HEATING CRNO)	United States of America	ARMCO INC.	A2150
89104768.0	0334221	3/17/1989	2/28/1996	Granted	METHOD FOR TREATING ELECTRICAL STEEL BY ELECTROETCHING AND ELECTRICAL STEEL HAVING PERMANENT DOMAIN REFINEMENT	Austria	ARMCO INC.	A2155
89104768.0	0334221	3/17/1989	2/28/1996	Granted	METHOD FOR TREATING ELECTRICAL STEEL BY ELECTROETCHING AND ELECTRICAL STEEL HAVING PERMANENT DOMAIN REFINEMENT	Belgium	ARMCO INC.	A2155
PI8901321	PI8901321	3/21/1989	8/25/1998	Granted	METHOD FOR TREATING ELECTRICAL STEEL BY ELECTROETCHING AND ELECTRICAL STEEL HAVING PERMANENT DOMAIN REFINEMENT	Brazil	ARMCO INC.	A2155
89104768.0	0334221	3/17/1989	2/28/1996	Granted	METHOD FOR TREATING ELECTRICAL STEEL BY ELECTROETCHING AND ELECTRICAL STEEL HAVING PERMANENT DOMAIN REFINEMENT	Germany	ARMCO INC.	A2155
89104768.0	0334221	3/17/1989	2/28/1996	Granted	METHOD FOR TREATING ELECTRICAL STEEL BY ELECTROETCHING AND ELECTRICAL STEEL HAVING PERMANENT DOMAIN REFINEMENT	France	ARMCO INC.	A2155
89104768.0	0334221	3/17/1989	2/28/1996	Granted	METHOD FOR TREATING ELECTRICAL STEEL BY ELECTROETCHING AND ELECTRICAL STEEL HAVING PERMANENT DOMAIN REFINEMENT	United Kingdom	ARMCO INC.	A2155
89104768.0	0334221	3/17/1989	2/28/1996	Granted	METHOD FOR TREATING ELECTRICAL STEEL BY ELECTROETCHING AND ELECTRICAL STEEL HAVING PERMANENT DOMAIN REFINEMENT	Italy	ARMCO INC.	A2155
01-070736	1868697	3/24/1989	8/26/1994	Granted	METHOD FOR TREATING ELECTRICAL STEEL BY ELECTROETCHING AND ELECTRICAL STEEL HAVING PERMANENT DOMAIN REFINEMENT	Japan	ARMCO INC.	A2155
3717/1989	129935	3/24/1989	11/13/1997	Granted	METHOD FOR TREATING ELECTRICAL STEEL BY ELECTROETCHING AND ELECTRICAL STEEL HAVING PERMANENT DOMAIN REFINEMENT	Korea, Republic of	ARMCO INC.	A2155
89104768.0	0334221	3/17/1989	2/28/1996	Granted	METHOD FOR TREATING ELECTRICAL STEEL BY ELECTROETCHING AND ELECTRICAL STEEL HAVING PERMANENT DOMAIN REFINEMENT	Netherlands	ARMCO INC.	A2155
89104768.0	0334221	3/17/1989	2/28/1996	Granted	METHOD FOR TREATING ELECTRICAL STEEL BY ELECTROETCHING AND ELECTRICAL STEEL HAVING PERMANENT DOMAIN REFINEMENT	Sweden	ARMCO INC.	A2155
07/488,409	5,013,373	3/1/1990	5/7/1991	Granted	METHOD FOR TREATING ELECTRICAL STEEL BY ELECTROETCHING AND ELECTRICAL STEEL HAVING PERMANENT DOMAIN REFINEMENT (PERMANENT DOMAIN REFINEMENT ELECTROETCHING)	United States of America	ARMCO INC.	A2155A
07/228,645	5,015,341	8/5/1988	5/14/1991	Granted	INDUCTION GALVANNEALED ELECTROPLATED STEEL STRIP	United States of America	Armco Steel Company, L.P.	A2168
40-91	39028	1/16/1991	3/14/1996	Granted	METHOD OF PRODUCING PLASTIC COATED METAL STRIP (POWDER COATED STEEL STRIP)	Chile	ARMCO INC.	A2180
07/480,381	5,059,446	2/14/1990	10/22/1991	Granted	METHOD OF PRODUCING PLASTIC COATED METAL STRIP (POWDER COATED STEEL STRIP)	United States of America	ARMCO INC.	A2180
423-91	39029	5/13/1991	4/23/1996	Granted	PLASTIC POWDER COATED METAL STRIP (POWDER COATED STEEL STRIP)	Chile	ARMCO INC.	A2180A
07/665,611	5,176,755	3/5/1991	1/5/1993	Granted	PLASTIC POWDER COATED METAL STRIP (POWDER COATED STEEL STRIP)	United States of America	ARMCO INC.	A2180A
07/299,714	4,898,628	1/19/1989	2/6/1990	Granted	HOT WORKING METHOD FOR PRODUCING GRAIN ORIENTED SILICON STEEL WITH IMPROVED GLASS FILM FORMATION (SILVER STREAK CONTROL FOR SILICON STEEL SLABS)	United States of America	ARMCO INC.	A2214
07/720,966	5,123,971	6/25/1991	6/23/1992	Granted	COLD REDUCED NON-AGING DEEP DRAWING STEEL AND METHOD FOR PRODUCING (HOT ROLLED LOW MN AK THIN CAST SLABS)	United States of America	Armco Steel Company, L.P.	A2218A
07/690,142	5,102,472	4/23/1991	4/7/1992	Granted	COLD REDUCED NON-AGING DEEP DRAWING STEEL AND METHOD FOR PRODUCING (HOT ROLLED LOW MN AK THIN CAST SLABS)	United States of America	Armco Steel Company, L.P.	A2218B
PI9006266	PI9006266	12/10/1990	3/8/2000	Granted	THERMAL FLATTENING SEMI-PROCESSED ELECTRICAL STEEL (THERMALLY FLATTENED GLASS COATING)	Brazil	ARMCO INC.	A2237
90123821.2	0432732	12/11/1990	2/4/1998	Granted	THERMAL FLATTENING SEMI-PROCESSED ELECTRICAL STEEL (THERMALLY FLATTENED GLASS COATING)	Germany	ARMCO INC.	A2237
90123821.2	0432732	12/11/1990	2/4/1998	Granted	THERMAL FLATTENING SEMI-PROCESSED ELECTRICAL STEEL (THERMALLY FLATTENED GLASS COATING)	France	ARMCO INC.	A2237
90123821.2	0432732	12/11/1990	2/4/1998	Granted	THERMAL FLATTENING SEMI-PROCESSED ELECTRICAL STEEL (THERMALLY FLATTENED GLASS COATING)	United Kingdom	ARMCO INC.	A2237
90123821.2	0432732	12/11/1990	2/4/1998	Granted	THERMAL FLATTENING SEMI-PROCESSED ELECTRICAL STEEL (THERMALLY FLATTENED GLASS COATING)	Italy	ARMCO INC.	A2237
02-330854	2716258	11/30/1990	11/7/1997	Granted	THERMAL FLATTENING SEMI-PROCESSED ELECTRICAL STEEL (THERMALLY FLATTENED GLASS COATING)	Japan	ARMCO INC.	A2237
20309/1990	169122	12/11/1990	10/9/1998	Granted	THERMAL FLATTENING SEMI-PROCESSED ELECTRICAL STEEL (THERMALLY FLATTENED GLASS COATING)	Korea, Republic of	ARMCO INC.	A2237
07/448,397	5,096,510	12/11/1989	3/17/1992	Granted	THERMAL FLATTENING SEMI-PROCESSED ELECTRICAL STEEL (THERMALLY FLATTENED GLASS COATING)	United States of America	ARMCO INC.	A2237
39425/89	622697	8/8/1989	8/31/1992	Granted	HOT DIP ALUMINUM COATED CHROMIUM ALLOY STEEL	Australia	AK Steel Corporation	A2238
89114828.0	0356783	8/10/1989	1/12/1994	Granted	HOT DIP ALUMINUM COATED CHROMIUM ALLOY STEEL	France	AK Steel Corporation	A2238
01-216179	2516259	8/24/1989	4/30/1996	Granted	HOT DIP ALUMINUM COATED CHROMIUM ALLOY STEEL	Japan	AK Steel Corporation	A2238
12310/1989	152978	8/29/1989	7/1/1998	Granted	HOT DIP ALUMINUM COATED CHROMIUM ALLOY STEEL	Korea, Republic of	AK Steel Corporation	A2238
07/237,915	5,023,113	8/29/1988	6/11/1991	Granted	HOT DIP ALUMINUM COATED CHROMIUM ALLOY STEEL	United States of America	Armco Steel Company, L.P.	A2238
07/549,569	5,116,645	8/27/1990	5/26/1992	Granted	HOT DIP ALUMINUM COATED CHROMIUM ALLOY STEEL	United States of America	Armco Steel Company, L.P.	A2238
386/91	38251	4/30/1991	6/3/1992	Granted	METHOD AND APPARATUS FOR AUTOMATICALLY ALIGNING PROXIMAL EDGES OF SHEETS TO BE BUTT WELDED	Chile	AK Steel Corporation	A2248
07/508,901	5,023,427	4/12/1990	6/11/1991	Granted	METHOD AND APPARATUS FOR AUTOMATICALLY ALIGNING PROXIMAL EDGES OF SHEETS TO BE BUTT WELDED	United States of America	Armco Steel Company, L.P.	A2248
PI9104664-5	PI9104664-5	10/28/1991	8/22/2000	Granted	METHOD OF MAKING HIGH SILICON, LOW CARBON REGULAR GRAIN ORIENTED SILICON STEEL (THIN RGO W/HIGH SI, LOW C)	Brazil	ARMCO INC.	A2304
91108401.0	91108401.0	10/29/1991	10/12/1996	Granted	METHOD OF MAKING HIGH SILICON, LOW CARBON REGULAR GRAIN ORIENTED SILICON STEEL (THIN RGO W/HIGH SI, LOW C)	China (Peoples Republic)	ARMCO INC.	A2304
PV3244-91	285230	10/25/1991	4/15/1999	Granted	METHOD OF MAKING HIGH SILICON, LOW CARBON REGULAR GRAIN ORIENTED SILICON STEEL (THIN RGO W/HIGH SI, LOW C)	Czech Republic	ARMCO INC.	A2304
91309686.3	69128624.8-08	10/21/1991	1/7/1998	Granted	METHOD OF MAKING HIGH SILICON, LOW CARBON REGULAR GRAIN ORIENTED SILICON STEEL (THIN RGO W/HIGH SI, LOW C)	Germany	ARMCO INC.	A2304
91309686.3	0538519	10/21/1991	1/7/1998	Granted	METHOD OF MAKING HIGH SILICON, LOW CARBON REGULAR GRAIN ORIENTED SILICON STEEL (THIN RGO W/HIGH SI, LOW C)	France	ARMCO INC.	A2304
91309686.3	0538519	10/21/1991	1/7/1998	Granted	METHOD OF MAKING HIGH SILICON, LOW CARBON REGULAR GRAIN ORIENTED SILICON STEEL (THIN RGO W/HIGH SI, LOW C)	United Kingdom	ARMCO INC.	A2304
1013/DEL/91	184854	10/23/1991	5/11/2001	Granted	METHOD OF MAKING HIGH SILICON, LOW CARBON REGULAR GRAIN ORIENTED SILICON STEEL (THIN RGO W/HIGH SI, LOW C)	India	ARMCO INC.	A2304
91309686.3	0538519	10/21/1991	1/7/1998	Granted	METHOD OF MAKING HIGH SILICON, LOW CARBON REGULAR GRAIN ORIENTED SILICON STEEL (THIN RGO W/HIGH SI, LOW C)	Italy	ARMCO INC.	A2304
03-281427	2693327	10/28/1991	9/5/1997	Granted	METHOD OF MAKING HIGH SILICON, LOW CARBON REGULAR GRAIN ORIENTED SILICON STEEL (THIN RGO W/HIGH SI, LOW C)	Japan	ARMCO INC.	A2304
18973/1991	169992	10/26/1991	10/14/1998	Granted	METHOD OF MAKING HIGH SILICON, LOW CARBON REGULAR GRAIN ORIENTED SILICON STEEL (THIN RGO W/HIGH SI, LOW C)	Korea, Republic of	ARMCO INC.	A2304
P-292202	167046	10/28/1991	1/11/1995	Granted	METHOD OF MAKING HIGH SILICON, LOW CARBON REGULAR GRAIN ORIENTED SILICON STEEL (THIN RGO W/HIGH SI, LOW C)	Poland	ARMCO INC.	A2304
5010078/02	2041268	10/25/1991	8/9/1995	Granted	METHOD OF MAKING HIGH SILICON, LOW CARBON REGULAR GRAIN ORIENTED SILICON STEEL (THIN RGO W/HIGH SI, LOW C)	Russian Federation	ARMCO INC.	A2304
07/549,614	5,061,326	7/9/1990	10/29/1991	Granted	METHOD OF MAKING HIGH SILICON, LOW CARBON REGULAR GRAIN ORIENTED SILICON STEEL (THIN RGO W/HIGH SI, LOW C)	United States of America	ARMCO INC.	A2304
PI9104663-7	PI9104663-7	10/28/1991	6/27/2000	Granted	METHOD OF MAKING RGO SILICON STEEL WITHOUT A HOT BAND ANNEAL	Brazil	Armco Inc.	A2305
91108402.9	91108402.9	10/29/1991	10/19/1996	Granted	METHOD OF MAKING RGO SILICON STEEL WITHOUT A HOT BAND ANNEAL	China (Peoples Republic)	Armco Inc.	A2305
PV3229-91	279775	10/24/1991	4/24/1995	Granted	METHOD OF MAKING RGO SILICON STEEL WITHOUT A HOT BAND ANNEAL	Czech Republic	Armco Inc.	A2305
91309638.4	69128789.9-08	10/18/1991	1/21/1998	Granted	METHOD OF MAKING RGO SILICON STEEL WITHOUT A HOT BAND ANNEAL	Germany	Armco Inc.	A2305
91309638.4	0537398	10/18/1991	5/16/2001	Granted	METHOD OF MAKING RGO SILICON STEEL WITHOUT A HOT BAND ANNEAL	France	Armco Inc.	A2305
91309638.4	0537398	10/18/1991	5/16/2001	Granted	METHOD OF MAKING RGO SILICON STEEL WITHOUT A HOT BAND ANNEAL	United Kingdom	Armco Inc.	A2305
1014/DEL/91	184,596	10/23/1991	3/30/2001	Granted	METHOD OF MAKING RGO SILICON STEEL WITHOUT A HOT BAND ANNEAL	India	Armco Inc.	A2305
91309638.4	0537398	10/18/1991	5/16/2001	Granted	METHOD OF MAKING RGO SILICON STEEL WITHOUT A HOT BAND ANNEAL	Italy	Armco Inc.	A2305
03-281441	2653948	10/28/1991	5/23/1997	Granted	METHOD OF MAKING RGO SILICON STEEL WITHOUT A HOT BAND ANNEAL	Japan	Armco Inc.	A2305
18974/1991	169318	10/26/1991	10/10/1998	Granted	METHOD OF MAKING RGO SILICON STEEL WITHOUT A HOT BAND ANNEAL	Korea, Republic of	Armco Inc.	A2305
P-292201	167045	10/28/1991	12/8/1994	Granted	METHOD OF MAKING RGO SILICON STEEL WITHOUT A HOT BAND ANNEAL	Poland	Armco Inc.	A2305
5010077.02	2038389	10/25/1991	7/27/1995	Granted	METHOD OF MAKING RGO SILICON STEEL WITHOUT A HOT BAND ANNEAL	Russian Federation	Armco Inc.	A2305
07/549,615	5,078,808	7/9/1990	1/7/1992	Granted	METHOD OF MAKING RGO SILICON STEEL WITHOUT A HOT BAND ANNEAL	United States of America	Armco Inc.	A2305
345/1991	38438	4/12/1991	9/14/1992	Granted	APPARATUS AND METHOD FOR AUTOMATICALLY ALIGNING A WELDING DEVICE FOR BUTT WELDING WORPIECES (LASER WELDING SEAM TRACKER)	Chile	ARMCO INC.	A2343
07/508,904	5,045,668	4/12/1990	9/3/1991	Granted	APPARATUS AND METHOD FOR AUTOMATICALLY ALIGNING A WELDING DEVICE FOR BUTT WELDING WORPIECES (LASER WELDING SEAM TRACKER)	United States of America	ARMCO INC.	A2343
91902072.7	E134540	11/28/1990	2/28/1996	Granted	APPARATUS AND METHOD FOR HYDROFORMING SHEET METAL	Austria	AK Steel Corporation	A2354
71641/91	649653	11/28/1990	10/18/1994	Granted	APPARATUS AND METHOD FOR HYDROFORMING SHEET METAL	Australia	AK Steel Corporation	A2354
91902072.7	0455806	11/28/1990	2/28/1996	Granted	APPARATUS AND METHOD FOR HYDROFORMING SHEET METAL	Belgium	AK Steel Corporation	A2354
PI9007885-3	PI9007885-3	11/28/1990	9/24/1996	Granted	APPARATUS AND METHOD FOR HYDROFORMING SHEET METAL	Brazil	AK Steel Corporation	A2354
2,070,100	2,070,100	5/29/1992	11/4/1997	Granted	APPARATUS AND METHOD FOR HYDROFORMING SHEET METAL	Canada	AK Steel Corporation	A2354
90110334.9	90110334.9	11/29/1990	3/31/1995	Granted	APPARATUS AND METHOD FOR HYDROFORMING SHEET METAL	China (Peoples Republic)	AK Steel Corporation	A2354
91902072.7	P690255977	11/28/1990	2/28/1996	Granted	APPARATUS AND METHOD FOR HYDROFORMING SHEET METAL	Germany	AK Steel Corporation	A2354
91902072.7	0455806	11/28/1990	2/28/1996	Granted	APPARATUS AND METHOD FOR HYDROFORMING SHEET METAL	Spain	AK Steel Corporation	A2354
91902072.7	0455806	11/28/1990	2/28/1996	Granted	APPARATUS AND METHOD FOR HYDROFORMING SHEET METAL	France	AK Steel Corporation	A2354
91902072.7	0455806	11/28/1990	2/28/1996	Granted	APPARATUS AND METHOD FOR HYDROFORMING SHEET METAL	United Kingdom	AK Steel Corporation	A2354
91902072.7	0455806	11/28/1990	2/28/1996	Granted	APPARATUS AND METHOD FOR HYDROFORMING SHEET METAL	Italy	AK Steel Corporation	A2354
3-502677	3578760	11/28/1990	7/23/2004	Granted	APPARATUS AND METHOD FOR HYDROFORMING SHEET METAL	Japan	AK Steel Corporation	A2354
91902072.7	0455806	11/28/1990	2/28/1996	Granted	APPARATUS AND METHOD FOR HYDROFORMING SHEET METAL	Luxembourg	AK Steel Corporation	A2354
5052519.02	2088361	11/28/1990	12/27/1997	Granted	APPARATUS AND METHOD FOR HYDROFORMING SHEET METAL	Russian Federation	AK Steel Corporation	A2354
91902072.7	0455806	11/28/1990	2/28/1996	Granted	APPARATUS AND METHOD FOR HYDROFORMING SHEET METAL	Sweden	AK Steel Corporation	A2354
07/855,815	5,372,026	3/23/1992	12/13/1994	Granted	APPARATUS AND METHOD FOR HYDROFORMING SHEET METAL	United States of America	AK STEEL CORPORATION	A2354A
41612/93	664458	6/29/1993	3/26/1996	Granted	CONTROLLED MATERIAL FLOW HYDROFORMING	Australia	AK STEEL CORPORATION	A2354B
2,100,219	2,100,219	7/9/1993	4/14/1998	Granted	CONTROLLED MATERIAL FLOW HYDROFORMING	Canada	AK STEEL CORPORATION	A2354B
93305276.3	P69314870	7/6/1993	10/29/1997	Granted	CONTROLLED MATERIAL FLOW HYDROFORMING	Germany	AK STEEL CORPORATION	A2354B
97104872.3	P69329600.3	7/6/1993	10/25/2000	Granted	CONTROLLED MATERIAL FLOW HYDROFORMING	Germany	AK STEEL CORPORATION	A2354B
93305276.3	0581458	7/6/1993	10/29/1997	Granted	CONTROLLED MATERIAL FLOW HYDROFORMING	Spain	AK STEEL CORPORATION	A2354B
97104872.3	0787544	7/6/1993	10/25/2000	Granted	CONTROLLED MATERIAL FLOW HYDROFORMING	Spain	AK STEEL CORPORATION	A2354B
93305276.3	0581458	7/6/1993	10/29/1997	Granted	CONTROLLED MATERIAL FLOW HYDROFORMING	France	AK STEEL CORPORATION	A2354B
97104872.3	0787544	7/6/1993	10/25/2000	Granted	CONTROLLED MATERIAL FLOW HYDROFORMING	France	AK STEEL CORPORATION	A2354B
93305276.3	0581458	7/6/1993	10/29/1997	Granted	CONTROLLED MATERIAL FLOW HYDROFORMING	United Kingdom	AK STEEL CORPORATION	A2354B
97104872.3	0787544	7/6/1993	10/25/2000	Granted	CONTROLLED MATERIAL FLOW HYDROFORMING	United Kingdom	AK STEEL CORPORATION	A2354B
93305276.3	0581458	7/6/1993	10/29/1997	Granted	CONTROLLED MATERIAL FLOW HYDROFORMING	Italy	AK STEEL CORPORATION	A2354B
97104872.3	0787544	7/6/1993	10/25/2000	Granted	CONTROLLED MATERIAL FLOW HYDROFORMING	Italy	AK STEEL CORPORATION	A2354B
5170023	3012117	7/9/1993	12/10/1999	Granted	CONTROLLED MATERIAL FLOW HYDROFORMING	Japan	AK STEEL CORPORATION	A2354B
11-290710	3418143	10/13/1999	4/11/2003	Granted	CONTROLLED MATERIAL FLOW HYDROFORMING	Japan	AK STEEL CORPORATION	A2354B
14142/1993	270413	7/26/1993	8/1/2000	Granted	CONTROLLED MATERIAL FLOW HYDROFORMING	Korea, Republic of	AK STEEL CORPORATION	A2354B
934489	188363	7/26/1993	3/25/1998	Granted	CONTROLLED MATERIAL FLOW HYDROFORMING	Mexico	AK STEEL CORPORATION	A2354B
P-299 815	172554	7/27/1993	3/5/1997	Granted	CONTROLLED MATERIAL FLOW HYDROFORMING	Poland	AK STEEL CORPORATION	A2354B
93305276.3	0581458	7/6/1993	10/29/1997	Granted	CONTROLLED MATERIAL FLOW HYDROFORMING	Sweden	AK STEEL CORPORATION	A2354B
97104872.3	0787544	7/6/1993	10/25/2000	Granted	CONTROLLED MATERIAL FLOW HYDROFORMING	Sweden	AK STEEL CORPORATION	A2354B
07/919,968	5,372,027	7/27/1992	12/13/1994	Granted	CONTROLLED MATERIAL FLOW HYDROFORMING	United States of America	AK STEEL CORPORATION	A2354B
08/296,053	5,533,372	8/24/1994	7/9/1996	Granted	CONTROLLED MATERIAL FLOW HYDROFORMING	United States of America	AK STEEL CORPORATION	A2354D
07/583,054	5,175,502	9/14/1990	12/29/1992	Granted
METHOD AND APPARATUS FOR DETERMINING ACID CONCENTRATION (DILUTION OF ACID BATH SAMPLES TO REDUCE INFLUENCE OF METAL SALTS, MEASURING DENSITY BEFORE AND AFTER DILUTION, MEASURING ELECTROCONDUCTVITY, COMPUTER CONTROLLED)
						United States of America	Armco Steel Company, L.P.	A2365
926743	182963	11/24/1992	10/15/1996	Granted	MENISCUS COATING STEEL STRIP	Mexico	ARMCO STEEL COMPANY	A2385
08/040,734	5,399,376	3/31/1993	3/21/1995	Granted	MENISCUS COATING STEEL STRIP	United States of America	AK Steel Corporation	A2385A
08/050,956	5,453,127	4/21/1993	9/26/1995	Granted	APPARATUS FOR MENISCUS COATING A STEEL STRIP	United States of America	AK Steel Corporation	A2385B
PI9201600-6	PI9201600-6	4/29/1992	6/15/1999	Granted	NIOBIUM CARBIDE STRENGTHENED STEEL FOR PORCELAIN ENAMELING	Brazil	AK Steel Corporation	A2417
2,068,199	2,068,199	5/7/1992	12/12/2000	Granted	NIOBIUM CARBIDE STRENGTHENED STEEL FOR PORCELAIN ENAMELING	Canada	AK Steel Corporation	A2417
9202237	176529	5/14/1992	11/3/1994	Granted	NIOBIUM CARBIDE STRENGTHENED STEEL FOR PORCELAIN ENAMELING	Mexico	AK Steel Corporation	A2417
07/726,423	5,137,584	7/5/1991	8/11/1992	Granted	NIOBIUM CARBIDE STRENGTHENED STEEL FOR PORCELAIN ENAMELING	United States of America	Armco Steel Company, L.P.	A2417
PI9304668-5	PI9304668-5	11/9/1993	8/6/2002	Granted	METHOD FOR PRODUCING REGULAR GRAIN ORIENTED ELECTRICAL STEEL USING A SINGLE STAGE COLD REDUCTION	Brazil	ARMCO INC.	A2442
93115841.4	0600181	9/30/1993	7/29/1998	Granted	METHOD FOR PRODUCING REGULAR GRAIN ORIENTED ELECTRICAL STEEL USING A SINGLE STAGE COLD REDUCTION	Germany	ARMCO INC.	A2442
93115841.4	0600181	9/30/1993	7/29/1998	Granted	METHOD FOR PRODUCING REGULAR GRAIN ORIENTED ELECTRICAL STEEL USING A SINGLE STAGE COLD REDUCTION	France	ARMCO INC.	A2442
93115841.4	0600181	9/30/1993	7/29/1998	Granted	METHOD FOR PRODUCING REGULAR GRAIN ORIENTED ELECTRICAL STEEL USING A SINGLE STAGE COLD REDUCTION	United Kingdom	ARMCO INC.	A2442
611/CAL/93	179125	10/14/1993	10/14/1993	Granted	METHOD FOR PRODUCING REGULAR GRAIN ORIENTED ELECTRICAL STEEL USING A SINGLE STAGE COLD REDUCTION	India	ARMCO INC.	A2442
93115841.4	0600181	9/30/1993	7/29/1998	Granted	METHOD FOR PRODUCING REGULAR GRAIN ORIENTED ELECTRICAL STEEL USING A SINGLE STAGE COLD REDUCTION	Italy	ARMCO INC.	A2442
05-279775	2653969	11/9/1993	5/23/1997	Granted	METHOD FOR PRODUCING REGULAR GRAIN ORIENTED ELECTRICAL STEEL USING A SINGLE STAGE COLD REDUCTION	Japan	ARMCO INC.	A2442
23854/1993	288351	11/11/1993	2/6/2001	Granted	METHOD FOR PRODUCING REGULAR GRAIN ORIENTED ELECTRICAL STEEL USING A SINGLE STAGE COLD REDUCTION	Korea, Republic of	ARMCO INC.	A2442
P-301042	174264	11/12/1993	12/3/1997	Granted	METHOD FOR PRODUCING REGULAR GRAIN ORIENTED ELECTRICAL STEEL USING A SINGLE STAGE COLD REDUCTION	Poland	ARMCO INC.	A2442
93115841.4	0600181	9/30/1993	7/29/1998	Granted	METHOD FOR PRODUCING REGULAR GRAIN ORIENTED ELECTRICAL STEEL USING A SINGLE STAGE COLD REDUCTION	Sweden	ARMCO INC.	A2442
07/974,772	5,288,736	11/12/1992	2/22/1994	Granted	METHOD FOR PRODUCING REGULAR GRAIN ORIENTED ELECTRICAL STEEL USING A SINGLE STAGE COLD REDUCTION	United States of America	ARMCO INC.	A2442
08/234,075	5,460,651	4/28/1994	10/24/1995	Granted	INDUCTION HEATED MENISCUS COATING VESSEL	United States of America	AK Steel Corporation	A2457
08/155,333	5,421,911	11/22/1993	6/6/1995	Granted	REGULAR GRAIN ORIENTED ELECTRICAL STEEL PRODUCTION PROCESS (RGO SINGLE STAGE COLD REDUCTION PROCESS)	United States of America	ARMCO INC.	A2545
2,146,103	2,146,103	3/31/1995	6/28/2005	Granted	BEARING SUPPORT SYSTEM FOR A ROLL SUBMERGED IN A MOLTEN METAL COATING BATH	Canada	AK Steel Corporation	A2551
07-134036	3182058	5/31/1995	4/20/2001	Granted	BEARING SUPPORT SYSTEM FOR A ROLL SUBMERGED IN A MOLTEN METAL COATING BATH	Japan	AK Steel Corporation	A2551
13796/1995	304234	5/30/1995	7/19/2001	Granted	BEARING SUPPORT SYSTEM FOR A ROLL SUBMERGED IN A MOLTEN METAL COATING BATH	Korea, Republic of	AK Steel Corporation	A2551
952328	195258	5/24/1995	2/9/2000	Granted	BEARING SUPPORT SYSTEM FOR A ROLL SUBMERGED IN A MOLTEN METAL COATING BATH	Mexico	AK Steel Corporation	A2551
08/252,283	5,538,559	5/31/1994	7/23/1996	Granted	BEARING SUPPORT SYSTEM FOR A ROLL SUBMERGED IN A MOLTEN METAL COATING BATH	United States of America	AK Steel Corporation	A2551
08/470,308	5,575,829	6/6/1995	11/19/1996	Granted	DIRECT USE OF SULFUR-BEARING NICKEL CONCENTRATE IN MAKING NI ALLOYED STAINLESS STEEL	United States of America	ARMCO INC.	A2561
PI9602240-0	PI9602240-0	5/13/1996	7/8/2003	Granted	GRAIN ORIENTED ELECTRICAL STEEL HAVING HIGH VOLUME RESISTIVITY AND METHOD FOR PRODUCING SAME (ADVANCED GRAIN ORIENTED)	Brazil	ARMCO INC.	A2574
96107594.2	0743370	5/13/1996	11/21/2001	Granted	GRAIN ORIENTED ELECTRICAL STEEL HAVING HIGH VOLUME RESISTIVITY AND METHOD FOR PRODUCING SAME (ADVANCED GRAIN ORIENTED)	Germany	ARMCO INC.	A2574
96107594.2	0743370	5/13/1996	11/21/2001	Granted	GRAIN ORIENTED ELECTRICAL STEEL HAVING HIGH VOLUME RESISTIVITY AND METHOD FOR PRODUCING SAME (ADVANCED GRAIN ORIENTED)	France	ARMCO INC.	A2574
96107594.2	0743370	5/13/1996	11/21/2001	Granted	GRAIN ORIENTED ELECTRICAL STEEL HAVING HIGH VOLUME RESISTIVITY AND METHOD FOR PRODUCING SAME (ADVANCED GRAIN ORIENTED)	United Kingdom	ARMCO INC.	A2574
96107594.2		5/13/1996	11/21/2001	Granted	GRAIN ORIENTED ELECTRICAL STEEL HAVING HIGH VOLUME RESISTIVITY AND METHOD FOR PRODUCING SAME (ADVANCED GRAIN ORIENTED)	Italy	ARMCO INC.	A2574
08-120513	3172439	5/15/1996	3/23/2001	Granted	GRAIN ORIENTED ELECTRICAL STEEL HAVING HIGH VOLUME RESISTIVITY AND METHOD FOR PRODUCING SAME (ADVANCED GRAIN ORIENTED)	Japan	ARMCO INC.	A2574
16104/1996	441234	5/15/1996	7/12/2004	Granted	GRAIN ORIENTED ELECTRICAL STEEL HAVING HIGH VOLUME RESISTIVITY AND METHOD FOR PRODUCING SAME (ADVANCED GRAIN ORIENTED)	Korea, Republic of	ARMCO INC.	A2574
96107594.2	0743370	5/13/1996	11/21/2001	Granted	GRAIN ORIENTED ELECTRICAL STEEL HAVING HIGH VOLUME RESISTIVITY AND METHOD FOR PRODUCING SAME (ADVANCED GRAIN ORIENTED)	Sweden	ARMCO INC.	A2574
08/442,459	5,643,370	5/16/1995	7/1/1997	Granted	GRAIN ORIENTED ELECTRICAL STEEL HAVING HIGH VOLUME RESISTIVITY AND METHOD FOR PRODUCING SAME (ADVANCED GRAIN ORIENTED)	United States of America	ARMCO INC.	A2574
08/803,486	5,779,819	2/20/1997	7/14/1998	Granted	GRAIN ORIENTED ELECTRICAL STEEL HAVING HIGH VOLUME RESISTIVITY (ADVANCED GRAIN ORIENTED)	United States of America	ARMCO INC.	A2574A
95104373.6	0678588	3/24/1995	3/3/1999	Granted	ALUMINIZED STEEL ALLOYS CONTAINING CHROMIUM AND METHOD FOR PRODUCING SAME (PREANNEALED FERRITIC STAINLESS FOR ALUMINIZING)	Austria	ARMCO INC.	A2575
16504/95	687989	4/18/1995	7/2/1998	Granted	ALUMINIZED STEEL ALLOYS CONTAINING CHROMIUM AND METHOD FOR PRODUCING SAME (PREANNEALED FERRITIC STAINLESS FOR ALUMINIZING)	Australia	ARMCO INC.	A2575
95104373.6	0678588	3/24/1995	3/3/1999	Granted	ALUMINIZED STEEL ALLOYS CONTAINING CHROMIUM AND METHOD FOR PRODUCING SAME (PREANNEALED FERRITIC STAINLESS FOR ALUMINIZING)	Belgium	ARMCO INC.	A2575
PI9501598-1	PI9501598-1	4/17/1995	12/12/2000	Granted	ALUMINIZED STEEL ALLOYS CONTAINING CHROMIUM AND METHOD FOR PRODUCING SAME (PREANNEALED FERRITIC STAINLESS FOR ALUMINIZING)	Brazil	ARMCO INC.	A2575
2,146,107	2,146,107	3/31/1995	12/29/1998	Granted	ALUMINIZED STEEL ALLOYS CONTAINING CHROMIUM AND METHOD FOR PRODUCING SAME (PREANNEALED FERRITIC STAINLESS FOR ALUMINIZING)	Canada	ARMCO INC.	A2575
95105015.X	95105015.X	4/19/1995	5/18/2000	Granted	ALUMINIZED STEEL ALLOYS CONTAINING CHROMIUM AND METHOD FOR PRODUCING SAME (PREANNEALED FERRITIC STAINLESS FOR ALUMINIZING)	China (Peoples Republic)	ARMCO INC.	A2575
95104373.6	0678588	3/24/1995	3/3/1999	Granted	ALUMINIZED STEEL ALLOYS CONTAINING CHROMIUM AND METHOD FOR PRODUCING SAME (PREANNEALED FERRITIC STAINLESS FOR ALUMINIZING)	Germany	ARMCO INC.	A2575
95104373.6	0678588	3/24/1995	3/3/1999	Granted	ALUMINIZED STEEL ALLOYS CONTAINING CHROMIUM AND METHOD FOR PRODUCING SAME (PREANNEALED FERRITIC STAINLESS FOR ALUMINIZING)	Spain	ARMCO INC.	A2575
95104373.6	0678588	3/24/1995	3/3/1999	Granted	ALUMINIZED STEEL ALLOYS CONTAINING CHROMIUM AND METHOD FOR PRODUCING SAME (PREANNEALED FERRITIC STAINLESS FOR ALUMINIZING)	France	ARMCO INC.	A2575
95104373.6	0678588	3/24/1995	3/3/1999	Granted	ALUMINIZED STEEL ALLOYS CONTAINING CHROMIUM AND METHOD FOR PRODUCING SAME (PREANNEALED FERRITIC STAINLESS FOR ALUMINIZING)	United Kingdom	ARMCO INC.	A2575
313/CAL/95	182477	3/21/1995	11/5/1999	Granted	ALUMINIZED STEEL ALLOYS CONTAINING CHROMIUM AND METHOD FOR PRODUCING SAME (PREANNEALED FERRITIC STAINLESS FOR ALUMINIZING)	India	ARMCO INC.	A2575
95104373.6	0678588	3/24/1995	3/3/1999	Granted	ALUMINIZED STEEL ALLOYS CONTAINING CHROMIUM AND METHOD FOR PRODUCING SAME (PREANNEALED FERRITIC STAINLESS FOR ALUMINIZING)	Italy	ARMCO INC.	A2575
07-093684	2708390	4/19/1995	10/17/1997	Granted	ALUMINIZED STEEL ALLOYS CONTAINING CHROMIUM AND METHOD FOR PRODUCING SAME (PREANNEALED FERRITIC STAINLESS FOR ALUMINIZING)	Japan	ARMCO INC.	A2575
9033/1995	10-326967	4/18/1995	2/20/2002	Granted	ALUMINIZED STEEL ALLOYS CONTAINING CHROMIUM AND METHOD FOR PRODUCING SAME (PREANNEALED FERRITIC STAINLESS FOR ALUMINIZING)	Korea, Republic of	ARMCO INC.	A2575
95104373.6	0678588	3/24/1995	3/3/1999	Granted	ALUMINIZED STEEL ALLOYS CONTAINING CHROMIUM AND METHOD FOR PRODUCING SAME (PREANNEALED FERRITIC STAINLESS FOR ALUMINIZING)	Luxembourg	ARMCO INC.	A2575
951704	188338	4/6/1995	3/20/1998	Granted	ALUMINIZED STEEL ALLOYS CONTAINING CHROMIUM AND METHOD FOR PRODUCING SAME (PREANNEALED FERRITIC STAINLESS FOR ALUMINIZING)	Mexico	ARMCO INC.	A2575
95104373.6	0678588	3/24/1995	3/3/1999	Granted	ALUMINIZED STEEL ALLOYS CONTAINING CHROMIUM AND METHOD FOR PRODUCING SAME (PREANNEALED FERRITIC STAINLESS FOR ALUMINIZING)	Netherlands	ARMCO INC.	A2575
95104373.6	0678588	3/24/1995	3/3/1999	Granted	ALUMINIZED STEEL ALLOYS CONTAINING CHROMIUM AND METHOD FOR PRODUCING SAME (PREANNEALED FERRITIC STAINLESS FOR ALUMINIZING)	Sweden	ARMCO INC.	A2575
08/230,042	5,447,754	4/19/1994	9/5/1995	Granted	ALUMINIZED STEEL ALLOYS CONTAINING CHROMIUM AND METHOD FOR PRODUCING SAME (PREANNEALED FERRITIC STAINLESS FOR ALUMINIZING)	United States of America	ARMCO INC.	A2575
95/2686	95/2686	3/31/1995	4/24/1996	Granted	ALUMINIZED STEEL ALLOYS CONTAINING CHROMIUM AND METHOD FOR PRODUCING SAME (PREANNEALED FERRITIC STAINLESS FOR ALUMINIZING)	South Africa	ARMCO INC.	A2575
08/448,055	5,591,531	5/23/1995	1/7/1997	Granted	ALUMINIZED STEEL ALLOYS CONTAINING CHROMIUM	United States of America	ARMCO INC.	A2575A
08/540,371	5,651,413	10/6/1995	7/29/1997	Granted	IN-SITU CONDITIONING OF A STRIP CASTING ROLL (USING GRIT BLASTING ARRAY)	United States of America	ARMCO INC.	A2580
08/540,370	5,651,412	10/6/1995	7/29/1997	Granted	STRIP CASTING WITH FLUXING AGENT APPLIED TO CASTING ROLL (FLUXING AGENT FOR DIRECT STRIP CASTING AND MEANS THEREFOR)	United States of America	ARMCO INC.	A2581
08/573,316	5,702,502	12/14/1995	12/30/1997	Granted	METHOD FOR DIRECT USE OF CHROMITE ORE IN THE PRODUCTION OF STAINLESS STEEL (SMELTING OF PREHEATED UNMETALLIZED CHROMITE IN TBRR)	United States of America	ARMCO INC.	A2598
706523	706523	5/23/1997	6/17/1999	Granted	HYDROGEN PEROXIDE PICKLING OF STAINLESS STEEL	Australia	ARMCO INC.	A2607
97108296.1	0808919	5/22/1997	8/8/2001	Granted	HYDROGEN PEROXIDE PICKLING OF STAINLESS STEEL	Belgium	ARMCO INC.	A2607
PI9703228-0	PI9703228-0	5/23/1997	6/21/2005	Granted	HYDROGEN PEROXIDE PICKLING OF STAINLESS STEEL	Brazil	ARMCO INC.	A2607
2,205,122		5/12/1997		Pending	HYDROGEN PEROXIDE PICKLING OF STAINLESS STEEL	Canada	ARMCO INC.	A2607
97105426.6	ZL97105426	5/26/1997	11/24/2004	Granted	HYDROGEN PEROXIDE PICKLING OF STAINLESS STEEL	China (Peoples Republic)	ARMCO INC.	A2607
97108296.1	0808919	5/22/1997	8/8/2001	Granted	HYDROGEN PEROXIDE PICKLING OF STAINLESS STEEL	Germany	ARMCO INC.	A2607
97108296.1	0808919	5/22/1997	8/8/2001	Granted	HYDROGEN PEROXIDE PICKLING OF STAINLESS STEEL	Spain	ARMCO INC.	A2607
97108296.1	0808919	5/22/1997	8/8/2001	Granted	HYDROGEN PEROXIDE PICKLING OF STAINLESS STEEL	France	ARMCO INC.	A2607
97108296.1	0808919	5/22/1997	8/8/2001	Granted	HYDROGEN PEROXIDE PICKLING OF STAINLESS STEEL	United Kingdom	ARMCO INC.	A2607
919/Cal/97	191894	5/21/1997	7/23/2004	Granted	HYDROGEN PEROXIDE PICKLING OF STAINLESS STEEL	India	ARMCO INC.	A2607
97108296.1	0808919	5/22/1997	8/8/2001	Granted	HYDROGEN PEROXIDE PICKLING OF STAINLESS STEEL	Italy	ARMCO INC.	A2607
09-131215		5/21/1997		Pending	HYDROGEN PEROXIDE PICKLING OF STAINLESS STEEL	Japan	ARMCO INC.	A2607
20297/1997	10-492841	5/23/1997	5/24/2005	Granted	HYDROGEN PEROXIDE PICKLING OF STAINLESS STEEL	Korea, Republic of	ARMCO INC.	A2607
973809	199774	5/23/1997	11/24/2000	Granted	HYDROGEN PEROXIDE PICKLING OF STAINLESS STEEL	Mexico	ARMCO INC.	A2607
97108296.1	0808919	5/22/1997	8/8/2001	Granted	HYDROGEN PEROXIDE PICKLING OF STAINLESS STEEL	Sweden	ARMCO INC.	A2607
08/667,498	5,702,534	5/24/1996	12/30/1997	Granted	HYDROGEN PEROXIDE PICKLING OF STAINLESS STEEL	United States of America	ARMCO INC.	A2607
97/3888	97/3888	5/6/1997	2/25/1998	Granted	HYDROGEN PEROXIDE PICKLING OF STAINLESS STEEL	South Africa	ARMCO INC.	A2607
08/463,807	5,547,519	6/5/1995	8/20/1996	Granted	MAGNESIA COATING AND PROCESS FOR PRODUCING GRAIN ORIENTED ELECTRICAL STEEL FOR PUNCHING QUALITY (HI-SI02 MGO COATING COMPOSITION FOR PUNCHING QUALITY GRAIN ORIENTED ELECTRICAL STEEL)	United States of America	ARMCO INC.	A2608A
PI9705442-9	PI9705442-9	11/6/1997	6/10/2003	Granted	METHOD FOR PRODUCING SILICON-CHROMIUM GRAIN ORIENTED STEEL (CR MODIFIED TWO STAGE ORIENTED)	Brazil	ARMCO INC.	A2646
97122975.9	97122975.9	11/28/1997	1/9/2002	Granted	METHOD FOR PRODUCING SILICON-CHROMIUM GRAIN ORIENTED STEEL (CR MODIFIED TWO STAGE ORIENTED)	China (Peoples Republic)	ARMCO INC.	A2646
PV1998-606	296442	2/27/1998	2/1/2006	Granted	METHOD FOR PRODUCING SILICON-CHROMIUM GRAIN ORIENTED STEEL (CR MODIFIED TWO STAGE ORIENTED)	Czech Republic	ARMCO INC.	A2646
97117584.9		10/10/1997		Published	METHOD FOR PRODUCING SILICON-CHROMIUM GRAIN ORIENTED STEEL (CR MODIFIED TWO STAGE ORIENTED)	European Patent Convention	ARMCO INC.	A2646
2320/CAL/97	194430	12/8/1997	8/12/2005	Granted	METHOD FOR PRODUCING SILICON-CHROMIUM GRAIN ORIENTED STEEL (CR MODIFIED TWO STAGE ORIENTED)	India	ARMCO INC.	A2646
10-043818		2/25/1998		Pending	METHOD FOR PRODUCING SILICON-CHROMIUM GRAIN ORIENTED STEEL (CR MODIFIED TWO STAGE ORIENTED)	Japan	ARMCO INC.	A2646
10-1997-0067145	10-0526377	12/9/1997	10/28/2005	Granted	METHOD FOR PRODUCING SILICON-CHROMIUM GRAIN ORIENTED ELECTRICAL STEEL	Korea, Republic of	ARMCO INC.	A2646
P323018	184552	11/6/1997	6/6/2002	Granted	METHOD FOR PRODUCING SILICON-CHROMIUM GRAIN ORIENTED STEEL (CR MODIFIED TWO STAGE ORIENTED)	Poland	ARMCO INC.	A2646
08/808,894	5,702,539	2/28/1997	12/30/1997	Granted	METHOD FOR PRODUCING SILICON-CHROMIUM GRAIN ORIENTED STEEL (CR MODIFIED TWO STAGE ORIENTED)	United States of America	ARMCO INC.	A2646
PI9801523	PI9801523-0	4/29/1998	8/16/2005	Granted	PRECOATED CHROMIUM ALLOYED STEEL WITH ENHANCED PAINT ADHESION FOR EXHAUST APPLICATIONS (BLACK PAINTED 409 FOR EXHAUST COMPONENTS)	Brazil	ARMCO INC.	A2654
2,231,905	2,231,905	3/12/1998	1/2/2007	Granted	PRECOATED CHROMIUM ALLOYED STEEL WITH ENHANCED PAINT ADHESION FOR EXHAUST APPLICATIONS (BLACK PAINTED 409 FOR EXHAUST COMPONENTS)	Canada	ARMCO INC.	A2654
98107013.9	69833346.2-08	4/17/1998	2/1/2006	Granted	PRECOATED CHROMIUM ALLOYED STEEL WITH ENHANCED PAINT ADHESION FOR EXHAUST APPLICATIONS (BLACK PAINTED 409 FOR EXHAUST COMPONENTS)	Germany	ARMCO INC.	A2654
98107013.9	0876849	4/17/1998	2/1/2006	Granted	PRECOATED CHROMIUM ALLOYED STEEL WITH ENHANCED PAINT ADHESION FOR EXHAUST APPLICATIONS (BLACK PAINTED 409 FOR EXHAUST COMPONENTS)	Spain	ARMCO INC.	A2654
98107013.9	0876849	4/17/1998	2/1/2006	Granted	PRECOATED CHROMIUM ALLOYED STEEL WITH ENHANCED PAINT ADHESION FOR EXHAUST APPLICATIONS (BLACK PAINTED 409 FOR EXHAUST COMPONENTS)	France	ARMCO INC.	A2654
98107013.9	0876849	4/17/1998	2/1/2006	Granted	PRECOATED CHROMIUM ALLOYED STEEL WITH ENHANCED PAINT ADHESION FOR EXHAUST APPLICATIONS (BLACK PAINTED 409 FOR EXHAUST COMPONENTS)	United Kingdom	ARMCO INC.	A2654
98107013.9	0876849	4/17/1998	2/1/2006	Granted	PRECOATED CHROMIUM ALLOYED STEEL WITH ENHANCED PAINT ADHESION FOR EXHAUST APPLICATIONS (BLACK PAINTED 409 FOR EXHAUST COMPONENTS)	Italy	ARMCO INC.	A2654
10-122366		5/1/1998		Pending	PRECOATED CHROMIUM ALLOYED STEEL WITH ENHANCED PAINT ADHESION FOR EXHAUST APPLICATIONS (BLACK PAINTED 409 FOR EXHAUST COMPONENTS)	Japan	ARMCO INC.	A2654
10-1998-15936	10-550496	5/4/1998	2/2/2006	Granted	PRECOATED CHROMIUM ALLOYED STEEL WITH ENHANCED PAINT ADHESION FOR EXHAUST APPLICATIONS (BLACK PAINTED 409 FOR EXHAUST COMPONENTS)	Korea, Republic of	ARMCO INC.	A2654
983150	202784	4/22/1998	7/2/2001	Granted	PRECOATED CHROMIUM ALLOYED STEEL WITH ENHANCED PAINT ADHESION FOR EXHAUST APPLICATIONS (BLACK PAINTED 409 FOR EXHAUST COMPONENTS)	Mexico	ARMCO INC.	A2654
98107013.9	0876849	4/17/1998	2/1/2006	Granted	PRECOATED CHROMIUM ALLOYED STEEL WITH ENHANCED PAINT ADHESION FOR EXHAUST APPLICATIONS (BLACK PAINTED 409 FOR EXHAUST COMPONENTS)	Sweden	ARMCO INC.	A2654
08/851,259	5,783,622	5/5/1997	7/21/1998	Granted	PRECOATED CHROMIUM ALLOYED STEEL WITH ENHANCED PAINT ADHESION FOR EXHAUST APPLICATIONS (BLACK PAINTED 409 FOR EXHAUST COMPONENTS)	United States of America	ARMCO INC.	A2654
08/821,154	5,743,968	3/20/1997	4/28/1998	Granted	HYDROGEN PEROXIDE PICKLING OF STAINLESS STEEL (STAINLESS STEEL PICKLING WITH H2O2)	United States of America	ARMCO INC.	A2657
98119328.7	0926249	10/13/1998	10/6/2004	Granted	INORGANIC/ORGANIC INSULATING COATING FOR ELECTRICAL STEEL SHEET	Belgium	ARMCO INC.	A2660
PI9814782-0		10/29/1998		Pending	INORGANIC/ORGANIC INSULATING COATING FOR ELECTRICAL STEEL SHEET	Brazil	ARMCO INC.	A2660
2,249,547	2,249,547	10/5/1998	6/28/2005	Granted	INORGANIC/ORGANIC INSULATING COATING FOR ELECTRICAL STEEL SHEET	Canada	ARMCO INC.	A2660
98125437.3	98125437.3	12/18/1998	8/11/2004	Granted	INORGANIC/ORGANIC INSULATING COATING FOR ELECTRICAL STEEL SHEET	China (Peoples Republic)	ARMCO INC.	A2660
98119328.7	69826822.9	10/13/1998	10/6/2004	Granted	INORGANIC/ORGANIC INSULATING COATING FOR ELECTRICAL STEEL SHEET	Germany	ARMCO INC.	A2660
98119328.7	0926249	10/13/1998	10/6/2004	Granted	INORGANIC/ORGANIC INSULATING COATING FOR ELECTRICAL STEEL SHEET	France	ARMCO INC.	A2660
98119328.7	0926249	10/13/1998	10/6/2004	Granted	INORGANIC/ORGANIC INSULATING COATING FOR ELECTRICAL STEEL SHEET	United Kingdom	ARMCO INC.	A2660
1717/CAL/98		9/23/1998		Pending	INORGANIC/ORGANIC INSULATING COATING FOR ELECTRICAL STEEL SHEET	India	ARMCO INC.	A2660
98119328.7	0926249	10/13/1998	10/6/2004	Granted	INORGANIC/ORGANIC INSULATING COATING FOR ELECTRICAL STEEL SHEET	Italy	ARMCO INC.	A2660
10-353059		12/11/1998		Pending	INORGANIC/ORGANIC INSULATING COATING FOR ELECTRICAL STEEL SHEET	Japan	ARMCO INC.	A2660
10-1998-0056329	10-0537122	12/18/1998	12/9/2005	Granted	INORGANIC/ORGANIC INSULATING COATING FOR NONORIENTED ELECTRICAL STEEL	Korea, Republic of	ARMCO INC.	A2660
989018	202360	10/29/1998	6/14/2001	Granted	INORGANIC/ORGANIC INSULATING COATING FOR ELECTRICAL STEEL SHEET	Mexico	ARMCO INC.	A2660
98119328.7	0926249	10/13/1998	10/6/2004	Granted	INORGANIC/ORGANIC INSULATING COATING FOR ELECTRICAL STEEL SHEET	Sweden	ARMCO INC.	A2660
08/994,387	5,955,201	12/17/1997	9/21/1999	Granted	INORGANIC/ORGANIC INSULATING COATING FOR ELECTRICAL STEEL SHEET	United States of America	ARMCO INC.	A2660
2,254,584		11/27/1998		Pending	NON-RIDGING FERRITIC CHROMIUM ALLOYED STEEL AND METHOD OF MAKING (FERRITIC STAINLESS STEEL WITH EQUIAXED CAST GRAIN)	Canada	ARMCO INC.	A2664
10-1998-55939	10-614558	12/18/1998	8/14/2006	Granted	CHROMIUM ALLOY FERRITIC STEEL, METHOD OF MAKING THE SAME, AND CHROMIUM ALLOYED FERRITIC STEEL SHEET	Korea, Republic of	ARMCO INC.	A2664
98108387	205706	12/16/1998	12/18/2001	Granted	NON-RIDGING FERRITIC CHROMIUM ALLOYED STEEL AND METHOD OF MAKING (FERRITIC STAINLESS STEEL WITH EQUIAXED CAST GRAIN)	Mexico	ARMCO INC.	A2664
08/994,382	5,868,875	12/19/1997	2/9/1999	Granted	NON-RIDGING FERRITIC CHROMIUM ALLOYED STEEL AND METHOD OF MAKING (FERRITIC STAINLESS STEEL WITH EQUIAXED CAST GRAIN)	United States of America	ARMCO INC.	A2664
98/11448	98/11448	12/14/1998	8/31/1999	Granted	NON-RIDGING FERRITIC CHROMIUM ALLOYED STEEL AND METHOD OF MAKING (FERRITIC STAINLESS STEEL WITH EQUIAXED CAST GRAIN)	South Africa	ARMCO INC.	A2664
2003200957	2003200957	3/12/2003	8/4/2005	Granted	NON-RIDGING FERRITIC CHROMIUM ALLOYED STEEL (FERRITIC STAINLESS WITH EQUIAXED CAST GRAIN)	Australia	AK STEEL CORPORATION	A2664A
97226/98	760756	12/18/1998	9/4/2003	Granted	NON-RIDGING FERRITIC CHROMIUM ALLOYED STEEL (FERRITIC STAINLESS STEEL WITH EQUIAXED CAST GRAIN)	Australia	ARMCO INC.	A2685
98124277.9	0924313	12/18/1998	5/26/2004	Granted	NON-RIDGING FERRITIC CHROMIUM ALLOYED STEEL (FERRITIC STAINLESS STEEL WITH EQUIAXED CAST GRAIN)	Belgium	ARMCO INC.	A2685
PI9805348-5	PI9805348-5	12/16/1998	7/22/2003	Granted	NON-RIDGING FERRITIC CHROMIUM ALLOYED STEEL (FERRITIC STAINLESS STEEL WITH EQUIAXED CAST GRAIN)	Brazil	ARMCO INC.	A2685
2,254,564		11/27/1998		Pending	NON-RIDGING FERRITIC CHROMIUM ALLOYED STEEL (FERRITIC STAINLESS STEEL WITH EQUIAXED CAST GRAIN)	Canada	ARMCO INC.	A2685
98125446.2	ZL98125446.	12/18/1998	7/24/2002	Granted	NON-RIDGING FERRITIC CHROMIUM ALLOYED STEEL (FERRITIC STAINLESS STEEL WITH EQUIAXED CAST GRAIN)	China (Peoples Republic)	ARMCO INC.	A2685
98124277.9	0924313	12/18/1998	5/26/2004	Granted	NON-RIDGING FERRITIC CHROMIUM ALLOYED STEEL (FERRITIC STAINLESS STEEL WITH EQUIAXED CAST GRAIN)	Germany	ARMCO INC.	A2685
98124277.9	0924313	12/18/1998	5/26/2004	Granted	NON-RIDGING FERRITIC CHROMIUM ALLOYED STEEL (FERRITIC STAINLESS STEEL WITH EQUIAXED CAST GRAIN)	Spain	ARMCO INC.	A2685
98124277.9	0924313	12/18/1998	5/26/2004	Granted	NON-RIDGING FERRITIC CHROMIUM ALLOYED STEEL (FERRITIC STAINLESS STEEL WITH EQUIAXED CAST GRAIN)	Finland	ARMCO INC.	A2685
98124277.9	0924313	12/18/1998	5/26/2004	Granted	NON-RIDGING FERRITIC CHROMIUM ALLOYED STEEL (FERRITIC STAINLESS STEEL WITH EQUIAXED CAST GRAIN)	France	ARMCO INC.	A2685
98124277.9	0924313	12/18/1998	5/26/2004	Granted	NON-RIDGING FERRITIC CHROMIUM ALLOYED STEEL (FERRITIC STAINLESS STEEL WITH EQUIAXED CAST GRAIN)	United Kingdom	ARMCO INC.	A2685
1987/CAL/98	199431	11/10/1998	6/30/2006	Granted	NON-RIDGING FERRITIC CHROMIUM ALLOYED STEEL (FERRITIC STAINLESS STEEL WITH EQUIAXED CAST GRAIN)	India	ARMCO INC.	A2685
98124277.9	0924313	12/18/1998	5/26/2004	Granted	NON-RIDGING FERRITIC CHROMIUM ALLOYED STEEL (FERRITIC STAINLESS STEEL WITH EQUIAXED CAST GRAIN)	Italy	ARMCO INC.	A2685
10-360906		12/18/1998		Pending	NON-RIDGING FERRITIC CHROMIUM ALLOYED STEEL (FERRITIC STAINLESS STEEL WITH EQUIAXED CAST GRAIN)	Japan	ARMCO INC.	A2685
10-1998-56359	10-0617434	12/18/1998	8/22/2006	Granted	CHROMIUM ALLOY FERRITIC STEEL, METHOD OF MAKING THE SAME, AND CHROMIUM ALLOYED FERRITIC STEEL SHEET	Korea, Republic of	ARMCO INC.	A2685
98124277.9	0924313	12/18/1998	5/26/2004	Granted	NON-RIDGING FERRITIC CHROMIUM ALLOYED STEEL (FERRITIC STAINLESS STEEL WITH EQUIAXED CAST GRAIN)	Liechtenstein	ARMCO INC.	A2685
9810838	236385	12/16/1998	5/2/2006	Granted	NON-RIDGING FERRITIC CHROMIUM ALLOYED STEEL (FERRITIC STAINLESS STEEL WITH EQUIAXED CAST GRAIN)	Mexico	ARMCO INC.	A2685
98123163	2227172	12/21/1998	4/20/2004	Granted	NON-RIDGING FERRITIC CHROMIUM ALLOYED STEEL (FERRITIC STAINLESS STEEL WITH EQUIAXED CAST GRAIN)	Russian Federation	ARMCO INC.	A2685
98124277.9	0924313	12/18/1998	5/26/2004	Granted	NON-RIDGING FERRITIC CHROMIUM ALLOYED STEEL (FERRITIC STAINLESS STEEL WITH EQUIAXED CAST GRAIN)	Sweden	ARMCO INC.	A2685
87117755	160415	10/27/1998	11/22/2002	Granted	NON-RIDGING FERRITIC CHROMIUM ALLOYED STEEL (FERRITIC STAINLESS STEEL WITH EQUIAXED CAST GRAIN)	Taiwan	ARMCO INC.	A2685
98/11452	98/11452	12/14/1998	3/29/2000	Granted	NON-RIDGING FERRITIC CHROMIUM ALLOYED STEEL (FERRITIC STAINLESS STEEL WITH EQUIAXED CAST GRAIN)	South Africa	ARMCO INC.	A2685
09/153,822	6,855,213	1/26/2001	2/15/2005	Granted	NON-RIDGING FERRITIC CHROMIUM ALLOYED STEEL	United States of America	ARMCO INC.	A2685A
02763631.5	1436433	9/13/2002	8/17/2005	Granted	METHOD FOR PRODUCING (110) [001] GRAIN ORIENTED ELECTRICAL STEEL USING STRIP CASTING	Austria	ARMCO INC.	A2690
2002327631		9/13/2002		Pending	METHOD FOR PRODUCING (110) [001] GRAIN ORIENTED ELECTRICAL STEEL USING STRIP CASTING	Australia	ARMCO INC.	A2690
02763631.5	1436433	9/13/2002	8/17/2005	Granted	METHOD FOR PRODUCING (110) [001] GRAIN ORIENTED ELECTRICAL STEEL USING STRIP CASTING	Belgium	ARMCO INC.	A2690
2,459,479		9/13/2002		Published	METHOD FOR PRODUCING (110) [001] GRAIN ORIENTED ELECTRICAL STEEL USING STRIP CASTING	Canada	ARMCO INC.	A2690
02819615.5	ZL02819615.5	9/13/2002	6/28/2006	Granted	METHOD FOR PRODUCING (110) [001] GRAIN ORIENTED ELECTRICAL STEEL USING STRIP CASTING	China (Peoples Republic)	ARMCO INC.	A2690
02763631.5	1436433	9/13/2002	8/17/2005	Granted	METHOD FOR PRODUCING (110) [001] GRAIN ORIENTED ELECTRICAL STEEL USING STRIP CASTING	Czech Republic	ARMCO INC.	A2690
02763631.5	1436433	9/13/2002	8/17/2005	Granted	METHOD FOR PRODUCING (110) [001] GRAIN ORIENTED ELECTRICAL STEEL USING STRIP CASTING	Germany	ARMCO INC.	A2690
02763631.5	1436433	9/13/2002	8/17/2005	Granted	METHOD FOR PRODUCING (110) [001] GRAIN ORIENTED ELECTRICAL STEEL USING STRIP CASTING	Finland	ARMCO INC.	A2690
02763631.5	1436433	9/13/2002	8/17/2005	Granted	METHOD FOR PRODUCING (110) [001] GRAIN ORIENTED ELECTRICAL STEEL USING STRIP CASTING	France	ARMCO INC.	A2690
02763631.5	1436433	9/13/2002	8/17/2005	Granted	METHOD FOR PRODUCING (110) [001] GRAIN ORIENTED ELECTRICAL STEEL USING STRIP CASTING	United Kingdom	ARMCO INC.	A2690
0586/DELNP/0		9/13/2002		Pending	METHOD FOR PRODUCING (110) [001] GRAIN ORIENTED ELECTRICAL STEEL USING STRIP CASTING	India	ARMCO INC.	A2690
02763631.5	1436433	9/13/2002	8/17/2005	Granted	METHOD FOR PRODUCING (110) [001] GRAIN ORIENTED ELECTRICAL STEEL USING STRIP CASTING	Italy	ARMCO INC.	A2690
2003-527135		9/13/2002		Pending	METHOD FOR PRODUCING (110) [001] GRAIN ORIENTED ELECTRICAL STEEL USING STRIP CASTING	Japan	ARMCO INC.	A2690
10-2004-7003744	10-0640510	9/13/2002	10/24/2006	Granted	METHOD FOR PRODUCING (110) [001] GRAIN ORIENTED ELECTRICAL STEEL USING STRIP CASTING	Korea, Republic of	ARMCO INC.	A2690
04/002448		9/13/2002		Pending	METHOD FOR PRODUCING (110) [001] GRAIN ORIENTED ELECTRICAL STEEL USING STRIP CASTING	Mexico	ARMCO INC.	A2690
P-372816		9/13/2002		Pending	METHOD FOR PRODUCING (110) [001] GRAIN ORIENTED ELECTRICAL STEEL USING STRIP CASTING	Poland	ARMCO INC.	A2690
2004110996	2285058	9/13/2002	10/10/2006	Granted	METHOD OF PRODUCING (100) [001] GRAIN ORIENTED ELECTRICAL STEEL USING STRIP CASTING	Russian Federation	ARMCO INC.	A2690
02763631.5	1436433	9/13/2002	8/17/2005	Granted	METHOD FOR PRODUCING (110) [001] GRAIN ORIENTED ELECTRICAL STEEL USING STRIP CASTING	Sweden	ARMCO INC.	A2690
02763631.5	1436433	9/13/2002	8/17/2005	Granted	METHOD FOR PRODUCING (110) [001] GRAIN ORIENTED ELECTRICAL STEEL USING STRIP CASTING	Slovakia	ARMCO INC.	A2690
10/242,885	6,749,693	9/13/2002	6/15/2004	Granted	METHOD FOR PRODUCING (110) [001] GRAIN ORIENTED ELECTRICAL STEEL USING STRIP CASTING	United States of America	AK Properties, Inc.	A2690
09/234,816	6,088,895	1/21/1999	7/18/2000	Granted	METHOD FOR DESCALING HOT ROLLED STRIP (WIRE BRUSHING STAINLESS HOT BAND)	United States of America	ARMCO INC.	A2695
09/348,123	6,474,402	7/2/1999	11/5/2002	Granted	SEGMENTED ROLL FOR CASTING METAL STRIP (STRIP CASTER WHEEL)	United States of America	ARMCO INC.	A2707
PI0209419-3		4/23/2002		Published	HIGH PERMEABILITY GRAIN ORIENTED ELECTRICAL STEEL (TRAN-COR H WITH CR)	Brazil	AK Steel Corporation	A2714
2,445,895		4/23/2002		Pending	HIGH PERMEABILITY GRAIN ORIENTED ELECTRICAL STEEL (TRAN-COR H WITH CR)	Canada	AK Steel Corporation	A2714
02769278.9		4/23/2002		Pending	HIGH PERMEABILITY GRAIN ORIENTED ELECTRICAL STEEL (TRAN-COR H WITH CR)	European Patent Convention	AK Steel Corporation	A2714
01863/DELNP/2003		4/23/2002		Pending	HIGH PERMEABILITY GRAIN ORIENTED ELECTRICAL STEEL (TRAN-COR H WITH CR)	India	AK Steel Corporation	A2714
2002-587661		4/23/2002		Pending	HIGH PERMEABILITY GRAIN ORIENTED ELECTRICAL STEEL (TRAN-COR H WITH CR)	Japan	AK Steel Corporation	A2714
10-2003/7014340		4/23/2002		Pending	HIGH PERMEABILITY GRAIN ORIENTED ELECTRICAL STEEL (TRAN-COR H WITH CR)	Korea, Republic of	AK Steel Corporation	A2714
09/847,236		5/2/2001		Aband/Rein	HIGH PERMEABILITY GRAIN ORIENTED ELECTRICAL STEEL (TRAN-COR H WITH CR)	United States of America	AK Steel Corporation	A2714
03750018.8	1501951	2/25/2003	8/30/2006	Granted	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP (STRIP CAST CRNO)	Austria	AK Properties, Inc.	A2719
03750018.8	1501951	2/25/2003	8/30/2006	Granted	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP (STRIP CAST CRNO)	Belgium	AK Properties, Inc.	A2719
PI0309856-7		2/25/2003		Published	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP (STRIP CAST CRNO)	Brazil	AK Properties, Inc.	A2719
2,484,738		2/25/2003		Pending	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP (STRIP CAST CRNO)	Canada	AK Properties, Inc.	A2719
03815414.5		2/25/2004		Pending	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP (STRIP CAST CRNO)	China (Peoples Republic)	AK Properties, Inc.	A2719
03750018.8	1501951	2/25/2003	8/30/2006	Granted	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP (STRIP CAST CRNO)	Czech Republic	AK Properties, Inc.	A2719
03750018.8	60306365.9-08	2/25/2003	8/30/2006	Granted	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP (STRIP CAST CRNO)	Germany	AK Properties, Inc.	A2719
03750018.8	1501951	2/25/2003	8/30/2006	Granted	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP (STRIP CAST CRNO)	France	AK Properties, Inc.	A2719
03750018.8	1501951	2/25/2003	8/30/2006	Granted	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP (STRIP CAST CRNO)	United Kingdom	AK Properties, Inc.	A2719
3603/DELNP/2004		2/25/2004		Pending	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP (STRIP CAST CRNO)	India	AK Properties, Inc.	A2719
03750018.8	1501951	2/25/2003	8/30/2006	Granted	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP (STRIP CAST CRNO)	Italy	AK Properties, Inc.	A2719
2004-503674		2/25/2003		Published	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP (STRIP CAST CRNO)	Japan	AK Properties, Inc.	A2719
7018012/04		2/25/2003		Pending	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP (STRIP CAST CRNO)	Korea, Republic of	AK Properties, Inc.	A2719
PA2004/011077		2/25/2003		Pending	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP (STRIP CAST CRNO)	Mexico	AK Properties, Inc.	A2719
2004136280		2/25/2003		Pending	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP (STRIP CAST CRNO)	Russian Federation	AK Properties, Inc.	A2719
03750018.8	1501951	2/25/2003	8/30/2006	Granted	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP (STRIP CAST CRNO)	Sweden	AK Properties, Inc.	A2719
03750018.8	1501951	2/25/2003	8/30/2006	Granted	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP (STRIP CAST CRNO)	Slovakia	AK Steel Corporation	A2719
10/374,595	7,011,139	2/25/2003	3/14/2006	Granted	METHOD OF CONTINUOUSLY CASTING NON-ORIENTED ELECTRICAL STEEL STRIP (STRIP CAST CRNO)	United States of America	AK Steel Properties, Inc.	A2719
11/313,367	7,140,417	12/21/2005	11/28/2006	Granted	METHOD OF CONTINUOUSLY CASTING NON-ORIENTED ELECTRICAL STEEL STRIP	United States of America	AK Steel Properties, Inc.	A2719
02761644.0	1436432	9/13/2002	5/17/2006	Granted	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP WITH CONTROLLED SPRAY COOLING (CAST RGO SPRAY COOLING)	Austria	AK Steel Corporation	A2721
2002326892		9/13/2002		Pending	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP WITH CONTROLLED SPRAY COOLING (CAST RGO SPRAY COOLING)	Australia	AK Steel Corporation	A2721
02761644.0	1436432	9/13/2002	5/17/2006	Granted	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP WITH CONTROLLED SPRAY COOLING (CAST RGO SPRAY COOLING)	Belgium	AK Steel Corporation	A2721
PI0212482-3		9/13/2002		Published	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP WITH CONTROLLED SPRAY COOLING (CAST RGO SPRAY COOLING)	Brazil	AK Steel Corporation	A2721
2,459,471		9/13/2002		Published	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP WITH CONTROLLED SPRAY COOLING (CAST RGO SPRAY COOLING)	Canada	AK Steel Corporation	A2721
02819614.7	ZL02819614.7	9/13/2002	12/13/2006	Granted	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP WITH CONTROLLED SPRAY COOLING (CAST RGO SPRAY COOLING)	China (Peoples Republic)	AK Steel Corporation	A2721
02761644.0	1436432	9/13/2002	5/17/2006	Granted	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP WITH CONTROLLED SPRAY COOLING (CAST RGO SPRAY COOLING)	Czech Republic	AK Steel Corporation	A2721
02761644.0	60211542.6	9/13/2002	5/17/2006	Granted	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP WITH CONTROLLED SPRAY COOLING (CAST RGO SPRAY COOLING)	Germany	AK Steel Corporation	A2721
02761644.0	1436432	9/13/2002	5/17/2006	Granted	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP WITH CONTROLLED SPRAY COOLING (CAST RGO SPRAY COOLING)	Finland	AK Steel Corporation	A2721
02761644.0	1436432	9/13/2002	5/17/2006	Granted	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP WITH CONTROLLED SPRAY COOLING (CAST RGO SPRAY COOLING)	France	AK Steel Corporation	A2721
02761644.0	1436432	9/13/2002	5/17/2006	Granted	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP WITH CONTROLLED SPRAY COOLING (CAST RGO SPRAY COOLING)	United Kingdom	AK Steel Corporation	A2721
00588/DELNP/2004		9/13/2002		Pending	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP WITH CONTROLLED SPRAY COOLING (CAST RGO SPRAY COOLING)	India	AK Steel Corporation	A2721
02761644.0	1436432	9/13/2002	5/17/2006	Granted	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP WITH CONTROLLED SPRAY COOLING (CAST RGO SPRAY COOLING)	Italy	AK Steel Corporation	A2721
03-527134		9/13/2002		Published	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP WITH CONTROLLED SPRAY COOLING (CAST RGO SPRAY COOLING)	Japan	AK Steel Corporation	A2721
10-2004-7003436		9/13/2002		Pending	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP WITH CONTROLLED SPRAY COOLING (CAST RGO SPRAY COOLING)	Korea, Republic of	AK Steel Corporation	A2721
02761644.0	1436432	9/13/2002	5/17/2006	Granted	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP WITH CONTROLLED SPRAY COOLING (CAST RGO SPRAY COOLING)	Luxembourg	AK Steel Corporation	A2721
02/29114		9/13/2002		Pending	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP WITH CONTROLLED SPRAY COOLING (CAST RGO SPRAY COOLING)	Mexico	AK Steel Corporation	A2721
02761644.0	1436432	9/13/2002	5/17/2006	Granted	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP WITH CONTROLLED SPRAY COOLING (CAST RGO SPRAY COOLING)	Netherlands	AK Steel Corporation	A2721
		9/13/2002		Pending	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP WITH CONTROLLED SPRAY COOLING (CAST RGO SPRAY COOLING)	Poland	AK Steel Corporation	A2721
2004110999	2290448	9/13/2002	12/27/2006	Granted	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP WITH CONTROLLED SPRAY COOLING (CAST RGO SPRAY COOLING)	Russian Federation	AK Steel Corporation	A2721
02761644.0	1436432	9/13/2002	5/17/2006	Granted	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP WITH CONTROLLED SPRAY COOLING (CAST RGO SPRAY COOLING)	Sweden	AK Steel Corporation	A2721
02761644.0	1436432	9/13/2002	5/17/2006	Granted	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP WITH CONTROLLED SPRAY COOLING (CAST RGO SPRAY COOLING)	Slovakia	AK Steel Corporation	A2721
02761644.0	1436432	9/13/2002	5/17/2006	Granted	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP WITH CONTROLLED SPRAY COOLING (CAST RGO SPRAY COOLING)	Turkey	AK Steel Corporation	A2721
10/243,020	6,739,384	9/13/2002	5/25/2004	Granted	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP WITH CONTROLLED SPRAY COOLING (CAST RGO SPRAY COOLING)	United States of America	AK Properties, Inc.	A2721
2002252617		4/9/2002		Pending	HYDROGEN PEROXIDE PICKLING OF STAINLESS STEEL GRADES	Australia	AK Steel Corporation	A2737
02721700.9	1381714	4/9/2002	10/25/2006	Granted	HYDROGEN PEROXIDE PICKLING OF STAINLESS STEEL GRADES	Belgium	AK Steel Corporation	A2737
PI0208749-9		4/9/2002		Published	HYDROGEN PEROXIDE PICKLING OF STAINLESS STEEL GRADES	Brazil	AK Steel Corporation	A2737
2,443,695		4/9/2002		Published	HYDROGEN PEROXIDE PICKLING OF STAINLESS STEEL GRADES	Canada	AK Steel Corporation	A2737
ZL02808828.X	ZL02808828.X	4/9/2002	3/8/2006	Granted	HYDROGEN PEROXIDE PICKLING OF STAINLESS STEEL GRADES	China (Peoples Republic)	AK Steel Corporation	A2737
02721700.9	60215629.7-08	4/9/2002	10/25/2006	Granted	HYDROGEN PEROXIDE PICKLING OF STAINLESS STEEL GRADES	Germany	AK Steel Corporation	A2737
02721700.9	1381714	4/9/2002	10/25/2006	Granted	HYDROGEN PEROXIDE PICKLING OF STAINLESS STEEL GRADES	Spain	AK Steel Corporation	A2737
02721700.9	1381714	4/9/2002	10/25/2006	Granted	HYDROGEN PEROXIDE PICKLING OF STAINLESS STEEL GRADES	Finland	AK Steel Corporation	A2737
02721700.9	1381714	4/9/2002	10/25/2006	Granted	HYDROGEN PEROXIDE PICKLING OF STAINLESS STEEL GRADES	France	AK Steel Corporation	A2737
02721700.9	1381714	4/9/2002	10/25/2006	Granted	HYDROGEN PEROXIDE PICKLING OF STAINLESS STEEL GRADES	United Kingdom	AK Steel Corporation	A2737
01600/DELNP/2003		4/9/2002		Pending	HYDROGEN PEROXIDE PICKLING OF STAINLESS STEEL GRADES	India	AK Steel Corporation	A2737
02721700.9	1381714	4/9/2002	10/25/2006	Granted	HYDROGEN PEROXIDE PICKLING OF STAINLESS STEEL GRADES	Italy	AK Steel Corporation	A2737
2002-579536		4/9/2002		Published	HYDROGEN PEROXIDE PICKLING OF STAINLESS STEEL GRADES	Japan	AK Steel Corporation	A2737
10-2003-7013175		4/9/2002		Pending	HYDROGEN PEROXIDE PICKLING OF STAINLESS STEEL GRADES	Korea, Republic of	AK Steel Corporation	A2737
PA/A/2003/009219		4/9/2002		Published	HYDROGEN PEROXIDE PICKLING OF STAINLESS STEEL GRADES	Mexico	AK Steel Corporation	A2737
02721700.9	1381714	4/9/2002	10/25/2006	Granted	HYDROGEN PEROXIDE PICKLING OF STAINLESS STEEL GRADES	Netherlands	AK Steel Corporation	A2737
02721700.9	1381714	4/9/2002	10/25/2006	Granted	HYDROGEN PEROXIDE PICKLING OF STAINLESS STEEL GRADES	Sweden	AK Steel Corporation	A2737
10/118,765	6,645,306	4/9/2002	11/11/2003	Granted	HYDROGEN PEROXIDE PICKLING OF STAINLESS STEEL GRADES	United States of America	AK Steel Corporation	A2737
2003/7743	2003/7743	4/9/2002	12/29/2004	Granted	HYDROGEN PEROXIDE PICKLING OF STAINLESS STEEL GRADES	South Africa	AK Steel Corporation	A2737
02763980.6	E309.397	4/9/2002	11/9/2005	Granted	HYDROGEN PEROXIDE PICKLING SCHEME FOR SILICON-CONTAINING ELECTRICAL STEEL GRADES (Butler)	Austria	AK Steel Corporation	A2738
2002307176		4/9/2002		Pending	HYDROGEN PEROXIDE PICKLING SCHEME FOR SILICON-CONTAINING ELECTRICAL STEEL GRADES (Butler)	Australia	AK Steel Corporation	A2738
02763980.6	1377692	4/9/2002	11/9/2005	Granted	HYDROGEN PEROXIDE PICKLING SCHEME FOR SILICON-CONTAINING ELECTRICAL STEEL GRADES (Butler)	Belgium	AK Steel Corporation	A2738
PI 0208748-0		4/9/2002		Published	HYDROGEN PEROXIDE PICKLING SCHEME FOR SILICON-CONTAINING ELECTRICAL STEEL GRADES (Butler)	Brazil	AK Steel Corporation	A2738
2,443,687		4/9/2002		Pending	HYDROGEN PEROXIDE PICKLING SCHEME FOR SILICON-CONTAINING ELECTRICAL STEEL GRADES (Butler)	Canada	AK Steel Corporation	A2738
ZL02808830.1	ZL02808830.1	4/9/2002	3/8/2006	Granted	HYDROGEN PEROXIDE PICKLING SCHEME FOR SILICON-CONTAINING ELECTRICAL STEEL GRADES (Butler)	China (Peoples Republic)	AK Steel Corporation	A2738
02763980.6	60207225.5	4/9/2002	11/9/2005	Granted	HYDROGEN PEROXIDE PICKLING SCHEME FOR SILICON-CONTAINING ELECTRICAL STEEL GRADES (Butler)	Germany	AK Steel Corporation	A2738
02763980.6	1377692	4/9/2002	11/9/2005	Granted	HYDROGEN PEROXIDE PICKLING SCHEME FOR SILICON-CONTAINING ELECTRICAL STEEL GRADES (Butler)	Finland	AK Steel Corporation	A2738
02763980.6	1377692	4/9/2002	11/9/2005	Granted	HYDROGEN PEROXIDE PICKLING SCHEME FOR SILICON-CONTAINING ELECTRICAL STEEL GRADES (Butler)	France	AK Steel Corporation	A2738
02763980.6	1377692	4/9/2002	11/9/2005	Granted	HYDROGEN PEROXIDE PICKLING SCHEME FOR SILICON-CONTAINING ELECTRICAL STEEL GRADES (Butler)	United Kingdom	AK Steel Corporation	A2738
1602/DEL/03		4/9/2002		Pending	HYDROGEN PEROXIDE PICKLING SCHEME FOR SILICON-CONTAINING ELECTRICAL STEEL GRADES (Butler)	India	AK Steel Corporation	A2738
02763980.6	1377692	4/9/2002	11/9/2005	Granted	HYDROGEN PEROXIDE PICKLING SCHEME FOR SILICON-CONTAINING ELECTRICAL STEEL GRADES (Butler)	Italy	AK Steel Corporation	A2738
2002-579535		4/9/2002		Pending	HYDROGEN PEROXIDE PICKLING SCHEME FOR SILICON-CONTAINING ELECTRICAL STEEL GRADES (Butler)	Japan	AK Steel Corporation	A2738
2003-7013261	10-0654513	4/9/2002	11/29/2006	Granted	HYDROGEN PEROXIDE PICKLING SCHEME FOR SILICON-CONTAINING ELECTRICAL STEEL GRADES (Butler)	Korea, Republic of	AK Steel Corporation	A2738
02763980.6	1377692	4/9/2002	11/9/2005	Granted	HYDROGEN PEROXIDE PICKLING SCHEME FOR SILICON-CONTAINING ELECTRICAL STEEL GRADES (Butler)	Luxembourg	AK Steel Corporation	A2738
PA/A/2003/009218		4/9/2002		Pending	HYDROGEN PEROXIDE PICKLING OF SILICON-CONTAINING ELECTRICAL STEEL GRADES	Mexico	AK Steel Corporation	A2738
02763980.6	1377692	4/9/2002	11/9/2005	Granted	HYDROGEN PEROXIDE PICKLING SCHEME FOR SILICON-CONTAINING ELECTRICAL STEEL GRADES (Butler)	Netherlands	AK Steel Corporation	A2738
02763980.6	1377692	4/9/2002	11/9/2005	Granted	HYDROGEN PEROXIDE PICKLING SCHEME FOR SILICON-CONTAINING ELECTRICAL STEEL GRADES (Butler)	Sweden	AK Steel Corporation	A2738
02763980.6	1377692	4/9/2002	11/9/2005	Granted	HYDROGEN PEROXIDE PICKLING SCHEME FOR SILICON-CONTAINING ELECTRICAL STEEL GRADES (Butler)	Turkey	AK Steel Corporation	A2738
10/119,444	6,599,371	4/9/2002	7/29/2003	Granted	HYDROGEN PEROXIDE PICKLING SCHEME FOR SILICON-CONTAINING ELECTRICAL STEEL GRADES (Butler)	United States of America	AK Steel Corporation	A2738
PCT/US02/10962		4/9/2002		Published	HYDROGEN PEROXIDE PICKLING SCHEME FOR SILICON-CONTAINING ELECTRICAL STEEL GRADES (Butler)	Patent Cooperation Treaty	AK Steel Corporation	A2738
202248763		4/9/2002		Pending	METHOD FOR REMOVING HYDROGEN PEROXIDE FROM SPENT PICKLE LIQUOR (TREATING WASTE PICKLE LIQUOR CONTAINING HYDROGEN PEROXIDE)	Australia	AK Steel Corporation	A2740
PI 0208747.2		4/9/2002		Pending	METHOD FOR REMOVING HYDROGEN PEROXIDE FROM SPENT PICKLE LIQUOR (TREATING WASTE PICKLE LIQUOR CONTAINING HYDROGEN PEROXIDE)	Brazil	AK Steel Corporation	A2740
2,443,635		4/9/2002		Pending	METHOD FOR REMOVING HYDROGEN PEROXIDE FROM SPENT PICKLE LIQUOR (TREATING WASTE PICKLE LIQUOR CONTAINING HYDROGEN PEROXIDE)	Canada	AK Steel Corporation	A2740
02807994.9		4/9/2002		Published	METHOD FOR REMOVING HYDROGEN PEROXIDE FROM SPENT PICKLE LIQUOR (TREATING WASTE PICKLE LIQUOR CONTAINING HYDROGEN PEROXIDE)	China (Peoples Republic)	AK Steel Corporation	A2740
02717786.4		4/9/2002		Published	METHOD FOR REMOVING HYDROGEN PEROXIDE FROM SPENT PICKLE LIQUOR (TREATING WASTE PICKLE LIQUOR CONTAINING HYDROGEN PEROXIDE)	European Patent Convention	AK Steel Corporation	A2740
01601/DELNP/2003		4/9/2002		Pending	METHOD FOR REMOVING HYDROGEN PEROXIDE FROM SPENT PICKLE LIQUOR (TREATING WASTE PICKLE LIQUOR CONTAINING HYDROGEN PEROXIDE)	India	AK Steel Corporation	A2740
2002-579375		4/9/2002		Pending	METHOD FOR REMOVING HYDROGEN PEROXIDE FROM SPENT PICKLE LIQUOR (TREATING WASTE PICKLE LIQUOR CONTAINING HYDROGEN PEROXIDE)	Japan	AK Steel Corporation	A2740
10-2003-7013174		4/9/2002		Pending	METHOD FOR REMOVING HYDROGEN PEROXIDE FROM SPENT PICKLE LIQUOR (TREATING WASTE PICKLE LIQUOR CONTAINING HYDROGEN PEROXIDE)	Korea, Republic of	AK Steel Corporation	A2740
PA/A/2003/009217		4/9/2002		Pending	APPARATUS AND METHDO FOR REMOVING HYDROGEN PEROXIDE FROM SPENT PICKLE LIQUOR	Mexico	AK Steel Corporation	A2740
10/119,112	6,746,614	4/9/2002	6/8/2004	Granted	METHOD FOR REMOVING HYDROGEN PEROXIDE FROM SPENT PICKLE LIQUOR (TREATING WASTE PICKLE LIQUOR CONTAINING HYDROGEN PEROXIDE)	United States of America	AK Steel Corporation	A2740
10/683,717	6,802,965	10/10/2003	10/12/2004	Granted	METHOD FOR REMOVING HYDROGEN PEROXIDE FROM SPENT PICKLE LIQUOR (TREATING WASTE PICKLE LIQUOR CONTAINING HYDROGEN PEROXIDE)	United States of America	AK Steel Corporation	A2740
2003/7742	2003/7742	4/9/2002	12/29/2004	Granted	METHOD FOR REMOVING HYDROGEN PEROXIDE FROM SPENT PICKLE LIQUOR (TREATING WASTE PICKLE LIQUOR CONTAINING HYDROGEN PEROXIDE)	South Africa	AK Steel Corporation	A2740
2,446,098		4/30/2002		Published	ANTIMICROBIAL COATED METAL SHEET	Canada	AK Steel Corporation	A2745
PA/A/2003/009941	236797	4/30/2002	5/12/2006	Granted	ANTIMICROBIAL COATED METAL SHEET	Mexico	AK Steel Corporation	A2745
PI0410333-5		5/10/2004		Pending	IMPROVED METHOD FOR PRODUCTION OF NON-ORIENTED ELECTRICAL STEEL STRIP (Cr-Si)	Brazil	AK Steel Corporation	A2756
2,525,742		5/10/2004		Pending	IMPROVED METHOD FOR PRODUCTION OF NON-ORIENTED ELECTRICAL STEEL STRIP (Cr-Si)	Canada	AK Steel Corporation	A2756
200480017919.6		5/10/2004		Published	IMPROVED METHOD FOR PRODUCTION OF NON-ORIENTED ELECTRICAL STEEL STRIP (Cr-Si)	China (Peoples Republic)	AK Steel Corporation	A2756
04751737.0		5/10/2004		Pending	IMPROVED METHOD FOR PRODUCTION OF NON-ORIENTED ELECTRICAL STEEL STRIP (Cr-Si)	European Patent Convention	AK Steel Corporation	A2756
2468/KOLNP/2005		5/10/2004		Pending	IMPROVED METHOD FOR PRODUCTION OF NON-ORIENTED ELECTRICAL STEEL STRIP (Cr-Si)	India	AK Steel Corporation	A2756
2006-532901		5/10/2004		Pending	IMPROVED METHOD FOR PRODUCTION OF NON-ORIENTED ELECTRICAL STEEL STRIP (Cr-Si)	Japan	AK Steel Corporation	A2756
		5/10/2004		Pending	IMPROVED METHOD FOR PRODUCTION OF NON-ORIENTED ELECTRICAL STEEL STRIP (Cr-Si)	Korea, Republic of	AK Steel Corporation	A2756
PA/A/2005/012277		5/10/2004		Published	IMPROVED METHOD FOR PRODUCTION OF NON-ORIENTED ELECTRICAL STEEL STRIP (Cr-Si)	Mexico	AK Steel Corporation	A2756
11/494,369		7/27/2006		Pending	IMPROVED METHOD FOR PRODUCTION OF NON-ORIENTED ELECTRICAL STEEL STRIP	United States of America	AK Steel Properties, Inc.	A2756
60/807,943		7/21/2006		Pending	CLEAN START STREAM PURGER	United States of America	AK Steel Corporation	A2781

Schedule 9.1.12
Trademark Inventory
February 2007

Owner	Mark	Country	Filing Date	Application Number	Registration Date	Registration Number	Status
AK Steel Corporation	15-5 PH	United States of America	3/12/1969	72/321,450	12/29/1970	905,009	Registered
AK Steel Corporation	17-4 PH (Stylized)	United States of America	9/21/1956	72/016,087	1/28/1964	763,765	Registered
AK Steel Corporation	17-7 PH (Stylized)	United States of America	9/21/1956	72/016,088	1/28/1964	763,766	Registered
AK Steel Corporation	19-9DL	United States of America	10/7/1947	71/537,105	8/31/1948	501,951	Registered
AK Steel Corporation	AK & Design	United States of America	11/5/1996	75/193,556	12/9/1997	2,119,542	Registered
AK Steel Corporation	AK COATINGS	United States of America	7/1/2005	76/977,607	10/11/2005	3,006,316	Registered
AK Steel Corporation	AK FORMTUBE	United States of America	1/18/2002	76/360,587	1/20/2004	2,807,173	Registered
AK Steel Corporation	AK STEEL	Brazil	10/21/1998	821.147.587	12/4/2001	821.147.587	Registered
AK Steel Corporation	AK STEEL	Mexico	11/11/1998	353789	2/25/1999	601678	Registered
AK Steel Corporation	AK STEEL	United States of America	4/14/1999	75/684,782	3/7/2000	2,326,561	Registered
AK Steel Corporation	AK STEEL & Design	United States of America	4/8/1994	74/510,336	10/17/1995	1,928,712	Registered
AK Steel Corporation	AK STEEL & Design (two-line version)	Brazil	10/21/1998	821.147.536	4/30/2002	821.147.536	Registered
AK Steel Corporation	AK STEEL & Design (two-line version)	Mexico	11/11/1998	353790	4/9/1999	608868	Registered
AK Steel Corporation	AK STEEL & Design (two-line version)	United States of America	11/5/1996	75/193,557	12/2/1997	2,117,805	Registered
AK Steel Corporation	ALUMI-THERM	United States of America	6/18/1984	73/485,590	4/23/1985	1,331,648	Registered
AK Steel Corporation	AQUAMET	United States of America	7/22/1977	73/134,908	2/14/1978	1,085,298	Registered
AK Steel Corporation	ARMCO	Algeria	11/27/1966		12/24/1966	051847	Registered
AK Steel Corporation	ARMCO	Benelux	12/9/1971	568833	4/18/1974	091464	Registered
AK Steel Corporation	ARMCO	European Community	12/4/2001	002488880	12/4/2001	002488880	Registered
AK Steel Corporation	ARMCO	Indonesia	5/23/1997	D97-9778	5/23/1997	412445	Registered
AK Steel Corporation	ARMCO	Italy	12/6/1988	RM98C005872	10/16/1991	858267	Registered
AK Steel Corporation	ARMCO	United States of America	7/5/1947	71/527,716	12/19/1950	534,852	Registered
AK Steel Corporation	ARMCO	Venezuela	11/18/1992	25.316-92	6/5/1995	P-176322	Registered
AK Steel Corporation	ARMCO & Design	Algeria			7/12/1961	051133	Registered
AK Steel Corporation	ARMCO & Design	Benelux	12/9/1971	568828	4/18/1974	091140	Registered
AK Steel Corporation	ARMCO & Design	Brazil	6/29/1964	04090829	1/6/1991	04090829	Registered
AK Steel Corporation	ARMCO & Design	Finland	7/20/1966	48044	7/20/1976	48044	Registered
AK Steel Corporation	ARMCO & Design	France	7/12/1961	74693	7/12/1961	1,352,165	Registered
AK Steel Corporation	ARMCO & Design	Greece	5/18/1962	28412	5/18/1962	28412	Registered
AK Steel Corporation	ARMCO & Design	Italy	7/4/1961	58/392	7/4/1961	440235	Registered
AK Steel Corporation	ARMCO & Design	Norway	3/13/1962	75767	11/7/1963	62792	Registered
AK Steel Corporation	ARMCO & Design	Spain			6/27/1962	385498	Registered
AK Steel Corporation	ARMCO & Design	United States of America	5/24/1949	71/579,390	2/6/1951	537,313	Registered
AK Steel Corporation	ARMCO (Stylized)	United States of America	7/5/1947	71/528,032	6/1/1948	500,503	Registered
AK Steel Corporation	BLACK BEAUTY	United States of America	9/17/1947	71/534,758	8/31/1948	501,942	Registered
AK Steel Corporation	BLACK COAT	United States of America	2/18/1998	75/440,782	3/19/2002	2,550,288	Registered
AK Steel Corporation	CARLITE (Stylized)	United States of America	2/20/1947	71/517,811	9/27/1949	515,529	Registered
AK Steel Corporation	COSHOCTON STAINLESS	United States of America	11/2/1987	73/693,387	1/31/1989	1,523,024	Registered
AK Steel Corporation	DI-MAX	United States of America	6/21/1949	71/580,815	2/6/1951	537,322	Registered
AK Steel Corporation	DR	United States of America	12/5/2003	76/563,854	1/11/2005	2,917,054	Registered
AK Steel Corporation	ELECTRASMOOTH	United States of America	6/20/2005	78/654,108	5/23/2006	3,095,711	Registered
AK Steel Corporation	GREYSTONE	United States of America	4/2/1997	75/268,062	9/4/2001	2,485,481	Registered
AK Steel Corporation	HX	United States of America	4/8/1968	72/295,121	12/31/1968	862,619	Hold
AK Steel Corporation	LC	United States of America	6/20/2005	78/653,915			Published
AK Steel Corporation	LITE CARLITE	United States of America	11/10/2003	76/558,961	7/12/2005	2,965,827	Registered
AK Steel Corporation	LR	United States of America	4/8/1968	72/295,122	6/3/1969	870,336	Registered
AK Steel Corporation	NITRONIC	Benelux	7/20/1994	830878	7/20/1994	553764	Registered
AK Steel Corporation	NITRONIC	Germany	7/19/1994	A57353/6Wz	7/19/1994	2,900,942	Registered
AK Steel Corporation	NITRONIC	Italy	8/19/1994	RM94C003722	10/14/1996	689431	Registered
AK Steel Corporation	NITRONIC	United States of America	6/29/1995	74/694,953	6/18/1996	1,981,058	Registered
AK Steel Corporation	NITRONIC	United States of America	7/18/1979	73/223,792	4/28/1981	1,152,120	Registered
AK Steel Corporation	NITRONIC	United States of America	6/18/1979	73/219,917	11/17/1981	1,177,800	Registered
AK Steel Corporation	PAINTGRIP	United States of America		71/318,345	1/5/1932	290,355	Registered
AK Steel Corporation	PH 13-8 MO	United States of America	9/24/1987	73/686,030	5/17/1988	1,488,111	Registered
AK Steel Corporation	PH 15-7 MO	United States of America	4/5/1961	72/117,159	11/3/1964	779,321	Registered
AK Steel Corporation	T2	United States of America	6/23/2003	76/524,436			Allowed
AK Steel Corporation	TRAN-COR	United States of America	9/16/1926	71/237,305	2/22/1927	224,201	Registered
AK Steel Corporation	ULTRA FORM	United States of America	2/18/1998	75/440,781	5/29/2001	2,455,708	Registered
AK Steel Corporation	ULTRASMOOTH	United States of America	6/20/2005	78/654,093	6/6/2006	3,100,640	Registered
AK Steel Corporation	UNIBRITE	United States of America	11/23/1960	72/109,013	9/19/1961	721,520	Registered
AK Steel Corporation	UNIGRAIN	United States of America	6/20/2005	78/654,078	5/23/2006	3,095,709	Registered
AK Steel Corporation	UNIVIT	United States of America	6/16/1950	71/599,218	9/11/1951	547,908	Registered
AK Steel Corporation	VIT-PLUS	United States of America	8/15/1994	74/561,310	8/22/1995	1,912,990	Registered
AK Steel Corporation	ZINCGRIP	Canada	11/9/1946	193176	11/9/1946	UCA25986	Registered
Armco Inc.	ARMCO	Austria	5/6/1991	AM2132/91	8/30/1991	137385	Registered
Armco Inc.	ARMCO	Bangladesh	2/5/1974		7/10/1982	7039	Registered
Armco Inc.	ARMCO	Bolivia	7/27/1962	13,338	10/5/1977	C-20731	Hold
Armco Inc.	ARMCO	Brazil	3/4/1912	004090829	3/4/1912	002170850	Registered
Armco Inc.	ARMCO	Canada	5/3/1917	93/22548	5/3/1917	22548	Registered
Armco Inc.	ARMCO	Egypt	6/23/1995	42014	6/23/1995	42014	Registered
Armco Inc.	ARMCO	France	8/8/1919		8/8/1919	1,481,641	Registered
Armco Inc.	ARMCO	Greece	6/17/1991	104513	6/17/1991	104513	Registered
Armco Inc.	ARMCO	Hong Kong	2/5/1974	131/74	2/5/1974	727/1974	Registered
Armco Inc.	ARMCO	India			11/5/1942	7456	Registered
Armco Inc.	ARMCO	New Zealand	6/7/1979		6/7/1979	128350	Registered
Armco Inc.	ARMCO	Norway			9/20/1919	5646	Registered
Armco Inc.	ARMCO	Poland	5/23/1977	Z-76501	5/23/1977	R-55917	Registered
Armco Inc.	ARMCO	Romania	8/25/1987	16967	8/25/1987	16066	Hold
Armco Inc.	ARMCO	Russian Federation	4/28/1977	79963	4/28/1977	59762	Registered
Armco Inc.	ARMCO	Serbia			5/5/1981	25427 Z-396/	Registered
Armco Inc.	ARMCO	Spain	5/16/1991	1,635,936	5/16/1991	1,635,936	Registered
Armco Inc.	ARMCO	Sweden	5/6/1919	21,574	5/6/1919	21,574	Registered
Armco Inc.	ARMCO	Switzerland	5/6/1991		5/6/1991	390306	Registered
Armco Inc.	ARMCO	United Kingdom	5/13/1924	448329	5/13/1924	448329	Registered
Armco Inc.	ARMCO & Design	Austria	5/10/1962		10/2/1962	48902	Registered
Armco Inc.	ARMCO & Design	Barbados			4/12/1962	2455	Hold
Armco Inc.	ARMCO & Design	Brunei Darussalam	6/23/1965		6/23/1965	2687	Registered
Armco Inc.	ARMCO & design	Canada	5/11/1961	262,836	3/16/1962	125,755	Hold
Armco Inc.	ARMCO & Design	Congo, Democratic Republic of	7/14/1997	2160/RDC/97	7/14/1997	6088/97	Hold
Armco Inc.	ARMCO & Design	Costa Rica	10/31/1928		10/31/1928	3274	Hold
Armco Inc.	ARMCO & Design	Denmark	6/15/1963	1270	6/15/1963	01.1270-1963	Registered
Armco Inc.	ARMCO & Design	Germany	7/2/1961	A11073/9AW	7/1/1991	777,233	Registered
Armco Inc.	ARMCO & Design	Guyana	4/10/1962		4/10/1962	5250A	Registered
Armco Inc.	ARMCO & Design	India	5/7/1966	235,168	5/7/1966	235,168	Registered
Armco Inc.	ARMCO & Design	Indonesia	6/2/1964		3/10/1965	TDM000058246	Registered
Armco Inc.	ARMCO & Design	Ireland	6/11/1965		6/11/1965	69096	Registered
Armco Inc.	ARMCO & Design	Israel	6/14/1965		6/14/1965	24626	Registered
Armco Inc.	ARMCO & Design	Jamaica			4/10/1962	8987	Registered
Armco Inc.	ARMCO & Design	Jordan	7/6/1962		6/17/1962	6368	Registered
Armco Inc.	ARMCO & Design	Malawi			4/30/1969	468/62	Registered
Armco Inc.	ARMCO & Design	Martinique	6/8/1965		6/8/1965	M/44090	Registered
Armco Inc.	ARMCO & Design	Myanmar	9/24/1964	1046	9/24/1964	1046	Registered
Armco Inc.	ARMCO & Design	New Zealand			4/26/1962	70775	Registered
Armco Inc.	ARMCO & Design	Nigeria	10/18/1965	16838	10/18/1965	16838	Registered
Armco Inc.	ARMCO & Design	Pakistan	6/17/1965	43664	6/17/1965	43664	Registered
Armco Inc.	ARMCO & Design	Paraguay	5/8/1961	758	10/30/1961	148827	Registered
Armco Inc.	ARMCO & Design	Portugal	5/1/1963	118900	4/17/1964	118900	Registered
Armco Inc.	ARMCO & Design	Sabah	6/24/1965		6/24/1965	SAB/10579	Registered
Armco Inc.	ARMCO & Design	Sarawak	6/24/1965		6/24/1965	SAR/5818	Registered
Armco Inc.	ARMCO & Design	Singapore	6/22/1965		6/22/1965	S/37339	Registered
Armco Inc.	ARMCO & Design	Spain	8/12/1961		4/5/1963	387071	Registered
Armco Inc.	ARMCO & Design	Spain	7/6/1961		6/27/1962	385499	Registered
Armco Inc.	ARMCO & Design	Spain	7/6/1961		6/27/1962	385497	Registered
Armco Inc.	ARMCO & Design	Sweden	4/19/1963	105878	4/19/1963	105878	Registered
Armco Inc.	ARMCO & Design	Turkey	9/10/1965	30993/65	9/10/1965	88798	Registered
Armco Inc.	ARMCO & Design	United Kingdom	9/28/1968		9/28/1968	825766	Registered
Armco Inc.	ARMCO & Design	Zambia			4/30/1962	468/62	Registered
Armco Inc.	DI-MAX	France	2/9/1968	36046	2/9/1968	1,443,800	Hold
Armco Inc.	NITRONIC	Canada	7/19/1994	759,731	10/20/1995	TMA 449,149	Registered
Armco Inc.	NITRONIC	France	1/8/1994	94/531.209	8/1/1994	94/531.209	Registered
Armco Inc.	NITRONIC	Spain	8/4/1994	1917556	8/4/1994	1917556	Registered
Armco Inc.	NITRONIC	United Kingdom	5/27/1994	1573477	5/27/1994	1573477	Registered
Armco Inc.	TRAN-COR	Canada	10/10/1928		10/10/1928	UCA 44936	Registered
Armco Inc.	TRAN-COR	Germany	4/12/1938		4/12/1938	505238	Registered
Armco Steel Company, L.P.	NI TERNE XL	United States of America	12/19/1984	73/514,332	6/30/1987	1,444,847	Registered
Armco Steel Company, L.P.	ZINCGRIP	United States of America	7/5/1947	528,025	5/11/1948	500,225	Registered

SCHEDULE 9.1.15
to
Loan and Security Agreement

ENVIRONMENTAL MATTERS

None.

SCHEDULE 9.1.16
to
Loan and Security Agreement

RESTRICTIVE AGREEMENTS

●	7-7/8% Senior Notes Due 2009
●	7-3/4% Senior Notes Due 2012
●	City of Rockport, IN Variable Rate Revenue Bonds, Series 1997A, Due 2027
●	City of Rockport, IN Variable Rate Revenue Bonds, Series 1998A, Due 2028
●	City of Rockport, IN Variable Rate Revenue Bonds, Series 1999A, Due 2029
●	Gulf Coast Waste Disposal Authority Variable Rate Refunding Bonds Series 1998, Due December 2008
●	Butler County Industrial Development Authority Variable Rate Economic Development Revenue Bonds, 1996 Series A, Due Jun 2020
●	State of Ohio 166 Direct Loan, Ohio Department of Development Note, Due March 2015
●	Ohio Air Quality Development Authority Variable Rate Demand Revenue Bonds, Series 2004A, Due June 2024
●	Ohio Air Quality Development Authority Taxable Variable Rate Demand Revenue Bonds, Series 2004B, Due June 2024

SCHEDULE 9.1.17
to
Loan and Security Agreement

CERTAIN LITIGATION

None.

SCHEDULE 9.1.19
to
Loan and Security Agreement

PENSION PLAN DISCLOSURES

None.

SCHEDULE 9.1.21
to
Loan and Security Agreement

LABOR RELATIONS

None.

SCHEDULE 10.2.1
to
Loan and Security Agreement

EXISTING DEBT

None.

SCHEDULE 10.2.2

Existing Liens
Entity	Jurisdiction	File Number	Filing Date	Type Of Filing	Secured Party	Description Of Collateral
AK Steel Corporation	DE-Secretary of State	2149753 0	5/22/02	UCC-1	Tennant Financial Services	(1) Tennant Model 7300 Disk Scrubber
AK Steel Corporation	DE-Secretary of State	2213752 3	8/19/02	UCC-1	Meridian Leasing Corporation	All equipment now leased by lessee. AK Steel under Supplemental Number 2 to Master Lease 9/1/98
AK Steel Corporation	DE-Secretary of State	3020779 8	1/24/03	UCC-1	IOS Capital, LLC	All equipment now or hereafter leased in an equipment leasing transaction in connection to the Agreement 385677-9788RA8
AK Steel Corporation	DE-Secretary of State	3044669 3	2/24/03	UCC-1	IOS Capital, LLC	All equipment now or hereafter leased in an equipment leasing transaction in connection to the Agreement 385677-978RA8
AK Steel Corporation	DE-Secretary of State	3075857 6	3/25/03	UCC-1	IOS Capital, LLC	All equipment now or hereafter leased in an equipment leasing transaction in connection to the Agreement 385677-978RA32
AK Steel Corporation	DE-Secretary of State	3159413 7	6/24/03	UCC-1	IOS Capital, LLC	All equipment now or hereafter leased in an equipment leasing transaction in connection to the Agreement 385677-9788RA50
AK Steel Corporation	DE-Secretary of State	3209327 9	7/28/03	UCC-1	North American Refractories Company	Refractory brick and monolithic products
AK Steel Corporation	DE-Secretary of State	32311747 0	9/08/03	UCC-1	IOS Capital, LLC	All equipment now or hereafter leased in an equipment leasing transaction in connection to the Agreement 385677-9788RA67
AK Steel Corporation	DE – Secretary of State	3244989 3	9/22/03	UCC-1	Noranda Sales Inc.
All of the following located at AK Steel Corporation facilities in Ashland, KY and Rockport, IN: (1) all “Kidd” and/or “CEZ” zinc metal in two thousand four hundred pound (2,400 ib.) Strip Jumbo Ignots; and (ii) any other zinc metal brands meeting the agreed to chemical specifications, delivered to AK Steel Corporation in connection with that certain Consignment Agreement

AK Steel Corporation	DE – Secretary of State	4253294 5	9/9/04	UCC-1	P.C. Campana, Inc.	One (1) four-path wire feeder.
AK Steel Corporation	DE – Secretary of State	5044082 7	2/3/05	UCC-1	IOS Capital	All equipment now or hereafter leased in an equipment leasing transaction in connection with that certain Master Agreement
AK Steel Corporation	DE – Secretary of State	5064069 9	2/15/05	UCC-1	IOS Capital	All equipment now or hereafter leased in an equipment leasing transaction in connection with that certain Master Agreement
AK Steel Corporation	DE – Secretary of State	5108790 8	4/8/05	UCC-1	Air Liquide Industrial US LP	CO2 Horizontal Vessels Vaporizers Copeland Compressor
AK Steel Corporation	DE – Secretary of State	6035665 9	1/30/06	UCC-1	Tennant Financial Services	Tennant Model 550 Diesel Scrubber, together with any and all additions, attachments
AK Steel Corporation	DE – Secretary of State	6439059 7	12/14/06	UCC-1	National City Commercial Capital Corporation	2 New Liebher Modal material handler and 70C grapple
AK Steel Corporation	DE – Secretary of State	3193779 9	7/28/03	UCC-1	Danka Office Imaging Company	Kodak copier including but not limited to all substitutions
AK Steel Corporation	DE – Secretary of State	3168693 3	7/2/03	UCC-1	Minteq International Inc.
1. Leased property as more fully described in Exhibit A attached thereto.
2. Consignment property as more fully described on Exhibit B attached thereto.
3. Bailment property as more fully described in Exhibit C attached thereto.

AK Steel Corporation	DE – Secretary of State	32298183	9/5/03	UCC-1	Metallurgical North America, Inc.
All mold/mould powder inventory now or hereafter located at Debtor’s Mearfeild, Ohio and Bulter, Pennsylvania plains which is shipped on or on behalf of the Secured Party. This financing statements is a protective consignment filing and Secured Party owns such collateral until sold by or on behalf of Secured Party.

AK Steel Corporation	DE – Secretary of State	4003995 0	1/7/04	UCC-1	Enprotech Corp.	Ceramic refractory platesand nozzles belonging to Secured Party and on consignment to Debtor on Debtor’s premises for storage prior to sale to Debtor.
AK Steel Corporation	DE – Secretary of State	4141384 0	5/21/04	UCC-1	Massey Mettallurgical Coal, Inc.
All coal inventory now or hereafter located at Debtor’s Ashland Coke Plant, Ashland, KY, which is shipped by or on behalf of Massey Metallurgical Coal, Inc., or pursuant to that certain Coal Sales Agreement

AK Steel Corporation	DE – Secretary of State	5031914 6	1/28/05	UCC-1	Massey Metallurgical Coal, Inc.	All of Debtor’s coal inventory comprising coal delivered by Secured Party to the Debtor pursuant to the Coal Sales Agreement
AK Steel Corporation	DE – Secretary of State	5057569 7	2/22/05	UCC-1	Lehigh Safety Shoe Co., LLC	Consigned inventory in the debtor’s possession of the following description: Lehigh footwear of all kinds safety and regular. Proceeds of Collateral are also covered including accounts receivables

SCHEDULE 10.2.5
to
Loan and Security Agreement

EXISTING INVESTMENTS

	Investments by AK Steel Corporation	As of 2/20/2007
1	Black Rock Investment	$43,574,416
	(Cash Collateralized Letters of Credit)

2	Restricted cash for Maximum Achievable Control Technology (“MACT”) spending	$3,304,838
	(Cash Deposit restricted to MACT Capital Project spending)